Appendix R

INDEPENDENT AUDITORS’ REPORT

English Translation of a Report Originally Issued in Korean

To the Shareholder and the Board of Directors of

Woori Bank

We have audited the accompanying separate financial statements of Woori Bank (the “Company”). The financial statements consist of the separate statements of financial position as of December 31, 2012 and December 31, 2011, respectively, and the related separate statements of comprehensive income, separate statements of changes in equity and separate statements of cash flows, all expressed in Korean Won, for the years ended December 31, 2012 and 2011, respectively. The Company’s management is responsible for the preparation and fair presentation of the separate financial statements and our responsibility is to express an opinion on these separate financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and December 31, 2011, respectively, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011, respectively, in conformity with Korean International Financial Reporting Standards (“K-IFRS”).

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice,

February 25, 2013

Notice to Readers

This report is effective as of February 25, 2013, the auditors’ report date. Certain subsequent events or circumstances may have occurred between this auditors’ report date and the time the report is read. Such events or circumstances could significantly affect the accompanying separate financial statements and may result in modifications to the auditors’ report.

WOORI BANK

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011

	Korean Won
	December 31, 2012		December 31, 2011
	(In millions)
ASSETS
Cash and cash equivalents (Note 6)	￦	4,135,353	￦	5,339,419
Financial assets at fair value through profit or loss (Notes 7, 11 and 19)		9,920,630		11,369,904
Available-for-sale financial assets (Notes 8, 11 and 19)		14,003,535		14,166,153
Held-to-maturity financial assets (Notes 9, 11 and 19)		14,306,766		15,299,225
Loans and receivables (Notes 10, 11 and 19)		195,075,985		186,797,530
Investments in subsidiaries and associates (Note 13)		1,938,813		1,686,365
Investment properties (Note 14)		340,825		344,325
Premises and equipment, net (Note 15)		2,368,086		2,326,923
Intangible assets, net (Note 16)		102,119		140,816
Other assets (Note 17)		163,388		192,207
Deferred tax assets (Note 42)		43,599		—
Derivative assets (Notes 11 and 26)		267,470		326,414
Assets held-for-sale (Note 18)		1,239		2,258

Total assets	￦	242,667,808	￦	237,991,539

LIABILITIES
Financial liabilities at fair value through profit or loss (Notes 11 and 20)	￦	3,468,445	￦	3,501,355
Deposits due to customers (Notes 11,21 and45)		164,468,304		160,539,081
Borrowings (Notes 11,22 and45)		16,807,711		18,502,414
Debentures (Notes 11 and 22)		17,778,172		19,711,307
Provisions (Notes 23 and 24)		668,276		626,195
Current tax liabilities (Note 42)		135,953		205,807
Other financial liabilities (Notes 11 and 25)		20,464,031		16,229,074
Other liabilities (Note 25)		367,370		420,914
Deferred tax liabilities (Note 42)		—		124,199
Derivative liabilities (Notes 11 and 26)		15,498		12,885

Total liabilities	￦	224,173,760	￦	219,873,231

EQUITY
Capital stock (Note 28)	￦	3,829,783	￦	3,829,783
Hybrid equity securities (Note 28)		1,681,807		1,681,807
Capital surplus (Note 28)		809,883		811,551
Other equity (Note 29)		194,496		562,139
Retained earnings (Note 30) (Regulatory reserve for credit loss as of December 31, 2012 is ￦1,127,236 million and amount estimated to be appropriated as of December 31, 2012 and December 31, 2011 is ￦169,887 million and ￦1,127,236 million, respectively)		11,978,079		11,233,028

Total equity		18,494,048		18,118,308

Total liabilities and equity	￦	242,667,808	￦	237,991,539

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Korean Won
	2012		2011
	(In millions, except for income per share amount)
OPERATING INCOME:
Net interest income (Notes 33 and 45):
Interest income	￦	11,122,483	￦	11,382,675
Interest expense		5,725,540		5,839,645

		5,396,943		5,543,030

Net fees and commissions income (Notes 34 and 45):
Fees and commissions income		1,013,099		964,842
Fees and commissions expense		534,573		479,679

		478,526		485,163

Dividend income (Notes 35 and 45)		148,202		112,218
Gain on financial instruments at fair value through profit or loss (Note 36)		355,341		108,102
Gain on available-for-sale financial assets (Note 37)		562,555		1,038,765
Impairment losses for loans, other receivables, guarantees and unused commitments (Notes 39 and45)		(1,826,076)		(1,800,251)
General and administrative expenses (Note 40):
Employee compensation and benefits		(1,198,681)		(1,148,571)
Depreciation		(123,623)		(116,245)
Other general and administrative expenses		(1,280,849)		(1,179,414)

		(2,603,153)		(2,444,230)

Net other operating income (expenses) (Notes 40 and 45)		(191,185)		(541,464)

		1,610,471		2,501,333
NON-OPERATING INCOME (Note 41)		52,270		10,461

NET INCOME BEFORE INCOME TAX EXPENSE		1,662,741		2,511,794

INCOME TAX EXPENSE (Note 42)		319,793		542,359

NET INCOME (Note 31) (Net income after the planned reserves provided is ￦1,173,061 million and ￦1,368,724 million for the year ended December 31, 2012 and 2011, respectively)	￦	1,342,948	￦	1,969,435

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Loss on valuation of available-for-sale financial assets	￦	(346,677)	￦	(369,083)
Gain (loss) on overseas business translation		(20,966)		4,067

		(367,643)		(365,016)

TOTAL COMPREHENSIVE INCOME	￦	975,305	￦	1,604,419

NET INCOME PER SHARE: (In Korean Won) (Note 43)
Basic earnings per common share	￦	1,675	￦	2,544

Diluted earnings per common share	￦	1,595	￦	2,385

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Capital stock		Hybrid equity securities		Capital surplus		Gain (loss) on available-for- sale financial assets		Gain (loss) on overseas business translation and others		Retained earnings		Total equity
Balance as of January 1, 2011	￦	3,829,783	￦	2,181,806	￦	811,598	￦	927,698	￦	(542)	￦	9,793,866	￦	17,544,209
Dividends		—		—		—		—		—		(530,273)		(530,273)
Redemption of hybrid equity securities		—		(499,999)		—		—		(1)		—		(500,000)
Net income		—		—		—		—		—		1,969,435		1,969,435
Other comprehensive income (loss):
Valuation of available-for-sale financial assets		—		—		—		(369,083)		—		—		(369,083)
Translation of overseas business		—		—		—		—		4,067		—		4,067
Other		—		—		(47)		—		—		—		(47)

Balance as of December 31, 2011	￦	3,829,783	￦	1,681,807	￦	811,551	￦	558,615	￦	3,524	￦	11,233,028	￦	18,118,308

Korean Won	Capital stock		Hybrid equity securities		Capital surplus		Gain (loss) on available-for- sale financial assets		Gain (loss) on overseas business translation and others		Retained earnings		Total equity
Balance as of January 1, 2012	￦	3,829,783	￦	1,681,807	￦	811,551	￦	558,615	￦	3,524	￦	11,233,028	￦	18,118,308
Dividends		—		—		—		—		—		(600,075)		(600,075)
Amortization of hybrid equity securities		—		—		—		—		—		(1)		(1)
Net income		—		—		—		—		—		1,342,948		1,342,948
Other comprehensive income (loss):		—		—		—		—		—		—		—
Valuation of available-for-sale financial assets		—		—		—		(346,677)		—		—		(346,677)
Translation of overseas business		—		—		—		—		(20,966)		—		(20,966)
Other		—		—		(1,668)		—		—		2,179		511

Balance as of December 31, 2012	￦	3,829,783	￦	1,681,807	￦	809,883	￦	211,938	￦	(17,442)	￦	11,978,079	￦	18,494,048

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Korean Won
	2012		2011
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	1,342,948	￦	1,969,435
Adjustment to net income:
Interest income		(11,122,483)		(11,382,675)
Interest expense		5,725,540		5,839,645
Dividend income		(178,660)		(139,887)
Income tax expense		319,793		542,359

		(5,255,810)		(5,140,558)

Additions of expenses not involving cash outflows:
Impairment loss for loans, other receivables, guarantees and unused commitments		1,826,076		1,800,251
Retirement benefits		152,162		99,979
Loss on derivatives for hedging		49,956		9,882
Loss on fair value hedged items		43,817		200,455
Loss on investment in subsidiaries and associates		3,522		23,326
Loss on disposal of investment in subsidiaries and associates		—		6,424
Loss on disposal of premises and equipment, intangible assets and investment properties		338		2,257
Depreciation and amortization of premises and equipment, intangible assets and investment properties		127,057		119,678
Impairment loss on premises and equipment, intangible assets and investment properties		1,540		59
Loss on other Provisions		27,634		2,827

		2,232,102		2,265,138

Deductions of revenues not involving cash inflows:
Gain on available-for-sale financial assets		562,555		1,038,765
Gain on derivatives for hedging		39,232		193,374
Gain on fair value hedged items		43,879		4,921
Gain on disposal of premises and equipment, intangible assets and investment properties		1,408		10,438
Reversal of impairment loss on premises and equipment, intangible assets and other assets		110		—
Gain on other provisions		3,141		—

	￦	650,325	￦	1,247,498

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Korean Won
	2012		2011
	(In millions)
Changes in operating assets and liabilities:
Financial instruments at fair value through profit or loss	￦	1,416,364	￦	(1,407,346)
Loans and receivables		(9,636,123)		(15,201,676)
Other assets		27,215		(708)
Deposits due to customers		3,926,445		6,036,211
Provisions		(149,368)		(125,514)
Other financial liabilities		4,347,373		7,151,506
Other liabilities		(18,723)		157,903

		(86,817)		(3,389,624)

Interest income received		11,195,208		11,372,351
Interest expense paid		(5,818,620)		(5,391,057)
Dividend received		178,660		139,820
Income taxes paid		(439,562)		(344,016)

Net cash provided by operating activities		2,697,784		233,991

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash in-flows from investing activities:
Disposal of available-for-sale financial assets		17,398,231		10,895,761
Disposal of held-to-maturity financial assets		9,736,194		5,760,017
Redemption of investments in subsidiaries and associates		16,334		139,328
Disposal of premises and equipment		7,463		2,991
Disposal of intangible assets		332		1,169
Disposal of assets held-for-sale		1,725		5,644

		27,160,279		16,804,910

Cash out-flows from investing activities:
Acquisition of available-for-sale financial assets		17,366,801		8,463,692
Acquisition of held-to-maturity financial assets		9,024,781		5,280,698
Acquisition of investments in subsidiaries and associates		197,014		359,000
Acquisition of premises and equipment		125,054		88,191
Acquisition of intangible assets		6,922		155,184
Decrease in hedging derivatives		1,708		—

		26,722,280		14,346,765

Net cash provided by investing activities	￦	437,999	￦	2,458,145

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Korean Won
	2012		2011
	(In millions)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash in-flows from financing activities:
Issue of borrowings	￦	3,859,061	￦	4,521,806
Issue of debentures		5,390,611		3,020,798
Increase in hedging derivatives		91,397		182,533

		9,341,069		7,725,137

Cash out-flows from financing activities:
Repayment of borrowings		5,554,651		3,907,023
Repayment of debentures		7,330,977		3,589,990
Decrease in hedging derivatives		38,859		204,027
Redemption of hybrid equity securities		—		500,000
Payment of dividends		609,251		521,892

		13,533,738		8,722,932

Net cash provided by financing activities		(4,192,669)		(997,795)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		(147,180)		15,484
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(1,204,066)		1,709,825
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR (Note 6)		5,339,419		3,629,594

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 6)	￦	4,135,353	￦	5,339,419

See accompanying notes to separate financial statements.

WOORI BANK

NOTES TO SEPARATE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

1. GENERAL

(1)	Woori Bank

Woori Bank (hereafter referred to as, the “Bank” or the “Company”) was established in 1899 and is engaged in the commercial banking business under the Banking Law, trust business under the Financial Investment Services and Capital Market Act and foreign exchange business with approval from the Bank of Korea (“BOK”) and the Ministry of Finance and Economy (“MOFE”).

On March 27, 2001, Korea Deposit Insurance Corporation (“KDIC”) established Woori Finance Holdings Co., Ltd. (“WFH”). The Bank is a wholly owned subsidiary of WFH as of December 31, 2012. The Bank’s common stock and preferred stock, expressed in Korean Won (the “KRW” or “￦”), to ￦3,479,783 million and ￦350,000 million, respectively, and the Bank’s common and preferred shares issued and outstanding as of December 31, 2012 are 696 million shares and 70 million shares, respectively. The head office of the Bank is located in Seoul, Korea. The Bank has 993 branches and offices in Korea, and 16 branches and offices in overseas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)	Basis of financial statement presentation.

The Bank has adopted K-IFRS from the fiscal year beginning on January 1, 2011 and the accompanying separate financial statements are prepared on K-IFRS. In accordance with K-IFRS 1101 ‘First-time adoption of International Financial Reporting Standard’ , the transition date to K-IFRS is January 1, 2010.

The accompanying separate financial statements have been prepared on a stand-alone basis in accordance with K-IFRS 1027 ‘Consolidated and Separate Financial Statements’.

Separate financial statements are those presented by a parent (i.e. an investor with control of a subsidiary) or an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost or in accordance with K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’.

The Bank maintains its official accounting records in Korean Won and prepares seperate financial statements in conformity with K-IFRS, in the Korean language (Hangul). Accordingly, these separate financial statements are intended for use by those who are informed about K-IFRS and Korean practices. The accompanying separate financial statements have been condensed and restructured into English with certain expanded descriptions from the Korean language financial statements.

Major accounting policies used for the preparation of the separate financial statements are stated below. These accounting policies have been applied consistently to the separate financial statements for the current period and accompanying comparative period.

The Company’s financial statement has been filled out based on the historical cost method except for specific non-current assets and certain financial assets. The preparation of separate financial statements under K-IFRS requires the application of certain accounting estimates and the Bank prepared its financial statements by management judgment for critical accounting estimates.

The accompanying seperate financial statements were approved by the board of directors on February 22, 2013.

(2)	New and revised standards and interpretations in current year

1)	The following new standards and interpretations that made changes in accounting policies of the Bank have been applied in the current year and have affected the amounts reported in these financial statements.

Amendments to K-IFRS 1107 Disclosures ‘Transfers of Financial Assets’

According to the amendments, the bank provided the required disclosure of the nature, the risk and rewards and the carrying amount associated with all transferred financial instruments that are not derecognized from the Bank’s financial statements. In addition, the Bank continues its involvement on the transferred assets although the transferred assets are derecognized in their entirety, the Bank discloses the carrying amounts of the transferred assets and the associated liabilities and information showing how the maximum exposure to loss. The disclosures due to the application of these amendments are disclosed in Note 12.

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’

The Bank presented operating income in accordance with the amendments to K-IFRS 1001. The amendments have been applied retrospectively for the comparative period.

As such, the Bank’s operating income have decreased by ￦55,792 million and ￦33,787 million for the years ended December 31, 2012 and 2011, respectively. The amendments do not result in any impact on profit or loss and earning per shares.

Amendments to K-IFRS 1012 ‘Income Taxes’

According to the amendments to K-IFRS 1012, investment properties that are measured using the fair value model in accordance with K- IFRS 1040, investment property or non-depreciable assets measured using the revaluation model in accordance with K-IFRS 1016 Property, Plant and Equipments, are presumed to be recovered entirely through sale for the purpose of measuring deferred taxes unless the presumption is rebutted in certain circumstances. The amendments do not have impact on the Bank’s financial statements.

The amendments to K-IFRS 2114 ‘The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interpretation’

The amendments to K-IFRS 2114 require the Bank to recognize the asset in excess of plan obligation resulting from the repayment of statutory or contractual minimum funding requirement. The amendments do not have impact on the Bank’s financial statements.

2)	New standards, amendments and interpretation issued but not effective for the year beginning January 1, 2013 and not early adopted by the Bank are as follows:

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’

The amendments to K-IFRS 1001 require items of other comprehensive income to be grouped into two categories in the other comprehensive income section: (a) items that will not be reclassified subsequently to profit or loss and (b) items that may be reclassified subsequently to profit or loss when specific conditions are met. The amendments are effective annual periods beginning on or after July 1, 2012.

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments to K-IFRS 1019 require the recognition of changes in defined benefit obligations and in fair value of plan assets when they occur, and hence eliminate the ‘corridor approach’ permitted under the previous version of K-IFRS 1019 and the accelerate the recognition of past service costs. The amendments to K-IFRS 1019 are effective for annual periods beginning on or after January 1, 2013. The Bank is in the process of evaluating the impact on the financial statements upon the adoption of amendments.

Amendments to K-IFRS 1032 ‘Financial Instruments: Presentation’

The amendments to K-IFRS 1032 clarify existing application issue relating to the offset of financial assets and financial liabilities requirements. The amendments to K-IFRS 1032 are effective for annual periods beginning on January 1, 2014.

Amendments to K-IFRS 1107 ‘Financial Instruments: Disclosures’

The amendments to K-IFRS 1107 are mainly focusing on presentation of the offset between financial assets and financial liabilities. The amendments to K-IFRS 1107 are effective for annual periods beginning on or after January 1, 2013.

K-IFRS 1110 ‘Consolidated Financial Statements’

K-IFRS 1110 defines the principle of control that contains three elements: (a) power over an investee, (b) exposure, or rights, to variable returns from its involvement with the investee, and (c) the ability to use its power over the investee to affect the amount of the investor’s return. This standard is effective for annual periods beginning on or after January 1, 2013.

K-IFRS 1111 ‘Joint Arrangement’

K-IFRS 1111 deals with how a joint arrangement of which two or more parties have joint control should be classified. Under K-IFRS 1111, joint arrangements are classified as joint operations or joint ventures, depending on the rights and obligations of the parties to the arrangements. If the Bank is a joint operator, the Bank is to recognize assets, liabilities, revenues and expenses proportionally to its investment and if the Bank is a joint ventures, the Bank is to account for that investment using the equity method accounting. This standard is effective for annual periods beginning on or after January 1, 2013.

K-IFRS 1112 ‘Disclosure of Interest in Other Entities’

K-IFRS 1112 is a disclosure standard and is applicable to entities that have interests in subsidiaries, joint arrangements, associates, or unconsolidated structured entities. This standard is effective for annual periods beginning on or after January 1, 2013.

K-IFRS 1113 ‘Fair Value Measurement’

K-IFRS 1113 establishes a single source of guidance for fair value measurements and disclosure about fair value measurements. In addition the standard defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. This standard is effective for annual periods beginning on or after January 1, 2013.

The Bank is in assessing the impact of application of the above amendments on financial statements as of December 31, 2012.

(3)	Accounting for foreign currencies translations

1)	Functional currency and presentation currency

The individual financial statements of each entity are presented in the currency of the primary economic environment in which the entity operates (“functional currency”). The separate financial statements are expressed in Korean Won.

2)	Translation of foreign currencies transactions and balances at the end of reporting period

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Exchange differences on monetary items that qualify as hedging instruments in a cash flow hedge and form part of the Bank’s net investment in a foreign operation are recognized in equity.

The Company is recognizing amortized cost and exchange rate variation effect as gains and losses of current period and variation on the fair value as other comprehensive gains and losses, respectively, both of which are effect of monetary securities of foreign currencies classified as available-for-sale financial instruments. And the company is recognizing the variation on fair value and exchange rate variation effect of non-monetary securities of foreign currencies classified as available-for-sale financial asset, as other comprehensive gains and losses.

3)	Foreign currencies translation

Financial position and operating results of the Bank are translated into the Bank’s reporting currency as follows:

Description
Statement of separate financial position	The assets and liabilities are translated at the exchange rate prevailing at the end of the reporting period. Equity is translated at exchange rate at the time of acquisition.
Statement of separate comprehensive income	The statement of separate comprehensive income is translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used.

(4)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(5)	Financial assets and financial liabilities

1)	Classification of financial assets

Financial assets are classified into the following categories depending on the nature and purpose of possession: financial assets at ‘fair value through profit or loss’ (“FVTPL”), loans and receivables, available-for-sale (“AFS”) financial assets, and held-to-maturity (“HTM”) investments.

a)	Financial assets at FVTPL

Financial assets are classified at FVTPL when the financial asset is either held for trading or designated at FVTPL. A financial asset is classified as held for trading if it meets one of the following criteria:

•	acquired or incurred principally to sell or repurchase during a short period of time

•	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking or

•	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument).

A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

•	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Bank’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and, in accordance with K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’, permits the entire hybrid (combined) contract to be designated as at FVTPL.

b)	Loans and receivables

Non-derivative financial assets with fixed or determinable repayments that are not quoted in an active market are classified as loans and receivables, except those that are classified as AFS or as held-for-trading, or designated as at FVTPL.

c)	AFS financial assets

Non-derivatives financial assets that are either designated as AFS or are not classified as ‘financial assets at FVTPL’, ‘HTM investments’ or ‘loans and receivables.’ are classified as AFS.

d)	HTM financial assets

Non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Bank has the positive intent and ability to hold to maturity are classified as HTM financial assets.

2)	Classification of financial liabilities

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities measured at amortized cost.

a)	Financial liabilities at FVTPL

Financial liabilities are classified at FVTPL when the financial liabilities are either held for trading or designated as at FVTPL. A financial liability is classified as held for trading if it meets one of the following criteria:

•	acquired or incurred principally for the purpose of selling or repurchasing it in the near term

•	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking or

•	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument)

A financial liability other than a financial liability held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

•	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Bank’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’ permits the entire hybrid (combined) contract to be designated as at FVTPL.

b)	Financial liabilities measured at amortized costs

Financial liabilities that are not classified as at FVTPL are measured at amortized costs. Deposits and debt securities that are not designated as at FVTPL are classified as financial liabilities measured at amortized costs.

3)	Recognition and Measurement

Standard trading transaction of a financial asset is recognized at the date of transaction when the Bank becomes a party to the contractual provisions of the asset. All types of financial instruments, except financial assets/liabilities at FVTPL, are measured at fair value at initial recognition plus transaction costs that are directly attributable to the acquisition (issuance). Financial assets/liabilities at FVTPL are initially recognized at fair value and transaction costs directly attributable to the acquisition (issuance) are recognized in the separate statement of comprehensive income.

Financial assets/liabilities at FVTPL and AFS financial assets are subsequently measured at fair value. HTM financial assets, loans and receivables, and other financial liabilities are measured at amortized costs using the effective interest rate method.

Interest income and expense in accordance with financial assets and liabilities are recognized in net income on an accrual basis using the effective interest rate method.

Gains or losses arising from changes in the fair value of the financial assets/liabilities at FVTPL are presented in the separate statement of comprehensive income during the period in which they arise. Changes in the fair value of AFS financial assets are measured in other comprehensive income.

Dividends income of financial assets at FVTPL and AFS financial assets is recognized in net income loss when the Bank’s right to receive the dividend is established.

AFS financial assets recognize cumulative fair value adjustment, which is previously recognized in the equity, in net income when disposing of assets or recognizing impairment loss.

4)	Derecognition of financial assets and liabilities

The Bank derecognizes a financial asset when the contractual right to the cash flows from the asset is expired, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another company. If the Bank neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Bank recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. The Bank derecognizes financial liabilities when, and only when, the Bank’s obligations are discharged, cancelled or they expire.

(6)	Offsetting financial instruments

Financial assets and liabilities are presented net in the separate statement of financial position when the Bank has an enforceable legal right to set off and an intention to settle on a net basis or to realize an asset and settle the liability.

(7)	Impairment of financial assets

1)	Assets carried at amortized costs

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset (or a group of financial assets) is impaired. A financial asset (or a group of financial assets) is regarded as impaired when there is objective evidence of impairment loss as a result of one or more events (hereinafter the “loss event”) that occurred after the initial recognition and the loss event has an impact on the estimated future cash flows of the financial asset.

The criteria used to determine whether there is objective evidence of impairment include:

•	significant financial difficulty of the issuer or obligor;

•	a breach of contract, such as a default or delinquency in interest or principal payments;

•	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the

•	borrower a concession that the lender would not otherwise consider;

•	it becoming probability that the borrower will enter bankruptcy or financial re-organization;

•	the disappearance of an active market for the financial asset due to financial difficulties;

•	observable data indicating that there is a measurable decrease in the estimated future cash flows of a group of financial assets after initial recognition, although the decrease in the estimated future cash flows of individual financial assets included in the group is not identifiable.

For individually significant financial assets, the Bank assesses whether objective evidence of impairment exists individually, and it assesses for impairment of financial assets that are not significant on an individual or collective basis. If there is no objective evidence of impairment exists for financial assets individually assessed, the Bank includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets for which the Bank recognizes impairment based on an individual assessment or impairment loss is continuously recognized are not subject to a collective impairment assessment.

The amount of impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that are not yet incurred), which is discounted at the financial asset’s original effective interest rate. The amount of loss is reduced directly from the asset’s carrying value or by using a provision account, and it is recognized in net income.

For loans and receivables or HTM financial assets with the variable interest rate, the current effective interest rate, which is determined under the contract, is used to measure impairment loss.

Whether collateral inflow is probable or not, the present value of the estimated future cash flows of collateralized financial asset is calculated as the cash flows, which may arise from collateral inflow, less costs of acquiring and selling collateral.

Future cash flows for a group of financial assets that are collectively assessed for impairment are estimated based on the historical loss experience of assets having credit risk characteristics, similar to those in the Bank of financial assets. If the historical loss experience is not enough or not existed, similar corporation’s comparable historical loss experience of a group of financial assets is used. The effects of current conditions that do not have an impact in the historical loss experience period are reflected, and the historical loss experience is adjusted based on the current observable data in order to remove the effects of conditions that currently do not exist but existed in the historical loss experience period.

For a collective assessment on impairment, financial assets are classified based on similar credit risk characteristics (i.e. based on the assessment of credit risk or grading process, considering asset type, industry, geographical location, collateral type, past-due status, and other relevant elements) indicating the debtor’s ability to pay all amounts of debt under the contractual terms. These characteristics are relevant to the estimation of future cash flows for groups of such assets as being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

When estimating the changes in future cash flows, observable data (i.e. an impairment loss arising from a pool of assets, an unemployment rate indicating the loss and its parameter, asset price, product price, or payment status) needs to be consistently reflected. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce the difference between loss estimates and actual loss experience.

When the amount of impairment loss decreases subsequently and the decrease is related to an event occurred after the impairment is recognized (i.e. an improvement in the debtor’s credit rating), the previously recognized impairment loss is reversed directly from or by adjusting the provision account. The reversed amount is recognized in net income for the current period.

2)	AFS financial assets

The Bank assesses at the end of each reporting period whether there is objective evidence that the Bank’s financial asset (or a group of financial assets) is impaired. For debt securities, the Bank uses the criteria refer to (7)-1) above.

For equity investments classified as AFS financial assets, a significant or prolonged decline in the fair value below the cost is considered objective evidence of impairment. When the fair value of an AFS financial asset is decreased below its acquisition cost which is considered an objective evidence of impairment, the cumulative loss, amounting to the difference between the acquisition cost and the current fair value, is removed from other comprehensive income and recognized in net income as an impairment loss. For AFS equity instruments, impairment losses recognized in net income on equity instruments are not reversed in net income. Meanwhile, when the fair value of AFS debt instrument increases in a subsequent period and the evidence is objectively related to an event occurred after recognizing the impairment loss, the impairment loss is reversed and recognized in net income.

(8)	Investment properties

The Bank classifies the property held to earn rental or capital gain purpose as investment property. The investment property is measured at its cost at the initial recognition plus transaction costs arising at acquisition and after recognition, and is presented at cost less accumulated depreciation and accumulated impairment loss as carrying value.

Subsequent costs are recognized in carrying amount of an asset or as an asset if it is probable that future economic benefits associated with the assets will flow into the Bank and the cost of an asset can be measured reliably. Routine maintenance and repairs are expensed as incurred.

While land is not depreciated, all other investment properties is depreciated based on the respective assets’ estimated useful lives using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(9)	Premises and equipment

Premises and equipment are stated at cost less subsequent accumulated depreciation and accumulated impairment losses. The cost of an item of premises and equipment is directly attributable to their purchase or construction, which includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. It also includes the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. However, under K-IFRS 1101 ‘First-time adoption of International Financial Reporting Standard’, certain premises and equipment such as land and buildings were measured at fair value, which is regarded as deemed cost, at the date of transition to K-IFRS.

Subsequent costs to replace part of the premises and equipment are recognized in carrying amount of an asset or as an asset if it is probable that the future economic benefits associated with the assets will flow into the Bank and the cost of an asset can be measured reliably. The carrying amount of the replaced part is eliminated from the books. Routine maintenance and repairs are expensed as incurred.

Premises and equipment are depreciated on a straight-line basis on the estimated economic useful lives as follows:

Classification	Useful life
Buildings used for business purpose	40 years
Structures in leased office	5 years
Movable properties for business purposes	5 years
Leased assets	Of the same kind or with similar useful lives

The Bank reviews the depreciation method, the estimated useful lives and residual values of fixed assets at the end of each annual reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate. When the carrying amount of a fixed asset exceeds the estimated recoverable amount, the carrying amount of such asset is reduced to the recoverable amount.

(10)	Intangible assets

Intangible assets are stated at the manufacturing cost or acquisition cost plus additional incidental expenses less accumulated amortization and accumulated impairment losses.

Expenditures incurred in conjunction with development of new products or technology, in which the elements of costs can be individually identified and future economic benefits are probably expected, are capitalized as development costs under intangible assets. If the Bank donates assets, such as buildings, to the government and is given a right to use or benefit from the assets, the donated assets are recorded as beneficial donated assets under intangible assets.

Intangible assets are amortized using the straight-line method over the estimated useful lives, which are five years for development costs, contractual contact period for the beneficial donated assets, ten years for patents and five years for other intangible assets.

The estimated useful life and amortization method are reviewed at the end of each reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate.

(11)	Impairment of non-monetary assets

Intangible assets, including goodwill and membership, with indefinite useful lives are tested for impairment annually. All other assets are tested for impairment when there is an objective indication that the carrying amount may not be recoverable, and if the indication exists, the Bank estimates the recoverable amount.

Impairment loss is recognized carrying amount exceeding recoverable amount, recoverable amount is the higher of value in use and net fair value less costs to sell.

For impairment testing purposes, assets are allocated to each of the Bank’s cash-generating units (“CGU”).

Non-monetary assets, except for goodwill impaired, are reviewed in subsequent periods for potential recovery of value and reversal or impairment previously recognized, at the end of each reporting period.

(12)	Lease

A lease is classified as a financial lease, if it transfers substantially all the risks and rewards incidental to ownership. Assets held under finance leases are initially recognized as assets of the Bank at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the separate statement of financial position as a finance lease obligation. Lease obligation deducting related financial cost is recognized as a financial lease liability. Interest factor included in financial cost is reflected in the separate statements of comprehensive income to achieve a constant rate of interest on the remaining balance of the liability.

All other leases are classified as operating leases and are not recognized as an asset in the separate statement of financial position. Operating lease payments are recognized as expenses amortized over the lease period using the straight-line method after deducting any incentives from the lessor.

(13)	Derivative instruments and hedging activities

Derivatives are initially recognized at fair value at the date the derivative contract is entered into, and they are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net income immediately unless the derivative is designated and effective as a hedging instrument.

The Bank designates certain hedging instrument to:

•	hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge);

•	hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability or a highly probable forecast transaction (cash flow hedge); and

•	hedge of a net investment in a foreign operation

At the inception of the hedge relationship, the Bank documents the relationship between the hedging instrument and the hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Company documents whether the hedging instrument is highly effective in offsetting changes in fair values or cash flows of the hedged item.

a)	Fair value hedges

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in net income immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Hedge accounting is discontinued when the Company revokes the hedging relationship, when the hedging instrument no longer qualifies for hedge accounting and the fair value adjustment to the carrying amount of the hedged item is amortized to net income from that date to maturity using the effective interest rate method.

b)	Cash flow hedges

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in net income. Amounts previously recognized in other comprehensive income and accumulated in equity are reclassified to net income in the periods when the hedged item is recognized in net income.

Hedge accounting is discontinued when the hedging instrument expires or is sold, or it no longer qualifies for hedge accounting, and any gain or loss accumulated in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in net income. When a forecast transaction is no longer expected to occur, the gain or loss accumulated in equity is recognized immediately in net income.

3)	Hedge of a net investment in foreign operations

Hedges of net investments in foreign operations are accounted for similarly to cash flow hedges. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognized in equity while the gain or loss relating to the ineffective portion is recognized immediately in net income. The cumulated gain and loss in other comprehensive income is reclassified from equity to net income on the disposal or partial disposal of the foreign operations.

(14)	Non-current assets held for sale group

The Bank classifies a non-current asset (or disposal group) as held for sale if its carrying amount will be recovered principally through a sale transaction rather than through continuing use. The Bank measures a non-current asset (or disposal group) classified as held for sale at the lower of its carrying amount and fair value less costs to sell.

(15)	Compound financial instruments

The component parts of compound financial instruments issued by the Bank are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis using the effective interest rate method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized and included in equity and is not subsequently remeasured. The transaction cost related to the issuance of compound financial instrument is allocated to the liability and equity component proportionately to the amounts issued.

(16)	Provisions

The Bank recognizes provisions if it has a present or contractual obligations as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount of the obligation is reliably estimated. Provisions are not recognized for future operating losses.

The Bank recognizes provisions related to the unused portion of point rewards earned by credit card customers, payment guarantees and litigations.

Where the Bank is required to restore a leased property that is used as a branch, to an agreed condition after the contractual term expires, the present value of expected amounts to be used to dispose, decommission or repair the facilities as an asset retirement obligation.

Where there are a number of similar obligations, the probability that an outflow will be required in settlement is determined by considering the obligations as a whole. Although the likelihood of outflow for any one item may be small, if it is probable that some outflow of resources will be needed to settle the obligations as a whole, a provision is recognized.

Provisions are recognized when the Company has a present obligation as a result of a past event, it is probable that the Company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the present value of the best estimate of the consideration required to settle the present obligation at the end of the reporting period. The discount rate used in calculating the present value is the pre-tax discount rate taken into accounts the inherent risks and time value of the obligation, in the market. The increase in provisions due to the passage of time is recognized as interest expense.

(17)	Equity capital

The Company recognizes common stock as equity and redeemable preferred stocks as a liability. Direct expenses related to the issuance of new shares or options are recognized as a deduction from equity, net of any tax effects.

If the Bank reacquires its own equity instruments, those instruments (“treasury shares”) are presented as a deduction from total equity. The gain or loss on the purchase, sale, issue, or cancellation of treasury shares is not recognized in net income but recognized directly in equity.

(18)	Financial guarantee contracts

A financial guarantee contract refers to the contract that requires the issuer to pay the specified amounts to reimburse the holder for a loss because the specified debtor fails to make payment when due under original or revised contractual terms of debt instruments. The financial guarantee contract is measured on initial recognition at the fair value, and the fair value is amortized over the financial guarantee contractual term.

After initial recognition, financial guarantee contract is measured at the higher of:

•	the present value of expected payment amount due to the financial guarantee contract

•	initially recognized amount of financial guarantee contract less recognized accumulated amortization in accordance with K-IFRS 1018 ‘Revenue’.

(19)	Interest income and expense recognition

The Bank recognizes interest income and expenses from HTM financial assets measured at amortized cost, loans and receivables, and other financial liabilities on an accrual basis using the effective interest rate method.

Effective interest rate method is the method of calculating the amortized cost of financial assets or liabilities and allocating the interest income or expense over the relevant period. The effective interest rate reconciles the expected future cash in and out through the expected life of financial instruments or shorter period if appropriate, and net carrying value of financial assets or liabilities. When calculating the effective interest rate, the Bank estimates future cash flows considering all contractual terms of the financial instruments such as prepayment option, except the loss on future credit risk. Also, the effective interest rate calculation reflects commission, points (only responsible for the effective interest rate) that are paid or earned between contracting parties, transaction costs, and other premiums and discounts.

(20)	Dividends

Dividends are recognized as liabilities when it is approved by the shareholder.

(21)	Employee benefits

1)	Short-term employee benefits

The Bank recognizes the undiscounted amount of short-term employee benefits expecting payment in exchange for services when the employee renders the services. The Bank, also, recognizes relevant liabilities and expenses for the accumulating compensated absence when the services that increase the future paid-leave right are rendered. Expenses and liabilities for the accumulated absence are also recognized in the consideration for constructive obligation when the Bank pays a bonus.

2)	Retirement benefits

The Bank offers a wide variety of retirement benefit plans and, in general, it raises the amounts computed based on actuarial assumptions through the payment regarding additional fund in which the insurance company or fiduciary manages.

The Bank operates both defined benefit plan and defined contribution plan. The defined contribution plan is the retirement benefit plans that pay the fixed amount of bonus to other fund organizations. The Bank does not have any legal or constructive obligations to make further payment even if it does not pay all employee benefits relating to employee service rendered to the Bank in the current and prior periods. Generally, defined benefit plans are based on factors such as the age, years of service, and salary.

For defined benefit plans, the liability recognized in the separate statement of financial position is the present value of the current defined benefit obligation at the end of each reporting date, less the fair value of plan assets, adjusted for unrecognized past service cost.

The defined benefit obligation is calculated on an annual basis by independent actuaries according to the projected unit credit method. The present value of defined benefit obligations is expressed in a currency in which retirement benefits will be paid and is calculated by discounting expected future cash outflows with the interest rate of high quality corporate bonds which maturity is similar to the payment date of retirement benefit obligations.

Actuarial gains and losses arising from the difference between changes in actuarial assumptions and what has actually occurred are recognized in net income in the period in which they occur.

Past service cost is reflected immediately in net income. However, past service cost is recognized as an expense on a straight-line basis over the vesting period when changes in retirement pension plan continues to require employees to remain on work duties during the vesting period.

Being connected to defined contribution plans, the Bank mandatorily, contractually, or voluntarily pays contributions to pension insurance plans, which are managed publicly or privately. The Bank has no payment obligations after contributions are paid. Contributions are recognized as employee benefit expense at a due date for payment. Prepaid contributions are recognized a decrease in future payment due to the excessive contributions or available refund as assets.

3)	Termination benefits

Termination benefits are paid when employment is involuntarily terminated by the Bank before the normal retirement date or an employee accepts voluntary retirement in exchange for benefits. The Bank recognizes termination benefits when employment is terminated based on detailed formal plans or voluntary retirement is encouraged, providing termination benefits. Termination benefits are discounted at present value when they are due more than 12 months after the reporting date.

4)	Profit-sharing and bonus plan

The Bank recognizes appropriate provisions and expenses considering profits related shareholders of the Bank after adjusting a specific sum of amounts. The Bank recognizes contractual obligations and obligations as a result of a past practice as provisions.

(22)	Income tax expense

Income tax comprises current tax and deferred tax. Income tax is recognized in net income except to the extent that it relates to items recognized in other comprehensive income or directly in equity.

Current tax expenses are calculated based on the basis of tax laws that have been enacted by the reporting date or substantively enacted in the countries where the Bank operates and generates taxable income.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. However, the Company does not recognize deferred tax arising on the initial recognition of an asset or a liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither accounting profit nor taxable profit. Deferred taxes are determined using tax rates and laws that have been enacted by the reporting date —the date when the relevant deferred tax assets are realized and the deferred tax liabilities are settled— or substantially enacted.

Deferred tax assets are recognized if future taxable profits are probable so that the temporary differences can be used.

Deferred tax liabilities are provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention either to settle the balances on a net basis or to realize the asset and settle the liability simultaneously.

(23)	Origination fees and costs

The commission, which is part of the effective interest rate of loans, is accounted for deferred origination fees. Incremental cost related to the acquisition or disposal is accounted for deferred origination costs, and it is amortized on the effective interest method and included in interest revenues on loans.

(24)	Loan sales

When the Bank disposes of loans based on valuations performed by a third party independent specialist (institution) using a reasonable and rational method, the difference between the book value and the selling price is recognized as gains and losses on disposal.

(25)	Earnings per share (“EPS”)

Basic earnings per share is calculated by dividing net income from the statement of comprehensive income by the weighted average number of outstanding common shares, and diluted EPS is calculated by adjusted earnings and number of shares for the effects of all dilutive potential common shares.

3. SIGNIFICANT ACCOUNTING ESTIMATES AND ASSUMPTIONS

The significant accounting estimates and assumptions are continually evaluated and are based on historical experience and various factors including expectations of future events that are considered to be reasonable. Actual results can differ from those estimates based on such definitions. The following are the accounting estimates and assumptions that have a significant risk of causing changes to the carrying amounts of assets and liabilities within the next accounting period.

(1)	Fair value of financial instruments

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Bank uses its judgment to select a variety of valuation techniques and make assumptions based on market conditions existing at the end of each reporting period.

(2)	Impairment loss on financial assets

The Company individually recognizes an impairment loss on financial assets by assessing the occurrence of loss events or it assesses impairment for a group of financial assets with similar credit risk characteristics. Impairment loss for financial assets is the difference between such assets’ carrying value and the present value of estimated recoverable cash flows. The estimation of future cash flows requires management judgment.

(3)	Defined Benefit Plan

Financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instruments. Financial liabilities are initially measured at fair value. Transaction cost that are directly attributable to the issue of financial liabilities are added to or deducted from the fair value of the financial liabilities, as appropriate, on initial recognition. Transaction cost directly attributable to acquisition of financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Defined benefit liability of the plan as of December 31, 2012 and December 31, 2011 are ￦381,277 million and ￦232,138 million, respectively, as detailed in Note 24.

4. RISK MANAGEMENT

The Bank’s operating activity is exposed to various financial risks; hence, the Bank is required to analyze and assess the level of complex risks, determine the level of risks to be accepted, or to manage the risks.

The Bank’s risk management procedure is set for improvement in the quality of assets held and investments by making a decision about how to avoid or mitigate risks through the identification of the cause of the potential risk and its scope.

The Bank takes the approach to minimize the risk and maximize the profit by managing the risks acceptable to the Bank and eliminating the excessive risks of financial instruments. For this, the following procedures are performed: risk recognition, measurement and assessment, control, and monitoring and reporting.

The risk is managed by the risk management department based on the Bank’s policy. The Risk Management Committee of the Bank makes the decision on the risk strategy such as allocation of risk assets and limit settlement.

(1)	Credit risk

Credit risk represents the possibility of financial losses incurred when the counterparty fails to fulfill its contractual obligations. The goal of credit risk management is to maintain the credit risk exposure to a permissible degree and to optimize the rate of return considering such credit risk.

1)	Credit risk management

The Bank considers the probability of failure in performing the obligation of its counterparties, credit exposure to the counterparty and the related default risk and the rate of default loss. The Bank uses the credit rating model to assess the possibility of counterparty’s default risk; and when assessing the obligor’s credit grade, the Bank utilizes credit grades derived using statistical methods.

2)	Credit line management

In order to manage credit risk limit, the Bank establishes the appropriate credit line per obligor, company or industry and monitors obligors’ credit line, total exposures and loan portfolios when approving the loan.

3)	Credit risk mitigation

The Bank mitigates credit risk resulting from the obligor’s credit condition by using financial and physical collateral, guarantees, netting agreements and credit derivatives. The Bank has adopted the entrapment method acknowledged by BASEL II standards to mitigate its credit risk. Credit risk mitigation is reflected in qualifying financial collateral, trade receivables, guarantees, residential and commercial real estate and other collaterals. The Bank regularly performs a revaluation of collateral reflecting such credit risk mitigation.

4)	Maximum exposure to credit risk

The maximum exposures of financial instruments, excluding equity securities, to credit risk are as follow (Korean Won in millions):

		December 31, 2012		December 31, 2011
Loans and receivables	Korean treasury and government agencies	￦	12,582,060	￦	12,650,614
	Banks		22,727,403		7,961,339
	Corporation		73,656,664		83,900,992
	Consumer		86,109,858		82,284,585

	Sub-total		195,075,985		186,797,530

Financial assets at FVTPL	Short-term debt securities (*)		6,567,082		7,618,885
	Gold banking assets		5,582		—

	Derivative assets		2,933,206		3,360,490

	Sub-total		9,505,870		10,979,375

AFS financial assets	AFS debt securities (*)		8,290,550		7,415,081
HTM financial assets	HTM debt securities		14,306,766		15,299,225
Derivative assets	Derivative assets		267,470		326,414
Off-balance	Guarantees		20,169,824		22,987,960
	Loan commitments		85,658,729		84,101,843

	Sub-total		105,828,553		107,089,803

	Total	￦	333,275,194	￦	327,907,428

(*)	Financial assets at FVTPL and AFS financial assets represent debt security amount only (Notes 7 and 8).

5)	Credit risk of loans and receivables

The credit risk of loans and receivables by loan conditions are as follows (Unit: Korean Won in millions):

	December 31, 2012
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Loans neither overdue nor impaired	￦	12,585,119	￦	22,747,063	￦	43,087,992	￦	24,998,732	￦	5,176,886	￦	73,263,610	￦	84,877,918	￦	193,473,710
Loans overdue but not impaired		—		—		122,077		157,442		2		279,521		1,157,955		1,437,476
Impaired loans		27		—		1,933,263		647,444		222,900		2,803,607		569,718		3,373,352

Gross loans	￦	12,585,146	￦	22,747,063	￦	45,143,332	￦	25,803,618	￦	5,399,788	￦	76,346,738	￦	86,605,591	￦	198,284,538

Less: Provisions for credit losses		3,086		19,660		1,700,617		584,204		405,253		2,690,074		495,733		3,208,553

Total, net	￦	12,582,060	￦	22,727,403	￦	43,442,715	￦	25,219,414	￦	4,994,535	￦	73,656,664	￦	86,109,858	￦	195,075,985

	December 31, 2011
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Loans neither overdue nor impaired	￦	12,653,490	￦	7,967,479	￦	50,474,940	￦	26,318,122	￦	7,041,286	￦	83,834,348	￦	81,086,351	￦	185,541,668
Loans overdue but not impaired		314		3,492		40,894		108,079		8,132		157,105		1,113,062		1,273,973
Impaired loans		—		—		1,584,266		918,165		122,286		2,624,717		493,081		3,117,798

Gross loans	￦	12,653,804	￦	7,970,971	￦	52,100,100	￦	27,344,366	￦	7,171,704	￦	86,616,170	￦	82,692,494	￦	189,933,439

Less: Provisions for credit losses		3,190		9,632		1,561,449		796,431		357,298		2,715,178		407,909		3,135,909

Total, net	￦	12,650,614	￦	7,961,339	￦	50,538,651	￦	26,547,935	￦	6,814,406	￦	83,900,992	￦	82,284,585	￦	186,797,530

a)	Credit quality of loans and receivables

The Bank manages its loans and receivables that are neither overdue nor impaired through an internal rating system. The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses. Segregation of credit quality is as follows (Unit: Korean Won in millions):

	December 31, 2012
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Investment grade (*1)	￦	12,582,060	￦	22,726,361	￦	29,193,205	￦	6,519,457	￦	2,753,250	￦	38,465,912	￦	77,943,441	￦	151,717,774
Non-investment grade (*2)		—		1,042		12,953,066		18,198,141		2,115,223		33,266,430		6,711,136		39,978,608

Total	￦	12,582,060	￦	22,727,403	￦	42,146,271	￦	24,717,598	￦	4,868,473	￦	71,732,342	￦	84,654,577	￦	191,696,382

Value of collateral		—		638,899		15,862,801		18,860,306		1,439,663		36,162,770		66,020,524		102,822,193

	December 31, 2011
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Investment grade (*1)	￦	12,649,787	￦	7,932,773	￦	35,103,371	￦	6,145,562	￦	3,263,526	￦	44,512,459	￦	74,090,612	￦	139,185,631
Non-investment grade (*2)		514		25,076		14,789,937		19,905,531		3,437,739		38,133,207		6,826,818		44,985,615

Total	￦	12,650,301	￦	7,957,849	￦	49,893,308	￦	26,051,093	￦	6,701,265	￦	82,645,666	￦	80,917,430	￦	184,171,246

Value of collateral		—		384,706		16,804,912		19,745,264		1,455,022		38,005,198		63,232,075		101,621,979

The Bank recognized an provision for credit losses, for loans and receivables neither overdue nor impaired, in the amount of ￦1,777,328 million and ￦1,370,422 million as of December 31, 2012 and 2011, respectively, which is deducted from the loans and receivables that are neither overdue nor impaired.

(*1)	Classified from AAA to BBB for corporates, from level 1 to level 6 for consumers by the internal credit rating

(*2)	Classified from BBB- to C for corporates, from level 7 to level 10 for consumers by the internal credit rating

b)	Aging analysis of loans and receivables

Aging analysis of loans and receivables that are overdue but not impaired are as follows:

The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses (Unit: Korean Won in millions).

	December 31, 2012
					Corporates
Overdue	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Less than 30 days	￦	—	￦	—	￦	118,085	￦	111,169	￦	2	￦	229,256	￦	896,298	￦	1,125,554
30~60 days		—		—		3,074		27,520		—		30,594		128,539		159,133
60~90 days		—		—		494		5,401		—		5,895		62,098		67,993

Total		—		—		121,653		144,090		2		265,745		1,086,935		1,352,680

Value of collateral		—		—		42,232		118,775		—		161,007		853,553		1,014,560

	December 31, 2011
					Corporates
Overdue	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Less than 30 days	￦	313	￦	3,490	￦	38,414	￦	77,174	￦	7,709	￦	123,297	￦	892,779	￦	1,019,879
30~60 days		—		—		1,512		18,508		—		20,020		96,893		116,913
60~90 days		—		—		577		7,162		—		7,739		57,806		65,545

Total		313		3,490		40,503		102,844		7,709		151,056		1,047,478		1,202,337

Value of collateral		—		—		3,173		80,451		—		83,624		789,797		873,421

The Bank recognized an provisions for credit losses, for loans and receivables that are overdue but not impaired, in the amount of ￦84,796 million and ￦71,636 million as of December 31, 2012 and 2011, respectively, which is deducted from the loans and receivables that are overdue but not impaired.

c)	Individually impaired loans and receivables

Impaired loans and receivables are as follows (Unit: Korean Won in millions):

The collateral value held is the collateral-allocated amount used when calculating the respective provision for loan loss.

	December 31, 2012
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Impaired loans	￦	—	￦	—	￦	1,174,791	￦	357,726	￦	126,060	￦	1,658,577	￦	368,346	￦	2,026,923
Value of collateral		—		—		966,551		378,942		60,000		1,405,493		341,908		1,747,401

	December 31, 2011
					Corporates
	Korean treasury and government agencies		Banks		General business		Small and medium sized enterprise		Project financing		Sub-total		Consumers		Total
Impaired loans	￦	—	￦	—	￦	604,840	￦	393,998	￦	105,432	￦	1,104,270	￦	319,677	￦	1,423,947
Value of collateral		—		—		494,969		485,296		60,000		1,040,265		285,051		1,325,316

The Bank recognized provision for credit losses of impaired loans and receivables amounting to ￦1,346,429 million and ￦1,693,851 million as of December 31, 2012 and 2011, respectively, which is deducted from the impaired loans and receivables.

6)	Credit quality of debt securities

The Bank manages debt securities based on the external credit rating. Credit soundness of debt securities on the basis of External Credit Assessment Institution (“ECAI”)’s rating is as follows (Unit: Korean Won in millions):

	December 31, 2012
	Held for trading		AFS securities		HTM securities		Total
AAA	￦	2,044,283	￦	7,152,292	￦	13,729,062	￦	22,925,637
AA- ~ AA+		4,211,416		1,126,703		577,704		5,915,823
BBB- ~ A+		311,383		11,555		—		322,938

Total	￦	6,567,082	￦	8,290,550	￦	14,306,766	￦	29,164,398

	December 31, 2011
	Held for trading		AFS securities		HTM securities		Total
AAA	￦	3,183,840	￦	7,026,800	￦	14,976,828	￦	25,187,468
AA- ~ AA+		4,226,820		293,094		320,625		4,840,539
BBB- ~ A+		208,225		95,187		1,772		305,184

Total	￦	7,618,885	￦	7,415,081	￦	15,299,225	￦	30,333,191

Held for trading and AFS financial assets represents debt securities amount only (Notes 7 and 8).

7)	Geographical and industrial distribution of credit risk

a)	Geographical distribution of credit risk

The geographical distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2012
		Korea		USA		UK		Japan		Others		Total
Loans and receivables	Korean treasury and government agencies	￦	12,582,060	￦	—	￦	—	￦	—	￦	—	￦	12,582,060
	Banks		21,958,293		37,223		165,178		5,147		561,562		22,727,403
	Corporates		70,726,570		526,362		346,344		405,192		1,652,196		73,656,664
	Consumers		86,056,924		6,347		8		23,056		23,523		86,109,858

	Sub-total		191,323,847		569,932		511,530		433,395		2,237,281		195,075,985

Financial assets at FVTPL	Short-term debt securities		6,567,082		—		—		—		—		6,567,082
	Gold banking assets		—		—		5,582		—		—		5,582

	Sub-total		6,567,082		—		5,582		—		—		6,572,664

AFS financial assets	AFS debt securities		8,278,995		—		—		—		11,555		8,290,550
HTM financial assets	HTM debt securities		14,305,013		—		—		—		1,753		14,306,766
Off-balance	Guarantee		18,251,264		174,312		82,999		37,089		1,624,160		20,169,824
	Loan commitments		85,606,447		—		—		27,850		24,432		85,658,729

	Sub-total		103,857,711		174,312		82,999		64,939		1,648,592		105,828,553

	Total	￦	324,332,648	￦	744,244	￦	600,111	￦	498,334	￦	3,899,181	￦	330,074,518

		December 31, 2011
		Korea		USA		UK		Japan		Others		Total
Loans and receivables	Korean treasury and government agencies	￦	12,650,614	￦	—	￦	—	￦	—	￦	—	￦	12,650,614
	Banks		6,451,502		54,044		377,874		10,312		1,067,607		7,961,339
	Corporates		80,205,222		671,006		433,509		492,721		2,098,534		83,900,992
	Consumers		82,246,727		—		17		32,022		5,819		82,284,585

	Sub-total		181,554,065		725,050		811,400		535,055		3,171,960		186,797,530

Financial assets at FVTPL	Short-term debt securities		7,618,885		—		—		—		—		7,618,885
AFS financial assets	AFS debt securities		7,411,720		—		—		—		3,361		7,415,081
HTM financial assets	HTM debt securities		15,297,453		—		—		—		1,772		15,299,225
Off-balance	Guarantee		21,292,601		192,153		108,222		51,742		1,343,242		22,987,960
	Loan commitments		84,033,076		—		—		19,488		49,279		84,101,843

	Sub-total		105,325,677		192,153		108,222		71,230		1,392,521		107,089,803

	Total	￦	317,207,800	￦	917,203	￦	919,622	￦	606,285	￦	4,569,614	￦	324,220,524

b)	Industrial distribution of credit risk

The industrial distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2012
		Service		Manufacturing		Bank and insurance		Construction		Consumers		Others		Total
Loans and receivables	Korean treasury and government agencies	￦	6,941	￦	—	￦	12,372,352	￦	—	￦	—	￦	202,767	￦	12,582,060
	Banks		345,485		731		22,309,175		48,670		—		23,342		22,727,403
	Corporates		31,763,117		29,475,610		2,730,181		4,772,158		40		4,915,558		73,656,664
	Consumers		7,158,524		1,488,703		6,424		131,876		76,947,352		376,979		86,109,858

	Sub-total		39,274,067		30,965,044		37,418,132		4,952,704		76,947,392		5,518,646		195,075,985

Financial assets at FVTPL	Short-term debt securities		578,199		569,592		4,961,822		—		—		457,469		6,567,082
	Gold banking assets		—		—		—		—		—		5,582		5,582

	Sub-total		578,199		569,592		4,961,822		—		—		463,051		6,572,664

AFS financial assets	AFS debt securities		359,988		9,986		5,629,597		51,886		—		2,239,093		8,290,550
HTM financial assets	HTM debt securities		1,421,406		—		6,558,216		376,816		—		5,950,328		14,306,766
Off-balance	Guarantee		3,698,016		7,817,188		4,942,224		2,172,375		23,065		1,516,956		20,169,824
	Loan commitments		13,264,780		21,245,959		15,320,981		3,876,902		25,172,671		6,777,436		85,658,729

	Sub-total		16,962,796		29,063,147		20,263,205		6,049,277		25,195,736		8,294,392		105,828,553

	Total	￦	58,596,456	￦	60,607,769	￦	74,830,972	￦	11,430,683	￦	102,143,128	￦	22,465,510	￦	330,074,518

		December 31, 2011
		Service		Manufacturing		Bank and insurance		Construction		Consumers		Others		Total
Loans and receivables	Korean treasury and government agencies	￦	43,940	￦	—	￦	12,485,912	￦	—	￦	—	￦	120,762	￦	12,650,614
	Banks		774,451		80		5,664,003		50,930		—		1,471,875		7,961,339
	Corporates		31,249,237		34,206,890		8,079,978		5,655,726		—		4,709,161		83,900,992
	Consumers		7,507,489		1,770,494		1,882		181,014		72,432,310		391,396		82,284,585

	Sub-total		39,575,117		35,977,464		26,231,775		5,887,670		72,432,310		6,693,194		186,797,530

Financial assets at FVTPL	Short-term debt securities		345,756		76,139		5,876,523		—		—		1,320,467		7,618,885
AFS financial assets	AFS debt securities		223,645		20,436		4,563,521		41,712		—		2,565,767		7,415,081
HTM financial assets	HTM debt securities		988,307		—		8,634,608		254,871		—		5,421,439		15,299,225
Off-balance	Guarantee		4,020,580		11,576,577		3,544,264		1,956,025		15,395		1,875,119		22,987,960
	Loan commitments		13,294,990		25,935,041		6,678,557		4,060,819		27,550,331		6,582,105		84,101,843

	Sub-total		17,315,570		37,511,618		10,222,821		6,016,844		27,565,726		8,457,224		107,089,803

	Total	￦	58,448,395	￦	73,585,657	￦	55,529,248	￦	12,201,097	￦	99,998,036	￦	24,458,091	￦	324,220,524

(2)	Market risk

Market risk is the possible risk of loss arising from trading activities in the volatility of market factors such as interest rates, stock prices, and foreign exchange rates. Market risk occurs as a result of changes in the interest rates and foreign exchange rates for financial instruments that are not yet settled, and all contracts are exposed to a certain level of volatility according to the interest rates, credit spreads, foreign exchange rates and the price of equity securities.

1)	Market risk management

For trading activities, the Bank avoids, bears or mitigates risks by identifying the underlying source of risks, measuring parameters and evaluating their appropriateness.

2)	Market risk measurement

The Bank uses both standard-based and internal model-based approach to measure market risk. A standard risk measurement model is used to calculate individual market risk of owned capital while internal risk measurement model is used to calculate general capital market risk and it is used to measure internal risk management measure. The Risk Management Committee allocates owned capital to market risk. The Risk Management department measures the Value at Risk (“VaR”, maximum losses) limit by department and risk factor and loss limit on a daily basis and reports regularly to the Risk Management committee.

3)	Risk Control

At the beginning of each year, the Risk Management Committee establishes the VaR limit, loss limit and risk capital limit for its management purposes. Limit by investment desk/dealer is independently managed to the extent of the limit given to each departments of the Bank and the limit by investment and loss cut is managed by risk management personnel with the department.

4)	Sensitivity analysis of market risk

The Bank performs sensitivity analysis for both trading and non-trading activities. For trading activities, the Bank uses a VaR model which uses certain assumptions of possible fluctuations in market condition and, by conducting simulations of gains and losses, under which the model estimates the maximum losses that may occur. A VaR model predicts based on statistics of possible losses on the portfolio at a certain period currently or in the future. It indicates the maximum expected loss with at least 99% credibility. In short, there exists a one percent possibility that the actual loss might exceed the predicted loss generated from the VaR’s calculation. The actual results are periodically monitored to examine the validity of the assumptions and variables and factors that are used in VaR’s calculations. However, this approach cannot prevent the loss when the market fluctuation exceeds expectation.

For non-trading activities, the Bank uses Net Interest Income (“NII”) and Net Present Value (“NPV”) calculated using the simulation method. NII is a profit based indicator for displaying the profit changes in short term due to the short term interest change. It will be estimated as subtracting the interest expenses of liabilities from the interest income of the assets. NPV is an indicator for displaying the risk in economical view according to the unfavorable changes related to the interest rate. It will be estimated as subtracting the present value of liabilities from the present value of the asset.

a)	Trading activities

The minimum, maximum and average VaR for the years ended December 31, 2012 and 2011, respectively, and the VaR as of December 31, 2012 and 2011, respectively, are as follows (Unit: Korean Won in millions):

	As of	For the year ended December 31, 2012						As of	For the year ended December 31, 2011
Risk factor	December 31, 2012	Average		Maximum		Minimum		December 31, 2011	Average		Maximum		Minimum
Interest rate	￦ 3,695	￦	4,200	￦	6,382	￦	2,712	￦ 5,066	￦	5,113	￦	7,471	￦	2,878
Stock price	1,608		2,380		3,734		1,180	2,978		3,947		5,608		1,666
Foreign currencies	2,677		2,250		3,585		1,507	2,745		3,332		6,378		1,307
Commodity	13		37		227		3	3		134		773		2
Total risk	2,640		3,720		5,190		2,372	4,402		5,724		9,304		3,331

b)	Non-trading activities

The NII and NPV calculated using the simulation method for the Bank and scenarios responding to the interest rate (“IR”) changes are as follows (Korean Won in millions):

	December 31, 2012				December 31, 2011
Name of scenario	NII		NPV		NII		NPV
Base case	￦	4,345,085	￦	15,465,852	￦	4,847,157	￦	9,959,680
Base case (Prepay)		4,353,298		14,810,678		4,854,853		9,888,213
IR 100bp up		4,548,763		15,059,345		5,058,817		10,024,288
IR 100bp down		4,145,243		15,906,611		4,591,337		9,919,359
IR 200bp up		4,752,467		14,685,009		5,270,475		10,109,169
IR 200bp down		3,930,832		16,385,774		4,250,434		9,908,073
IR 300bp up		4,956,169		14,339,933		5,482,132		10,210,623
IR 300bp down		3,610,303		16,908,679		3,819,889		9,933,831

5)	Other market risk

a)	Interest rate risk

The Bank estimates and manages risks related to changes in interest rate due to the difference in the sensitivity of interest-yielding assets and the sensitivity of liabilities. Cash flows of principal amounts and interests from interest bearing assets and liabilities by repricing date are as follows (Unit: Korean Won in millions):

		December 31, 2012
		Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Asset	Loans and receivables	￦	117,152,336	￦	25,106,319	￦	5,759,198	￦	6,260,788	￦	27,197,782	￦	19,436,462	￦	200,912,885
	AFS financial assets		1,742,106		1,522,263		1,819,975		3,303,496		4,169,879		660,009		13,217,728
	HTM financial assets		2,469,902		1,385,865		1,539,585		564,820		9,243,989		177,320		15,381,481

	Total	￦	121,364,344	￦	28,014,447	￦	9,118,758	￦	10,129,104	￦	40,611,650	￦	20,273,791	￦	229,512,094

Liability	Deposits due to customers	￦	88,141,707	￦	23,798,368	￦	16,162,930	￦	16,218,895	￦	21,889,938	￦	6,349	￦	166,218,187
	Borrowings		11,494,211		1,336,319		272,021		1,195,653		2,107,103		618,703		17,024,010
	Debentures		3,375,287		1,800,826		1,395,289		1,270,543		9,362,373		2,259,225		19,463,543

	Total	￦	103,011,205	￦	26,935,513	￦	17,830,240	￦	18,685,091	￦	33,359,414	￦	2,884,277	￦	202,705,740

		December 31, 2011
		Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Asset	Loans and receivables	￦	133,088,604	￦	22,102,649	￦	3,291,105	￦	4,248,402	￦	8,815,423	￦	5,211,668	￦	176,757,851
	AFS financial assets		1,743,754		1,241,435		1,702,176		2,739,120		4,864,003		421,820		12,712,308
	HTM financial assets		3,680,166		2,521,177		1,068,972		873,957		8,050,517		94,263		16,289,052

	Total	￦	138,512,524	￦	25,865,261	￦	6,062,253	￦	7,861,479	￦	21,729,943	￦	5,727,751	￦	205,759,211

Liability	Deposits due to customers	￦	90,620,944	￦	20,844,001	￦	16,568,562	￦	14,436,787	￦	19,942,584	￦	7,503	￦	162,420,381
	Borrowings		11,432,505		1,879,780		490,643		2,194,573		2,120,466		681,905		18,799,872
	Debentures		4,769,779		1,258,482		994,622		2,109,096		11,120,312		1,264,908		21,517,199

	Total	￦	106,823,228	￦	23,982,263	￦	18,053,827	￦	18,740,456	￦	33,183,362	￦	1,954,316	￦	202,737,452

Repricing date is defined as the date which interest rates of operational funds and procuring funds can be re-adjusted before the expiration date. Analysis based on interest expirations is used to analyze assets and liabilities that cause interest margins and interest costs. However, loans and receivables that are not expected to have interest cash flow due to impairment and other circumstances are excluded from the analysis.

b)	Currency risk

Currency risk occurs from the financial instrument denominated in a foreign currency other than the functional currencies. Therefore, no currency risk arises from non-monetary items or financial instruments denominated in the functional currency.

Financial instruments in foreign currencies exposed to currency risk are as follows (Unit: USD in millions, JPY in millions, CNY in millions, EUR in millions and Korean Won in millions):

		December 31, 2012
		USD			JPY			EUR			CNY			Others		Total
		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Won equivalent		Won equivalent
Asset	Loans and receivables	18,835	￦	20,174,304	211,698	￦	2,640,930	799	￦	1,131,873	195	￦	33,513	￦	934,332	￦	24,914,952
	Financial assets at FVTPL	334		357,340	256		3,198	1		851	—		—		—		361,389
	AFS financial assets	56		59,873	507		6,320	12		17,386	—		—		36,929		120,508
	HTM financial assets	—		—	—		—	—		—	—		—		1,753		1,753

	Total	19,225	￦	20,591,517	212,461	￦	2,650,448	812	￦	1,150,110	195	￦	33,513	￦	973,014	￦	25,398,602

Liability	Financial liabilities at FVTPL	359	￦	384,030	1,600	￦	19,960	2	￦	2,558	—	￦	—	￦	1,976	￦	408,524
	Deposits	5,498		5,888,770	70,582		880,512	264		373,687	107		18,376		343,281		7,504,626
	Borrowings	5,681		6,084,443	84,204		1,050,443	521		738,420	60		10,313		132,432		8,016,051
	Debentures	3,691		3,953,731	46,533		580,495	—		—	—		—		613,500		5,147,726
	Other financial liabilities	4,954		5,306,451	13,920		173,646	193		272,729	—		—		143,909		5,896,735

	Total	20,183	￦	21,617,425	216,839	￦	2,705,056	980	￦	1,387,394	167	￦	28,689	￦	1,235,098	￦	26,973,662

	Off-balance	11,390	￦	12,199,346	39,429	￦	491,879	893	￦	1,264,138	91	￦	15,667	￦	623,895	￦	14,594,925

		December 31, 2011
		USD			JPY			EUR			CNY			Others		Total
		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Foreign currency	Won equivalent		Won equivalent		Won equivalent
Asset	Loans and receivables	17,523	￦	20,209,385	256,774	￦	3,813,501	811	￦	1,211,632	122	￦	22,265	￦	1,653,683	￦	26,910,466
	Financial assets at FVTPL	347		400,498	233		3,467	1		1,375	—		—		—		405,340
	AFS financial assets	67		77,433	1,102		16,362	15		22,050	—		—		27,033		142,878
	HTM financial assets	—		—	—		—	—		—	—		—		1,772		1,772

	Total	17,937	￦	20,687,316	258,109	￦	3,833,330	827	￦	1,235,057	122	￦	22,265	￦	1,682,488	￦	27,460,456

Liability	Financial liabilities at FVTPL	424	￦	489,411	1,766	￦	26,226	2	￦	2,667	—	￦	—	￦	—	￦	518,304
	Deposits	4,483		5,169,685	62,490		928,084	220		328,989	82		15,053		352,674		6,794,485
	Borrowings	7,420		8,557,517	118,747		1,763,584	848		1,266,723	—		2		388,339		11,976,165
	Debentures	3,809		4,392,959	50,019		742,856	—		—	—		—		274,503		5,410,318
	Other financial liabilities	2,412		2,782,303	22,428		333,090	369		551,453	—		13		192,400		3,859,259

	Total	18,548	￦	21,391,875	255,450	￦	3,793,840	1,439	￦	2,149,832	82	￦	15,068	￦	1,207,916	￦	28,558,531

	Off-balance	11,456	￦	13,211,634	31,236	￦	463,899	625	￦	934,176	92	￦	16,800	￦	558,333	￦	15,184,842

(3)	Liquidity risk

Liquidity risk refers to the risk that the Bank may encounter difficulties in meeting obligations from its financial liabilities.

1)	Liquidity risk management

Liquidity risk management is to prevent potential cash shortage as a result of mismatching the use of funds (assets) and sources of funds (liabilities) or unexpected cash outflows.

Assets and liabilities are grouped by account under Asset Liability Management (“ALM”) in accordance with the characteristics of the account. The Bank manages liquidity risk by identifying maturity gap and such gap ratio through various cash flows analysis (i.e. based on remaining maturity and contract period, etc.); while maintaining the gap ratio at or below the target limit.

2)	Maturity analysis of non-derivative financial liabilities

a)	The Bank’s maturity analysis of non-derivative financial liabilities, cash flows of principals and interests, by remaining contractual maturities are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Financial liabilities at FVTPL	￦	6,095	￦	6,224	￦	86,712	￦	4,351	￦	119,008	￦	192,927	￦	415,317
Deposits due to customers		99,409,155		20,069,786		14,758,778		28,726,669		4,580,032		877,036		168,421,456
Borrowings		10,129,335		1,900,268		535,206		1,350,409		2,564,776		617,591		17,097,585
Debentures		2,181,687		1,717,644		1,780,063		1,285,204		10,130,908		2,596,296		19,691,802
Other financial liabilities		12,174,984		—		—		—		—		3,924,929		16,099,913

Total	￦	123,901,256	￦	23,693,922	￦	17,160,759	￦	31,366,633	￦	17,394,724	￦	8,208,779	￦	221,726,073

	December 31, 2011
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Financial liabilities at FVTPL	￦	5,835	￦	5,898	￦	5,900	￦	4,330	￦	210,341	￦	191,757	￦	424,061
Deposits due to customers		94,950,594		17,214,763		14,888,125		32,496,385		4,458,196		795,430		164,803,493
Borrowings		10,496,362		2,135,391		759,833		2,488,668		2,746,123		678,892		19,305,269
Debentures		3,173,674		1,252,085		924,091		2,177,705		12,484,034		1,906,321		21,917,910
Other financial liabilities		10,752,737		—		—		—		—		3,963,631		14,716,368

Total	￦	119,379,202	￦	20,608,137	￦	16,577,949	￦	37,167,088	￦	19,898,694	￦	7,536,031	￦	221,167,101

Above maturity analysis includes both principal and interest cash flows by contractual maturities.

b)	Cash flows of principals and interests by expected maturities of non-derivative financial liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Financial liabilities at FVTPL	￦	6,095	￦	6,224	￦	86,712	￦	4,351	￦	119,008	￦	192,927	￦	415,317
Deposits due to customers		112,341,499		23,162,946		13,389,032		14,898,501		3,566,428		334,429		167,692,835
Borrowings		10,129,435		1,900,181		535,192		1,350,409		2,564,776		617,591		17,097,584
Debentures		2,181,687		1,717,644		1,780,063		1,285,204		10,130,908		2,596,296		19,691,802
Other financial liabilities		12,174,984		—		—		—		—		3,924,929		16,099,913

Total	￦	136,833,700	￦	26,786,995	￦	15,790,999	￦	17,538,465	￦	16,381,120	￦	7,666,172	￦	220,997,451

	December 31, 2011
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
Financial liabilities at FVTPL	￦	5,835	￦	5,898	￦	5,900	￦	4,330	￦	210,341	￦	191,757	￦	424,061
Deposits due to customers		106,622,044		21,880,158		15,283,412		16,252,824		3,609,510		437,648		164,085,596
Borrowings		10,496,362		2,135,391		759,833		2,488,668		2,746,123		678,892		19,305,269
Debentures		3,173,674		1,252,085		924,091		2,177,705		12,484,034		1,906,321		21,917,910
Other financial liabilities		10,752,737		—		—		—		—		3,963,631		14,716,368

Total	￦	131,050,652	￦	25,273,532	￦	16,973,236	￦	20,923,527	￦	19,050,008	￦	7,178,249	￦	220,449,204

Above maturity analysis includes both interest and principal cash flows by expected maturities.

c)	Maturity analysis of derivative financial liabilities is as follows (Unit: Korean Won in millions):

	Remaining maturity
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 to 5 years		5 years ~		Total
December 31, 2012	￦	3,162,907	￦	—	￦	—	￦	—	￦	—	￦	—	￦	3,162,907
December 31, 2011	￦	3,184,875	￦	(1,992)	￦	5,964	￦	(2,450)	￦	5,940	￦	—	￦	3,192,337

Derivatives held for trading are not managed by contractual maturity as they are held for trading or redemption before maturity. Therefore, they are included in the ‘within 3 months’. Cash flows of derivatives instrument held for fair value hedging or cash flow hedging are estimated by cash inflows and outflows.

d)	Maturity analysis of off-balance sheet accounts is as follows (Unit: Korean Won in millions):

Guarantees and loan commitments like guarantees for debenture issuance and guarantees for loans which are financial guarantee provided by the Bank has expiration dates. However, in case of request of transaction counterparty, the Bank will carry out a payment immediately. Details of off-balance sheet accounts are as follows (Unit: Korea Won in millions):

	December 31, 2012		December 31, 2011
Guarantees	￦	20,169,824	￦	22,987,960
Loan commitments		85,658,729		84,101,843

The above amounts are stated at gross of related provisions.

(4)	Operational risk

The Bank defines operational risk as the risk that could cause a negative effect on capital resulting from inadequate internal process, labor work and systematic problem or external factors.

1)	Operational risk management

The Bank has been running the operational risk management system under Basel II . The Bank developed advanced measurement approached to quantify required capital for operational risk. This system is used for reinforcement in foreign competitions, reducing the amount of risk capitals, managing the risk, and precaution for any unexpected occasions. This system has been tested by the independent third party, and this system approved by the Financial Supervisory Service.

2)	Operational risk measurement

To quantify required capital for operational risk, the Bank applies advanced measurement approach using of internal loss data, business environment and internal control factors and scenario analysis. For the risk management over subsidiaries of the Bank, the Bank uses the basic indicator approach.

(5)	Capital management

The Bank follows the capital adequacy standard suggested by the Financial Supervisory Service. This standard is based on Basel II from 2004, which has been adopted in Korea since 2008. In accordance with banking regulations, the Bank is required to maintain a minimum 8% of capital adequacy ratio for assets with high capital risk.

According to the Banking Supervision by Laws Enforcement, the entity’s capital can be clarified into two kinds.

•	Tier 1 capital (Basic capital): Basic capital consists of the capital, capital surplus, retained earnings, the entity’s non-controlling interest (hybrid capital security included), exchange differences in other accumulated comprehensive incomes.

•	Tier 2 capital (Supplement capital): Supplement capital includes revaluation reserves, gains on valuation of AFS securities, 45% of share of other comprehensive income on investment in associates, 70% of the existing revaluation gain of fixed assets of the retained earnings, subordinated term debt more than 5 years, the provision for credit losses under banking supervision regulations.

Risk Weighted Assets is the Bank’s assets weighted according to credit risk; errors caused by internal process problems, external occasions and danger of the change in market. The entity calculates risk weighted assets to obey the banking supervisory’s detailed enforcement and BIS percentage to predict the equity capital by adding the basic and complementary capital total.

The Bank makes measures to cope with certain level of loss caused by accumulating the equity capital that is exposed to the risk. The Bank is testing and using not only the BIS percentage, which is the minimum regulation standard, but also it is using internal standards. An evaluation on capital adequacy is performed to calculate the gap between available capital and economic capital. In addition, analysis on emergent incidents and additional capital requirements are added and applied. The capital adequacy is evaluated for both supervisory and internal management purpose in accordance with the comparison of unexpected loss and the available capital. If the test result from internal capital adequacy shows lack of available capital, the Bank is committed to expanding the equity capital and reinforcement of the risk management.

Details of the Bank’s capital adequacy ratio as of December 31, 2012 based on K-IFRS are as follows (Unit: Korean Won in millions):

	December 31, 2012
Basic capital	￦	15,839,763
Supplement capital		4,664,732

		20,504,495

Risk weighted assets		139,532,913

Capital adequacy ratio		14.70%

Details of the Bank’s capital adequacy ratio as of December 31, 2011 based on K-IFRS are as follows (Unit: Korean Won in millions):

	December 31, 2011
Basic capital	￦	15,061,543
Supplement capital		4,268,852

		19,330,395

Risk weighted assets		140,290,486

Capital adequacy ratio		13.78%

5. OPERATING SEGMENTS

The Bank’s reporting segments comprise the following customers: consumer banking, corporate banking, investment banking, capital market, and headquarters and others. The reportable segments are classified based on the target customers for whom the service is being provided:.

Details of products and services
Consumer banking	Loans/deposits and financial services for consumer
Corporate banking	Loans/deposits and export/import, financial services for corporations
Investment banking	Domestic/foreign investment, structured finance, M&A, Equity & fund investment related business, venture advisory related tasks, real estate SOC development practices, etc
Capital market	Fund management, investment securities and derivatives business
Headquarter and others	Sector does not correspond to the above operating segments

The segment operating income, which differs from financial operating income, is evaluated regularly by the Bank in deciding how to allocate resources and in assessing performance. The Bank’s income tax is not allocated to each segment because this is not directly attributable to the operating segments.

The details of assets and liabilities by each segment are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Consumer banking		Corporate banking		Investment banking		Capital market		Headquarters and others		Sub-total		Inter- segment transaction		Total
Assets	￦	71,919,601	￦	84,989,581	￦	8,016,568	￦	20,548,977	￦	56,513,168	￦	241,987,895	￦	679,913	￦	242,667,808
Liabilities		41,262,437		129,294,513		111,792		18,346,591		33,038,513		222,053,846		2,119,914		224,173,760

	December 31, 2011
	Consumer banking		Corporate banking		Investment banking		Capital market		Headquarters and others		Sub-total		Inter- segment transaction		Total
Assets	￦	66,573,578	￦	92,128,495	￦	8,372,199	￦	21,961,041	￦	48,965,026	￦	238,000,339	￦	(8,800)	￦	237,991,539
Liabilities		66,410,452		99,911,272		94,973		13,594,388		39,628,422		219,639,507		233,724		219,873,231

The details of operating income by each segment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Consumer banking		Corporate banking		Investment banking		Capital market		Headquarters and others		Sub-total		Inter- segment transaction		Total
Net interest income
Interest income	￦	4,090,920	￦	4,688,083	￦	337,363	￦	288,608	￦	1,425,072	￦	10,830,046	￦	292,437	￦	11,122,483
Interest expense		(1,855,733)		(2,820,879)		(72)		(167,983)		(1,121,974)		(5,966,641)		241,101		(5,725,540)
Inter-segment		(134,749)		534,034		(331,460)		(32,769)		(35,055)		1		(1)		—

Sub-total		2,100,438		2,401,238		5,831		87,856		268,043		4,863,406		533,537		5,396,943

Non-interest income
Non-interest income		687,246		972,849		340,024		5,759,911		2,075,048		9,835,078		(2,720)		9,832,358
Non-interest expense		(472,581)		(525,046)		(250,453)		(5,777,549)		(1,605,355)		(8,630,984)		(528,224)		(9,159,208)
Inter-segment		13,573		20,515		—		—		(34,088)		—		—		—

Sub-total		228,238		468,318		89,571		(17,638)		435,605		1,204,094		(530,944)		673,150

Other expense
Administrative expense		(1,673,720)		(811,068)		(18,278)		(23,521)		(80,000)		(2,606,587)		3,434		(2,603,153)
Provisions		(118,449)		(1,484,228)		(77,748)		(64,678)		(111,406)		(1,856,509)		40		(1,856,469)

Sub-total		(1,792,169)		(2,295,296)		(96,026)		(88,199)		(191,406)		(4,463,096)		3,474		(4,459,622)

Operating income(loss)	￦	536,507	￦	574,260	￦	(624)	￦	(17,981)	￦	512,242	￦	1,604,404	￦	6,067	￦	1,610,471

	For the year ended December 31, 2011
	Consumer banking		Corporate banking		Investment banking		Capital market		Headquarters and others		Sub-total		Inter- segment transaction		Total
Net interest income
Interest income	￦	4,049,332	￦	5,203,936	￦	344,881	￦	505,272	￦	1,301,629	￦	11,405,050	￦	(22,375)	￦	11,382,675
Interest expense		(1,810,688)		(3,147,929)		(11,136)		(180,297)		(1,307,333)		(6,457,383)		617,738		(5,839,645)
Inter-segment		63,958		692,552		(308,245)		(316,579)		(119,634)		12,052		(12,052)		—

Sub-total		2,302,602		2,748,559		25,500		8,396		(125,338)		4,959,719		583,311		5,543,030

Non-interest income
Non-interest income		1,669,152		2,945,134		487,772		6,316,802		4,963,638		16,382,498		(330,748)		16,051,750
Non-interest expense		(1,420,772)		(2,528,459)		(480,901)		(6,205,221)		(4,165,553)		(14,800,906)		98,824		(14,702,082)
Inter-segment		12,788		34,909		(33,698)		5,475		(19,186)		288		(288)		—

Sub-total		261,168		451,584		(26,827)		117,056		778,899		1,581,880		(232,212)		1,349,668

Other expense
Administrative expense		(1,600,340)		(749,681)		(20,086)		(20,311)		46,613		(2,343,805)		(100,425)		(2,444,230)
Provisions		(146,632)		(707,900)		(366,505)		(6,159)		(535,692)		(1,762,888)		(184,247)		(1,947,135)

Sub-total		(1,746,972)		(1,457,581)		(386,591)		(26,470)		(489,079)		(4,106,693)		(284,672)		(4,391,365)

Operating income(loss)	￦	816,798	￦	1,742,562	￦	(387,918)	￦	98,982	￦	164,482	￦	2,434,906	￦	66,427	￦	2,501,333

Information on financial products and services

The financial products of the Bank are classified as interest, non-interest and other goods; however, since this classification has already been reflected in the component of the operating segments above. Therefore, revenue from external customers is not separately disclosed.

Information on geographical areas

Details of the geographical revenues from external customers and non-current assets are as follows (Unit: Korean Won in millions);

	Revenues from external customers				Non-current assets
	For the year ended December 31, 2012		For the year ended December 31, 2011		December 31, 2012		December 31, 2011
Domestic	￦	20,715,722	￦	27,143,337	￦	4,740,342	￦	4,491,090
Overseas		239,119		291,088		9,501		7,339

Total	￦	20,954,841	￦	27,434,425	￦	4,749,843	￦	4,498,429

Revenues from external customers consist of interest income and non-interest income. Non-current assets consist of investments in subsidiaries and associates, investment properties, premises and equipment, and intangible assets.

6. CASH AND CASH EQUIVALENTS

(1)	Details of cash and cash equivalents are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Cash and checks	￦	2,551,529	￦	2,826,040
Foreign currencies		501,098		446,149
Demand deposits		1,054,975		1,992,265
Fixed deposits		27,751		74,965

Total	￦	4,135,353	￦	5,339,419

(2)	Material transactions not involving cash inflows and outflows are as follows (Unit: Korean Won in millions):

	For the year ended December 31
	2012		2011
Changes in investments in associates due to equity swap	￦	75,290	￦	—
Changes in other comprehensive income (loss) of overseas business translation		(20,966)		4,067

7. FINANCIAL ASSETS AT FVTPL

(1)	Details of financial assets at trading securities are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Securities in local currency:
Korean treasury and government agencies	￦	457,470	￦	588,194
Financial institutions		1,586,814		2,605,755
Equity securities		276,280		231,696
Beneficiary certificates		112,315		158,833
CP		2,876,291		2,136,735
Loaned securities		26,165		19,876

Sub-total		5,335,335		5,741,089

Derivatives instruments assets:
Interest rate derivatives		1,573,332		1,423,011
Currency derivatives		1,296,928		1,867,427
Equity derivatives		57,918		53,706
Commodity derivatives		5,028		16,346

Sub-total		2,933,206		3,360,490

Other financial assets (CMA CP)		1,646,507		2,268,325
Gold banking assets		5,582		—

Total	￦	9,920,630	￦	11,369,904

(2)	Structured notes of financial assets at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Face value		Carrying value		Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	￦	32,133	￦	—	Credit risk of underlying assets

	December 31, 2011
	Face value		Carrying value		Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	￦	34,599	￦	—	Credit risk of underlying assets

8. AFS FINANCIAL ASSETS

(1)	Details of AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	￦	2,135,680	￦	2,368,311
Financial institutions		4,467,902		3,253,984
Corporates		1,655,000		1,709,232

Sub-total		8,258,582		7,331,527

Equity securities:
Listed stock		444,653		877,036
Unlisted stock		693,287		684,847
Capital contributions		238,057		252,004
Beneficiary certificates		4,228,034		4,797,669

Sub-total		5,604,031		6,611,556

Sub-total		13,862,613		13,943,083

AFS financial assets in foreign currencies:
Debt securities		11,555		3,361
Equity securities		108,954		139,516

Sub-total		120,509		142,877

Loaned securities		20,413		80,193

Total	￦	14,003,535	￦	14,166,153

(2)	Details of unrealized gains or losses on AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Amortized cost		Gross unrealized gains		Gross unrealized losses		Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	￦	2,115,604	￦	21,543	￦	(1,467)	￦	2,135,680
Financial institutions		4,453,113		16,147		(1,358)		4,467,902
Corporates		1,626,191		29,009		(200)		1,655,000

Sub-total		8,194,908		66,699		(3,025)		8,258,582

Equity securities:
Listed stock		412,834		32,255		(436)		444,653
Unlisted stock		518,150		184,430		(9,293)		693,287
Capital contributions		255,450		2,416		(19,809)		238,057
Beneficiary certificates		4,225,789		15,977		(13,732)		4,228,034

Sub-total		5,412,223		235,078		(43,270)		5,604,031

Sub-total		13,607,131		301,777		(46,295)		13,862,613

AFS financial assets in foreign currencies:
Debt securities		11,563		8		(16)		11,555
Equity securities		85,308		30,725		(7,079)		108,954

Sub-total		96,871		30,733		(7,095)		120,509

Loaned securities		19,930		483		—		20,413

Total	￦	13,723,932	￦	332,993	￦	(53,390)	￦	14,003,535

	December 31, 2011
	Amortized cost		Gross unrealized gains		Gross unrealized losses		Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	￦	2,337,708	￦	31,042	￦	(439)	￦	2,368,311
Financial institutions		3,243,792		10,709		(517)		3,253,984
Corporates		1,693,038		16,336		(142)		1,709,232

Sub-total		7,274,538		58,087		(1,098)		7,331,527

Equity securities:
Listed stock		453,618		424,510		(1,092)		877,036
Unlisted stock		534,249		154,592		(3,994)		684,847
Capital contributions		252,677		6,219		(6,892)		252,004
Beneficiary certificates		4,719,121		89,791		(11,243)		4,797,669

Sub-total		5,959,665		675,112		(23,221)		6,611,556

Sub-total		13,234,203		733,199		(24,319)		13,943,083

AFS financial assets in foreign currencies:
Debt securities		3,361		—		—		3,361
Equity securities		111,639		32,497		(4,620)		139,516

Sub-total		115,000		32,497		(4,620)		142,877

Loaned securities		79,990		203		—		80,193

Total	￦	13,429,193	￦	765,899	￦	(28,939)	￦	14,166,153

(3)	Structured notes of AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Face value		Carrying value		Potential Risk
Structured notes relating to stock:
Convertible bonds	￦	—	￦	—	Decrease in related stock price
Structured notes relating to credit risk:
Cash CDO		140,112		—	Credit risk of underlying assets
Synthetic CDO		21,422		—	Credit risk of underlying assets

Total	￦	161,534	￦	—

	December 31, 2011
	Face value		Carrying value		Potential Risk
Structured notes relating to stock:
Convertible bonds	￦	11,094	￦	—	Decrease in related stock price
Structured notes relating to credit risk:
Cash CDO		150,865		—	Credit risk of underlying assets
Synthetic CDO		23,066		—	Credit risk of underlying assets

Total	￦	185,025	￦	—

9. HTM FINANCIAL ASSETS

(1)	Details of HTM financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
In local currency:
Korean treasury and government agencies	￦	5,527,699	￦	5,131,953
Financial institutions		3,242,394		5,193,115
Corporates		5,534,920		4,972,386

Sub-total		14,305,013		15,297,454

In foreign currencies:
Debt securities		1,753		1,771

Total	￦	14,306,766	￦	15,299,225

(2)	Details of unrealized gains or losses on HTM financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Amortized cost		Gross unrealized gains		Gross unrealized losses		Fair value
In local currency:
Korean treasury and government agencies	￦	5,527,699	￦	99,011	￦	(5,691)	￦	5,621,019
Financial institutions		3,242,394		14,190		(300)		3,256,284
Corporates		5,534,920		96,855		(3,139)		5,628,636

Sub-total		14,305,013		210,056		(9,130)		14,505,939

In foreign currencies:
Debt securities		1,753		—		—		1,753

Total	￦	14,306,766	￦	210,056	￦	(9,130)	￦	14,507,692

	December 31, 2011
	Amortized cost		Gross unrealized gains		Gross Unrealized losses		Fair value
In local currency:
Korean treasury and government agencies	￦	5,131,953	￦	61,080	￦	(1,382)	￦	5,191,651
Financial institutions		5,193,115		11,249		(414)		5,203,950
Corporates		4,972,386		38,215		(4,256)		5,006,345

Sub-total		15,297,454		110,544		(6,052)		15,401,946

In foreign currencies:
Debt securities		1,771		—		—		1,771

Total	￦	15,299,225	￦	110,544	￦	(6,052)	￦	15,403,717

10. LOANS AND RECEIVABLES

(1)	Details of loans and receivables are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Due from banks	￦	9,225,933	￦	10,950,789
Loans		171,951,411		167,540,966
Other loan and receivables		13,898,641		8,305,775

Total	￦	195,075,985	￦	186,797,530

(2)	Details of due from banks are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Due from banks in local currency:
Due from the BOK	￦	8,624,062	￦	10,166,148
Others		8,355		7,867
Provisions for credit losses		(1,943)		(2,139)

Sub-total		8,630,474		10,171,876

Due from banks in foreign currencies:
Due from banks on demand		495,506		406,038
Due from banks on time		38,056		60,787
Others		62,226		312,732
Provisions for credit losses		(329)		(644)

Sub-total		595,459		778,913

Total	￦	9,225,933	￦	10,950,789

(3)	Details of restricted due from banks are as follows (Unit: Korean Won in millions):

Financial institution	December 31, 2012		December 31, 2011		Reason of restriction
Due from banks in local currency:
BOK	￦	8,624,062	￦	10,166,148	BOK Act
Korea Exchange		250		250	Deposits for required settlement charges
Samsung Securities and others		8,105		7,617	Deposits for futures margin and others

Sub-total		8,632,417		10,174,015

Due from banks in foreign currencies:
BOK		458,990		321,959	BOK Act
State Bank of Vietnam and others		44,442		66,851	Reserve deposits in foreign branches and others
The central bank of Bangladesh and others		62,762		66,771	Installation deposits of financial institution and others
Macquarie Bank		—		512	Derivatives transaction collateral provider and others

Sub-total		566,194		456,093

Total	￦	9,198,611	￦	10,630,108

(4)	Details of loans are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Loans in local currency	￦	144,240,928	￦	141,401,096
Loans in foreign currencies		6,984,594		9,593,056
Domestic banker’s usance		4,892,884		5,042,767
Credit card accounts		4,113,083		4,191,602
Bills bought in foreign currencies		4,082,184		5,122,880
Bills bought in local currency		245,378		420,924
Factoring receivables		155,312		206,684
Advances for customers		125,841		33,809
Privately placed bonds		768,557		1,388,351
Loans for debt- equity swap		498		498
Call loans		4,878,549		2,242,244
Bonds purchased under repurchase agreements		4,130,000		590,000
Other loans		42,147		48,786
Deferred loan origination fees and costs		230,939		155,559
Present value discount		(19,660)		(20,828)
Fair value hedging adjustment		248		405
Provisions for credit losses		(2,920,071)		(2,876,867)

Total	￦	171,951,411	￦	167,540,966

(5)	Details of other receivables are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Cash Management Account (“CMA”)	￦	—	￦	20,000
Accounts receivables		11,259,227		6,107,054
Accrued income		913,046		927,570
Guarantee deposits		996,778		958,291
Other assets (*)		1,068,668		606,235
Present value discount of other assets		(52,868)		(57,116)
Provisions for credit losses		(286,210)		(256,259)

Total	￦	13,898,641	￦	8,305,775

(*)	As of December 31, 2012, other assets include ￦91,308 million of receivable from other bond financial institutions, conforming to the agreement of bond financial institution council the Bank concluded. On the other hand, as of December 31, 2012, ￦94,205 million to be paid by is accounted for other financial liabilities and the amount is accounted for other operating income and other operating expenses, respectively (Notes 25 and 40).

(6)	Changes in the provisions for credit losses on loans and receivables are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Loans				Credit cards		Others		Total
	Consumers		Corporates
Beginning balance	￦	(190,572)	￦	(2,566,814)	￦	(119,481)	￦	(259,042)	￦	(3,135,909)
Provisions for credit losses		(170,550)		(1,469,030)		(143,949)		(31,246)		(1,814,775)
Recoveries of written-off loans		(40,913)		(141,787)		(31,491)		—		(214,191)
Charge-off		120,932		1,458,353		175,964		843		1,756,092
Sales of loans and receivables		8,522		120,764		—		963		130,249
Unwinding effect		13,725		71,754		311		—		85,790
Others		7		(16,294)		478		—		(15,809)

Ending balance	￦	(258,849)	￦	(2,543,054)	￦	(118,168)	￦	(288,482)	￦	(3,208,553)

	For the year ended December 31, 2011
	Loans				Credit cards		Others		Total
	Consumers		Corporates
Beginning balance	￦	(171,354)	￦	(3,533,553)	￦	(113,203)	￦	(174,512)	￦	(3,992,622)
Provisions for credit losses		(81,502)		(1,396,808)		(108,971)		(86,403)		(1,673,684)
Recoveries of written-off loans		(26,623)		(581)		(31,412)		—		(58,616)
Charge-off		73,401		1,872,320		133,517		577		2,079,815
Sales of loans and receivables		8,376		474,404		—		1,296		484,076
Unwinding effect		7,368		126,900		75		—		134,343
Others		(238)		(109,496)		513		—		(109,221)

Ending balance	￦	(190,572)	￦	(2,566,814)	￦	(119,481)	￦	(259,042)	￦	(3,135,909)

(7)	Changes in deferred loan origination fees and costs are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Balance at January 1, 2012		Increase		Decrease		Balance at December 31, 2012
Deferred loan origination fees	￦	(47,135)	￦	(21,533)	￦	34,075	￦	(34,593)
Deferred loan origination costs		202,694		181,998		(119,160)		265,532

	￦	155,559					￦	230,939

	For the year ended December 31, 2011
	Balance at January 1, 2011		Increase		Decrease		Balance at December 31, 2011
Deferred loan origination fees	￦	(60,187)	￦	(38,240)	￦	51,292	￦	(47,135)
Deferred loan origination costs		132,985		144,640		(74,931)		202,694

	￦	72,798					￦	155,559

11. THE FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The Bank classified and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices).

•	Level 3: fair value measurements are those derived from valuation technique that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

(1)	Fair value hierarchy of financial assets and liabilities measured at current fair value is as follows (Korean Won in millions):

	December 31, 2012
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held for trading:
Securities in local currency:
Korean treasury and government agencies	￦	457,369	￦	101	￦	—	￦	457,470
Financial institutions		—		1,586,814		—		1,586,814
Equity securities		276,280		—		—		276,280
Beneficiary certificate		—		112,315		—		112,315
CP		—		2,876,291		—		2,876,291
Loaned securities		26,165		—		—		26,165

Sub-total		759,814		4,575,521		—		5,335,335

Derivatives instruments assets (*):
Interest rate derivatives		—		1,840,802		—		1,840,802
Currency derivatives		—		1,296,928		—		1,296,928
Equity derivatives		319		8,393		49,206		57,918
Other derivatives		—		5,028		—		5,028

Sub-total		319		3,151,151		49,206		3,200,676

Other financial assets (CMA CP)		—		1,646,507		—		1,646,507
Gold banking assets		5,582		—		—		5,582

Total	￦	765,715	￦	9,373,179	￦	49,206	￦	10,188,100

AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	￦	2,135,606	￦	74	￦	—	￦	2,135,680
Financial institutions		—		4,467,902		—		4,467,902
Corporates		—		1,655,000		—		1,655,000

Sub-total		2,135,606		6,122,976		—		8,258,582

Equity securities:
Listed stock		347,648		—		97,005		444,653
Unlisted stock		—		—		693,287		693,287
Capital contributions		—		—		238,057		238,057
Beneficiary certificates		—		4,041,227		186,807		4,228,034

Sub-total		347,648		4,041,227		1,215,156		5,604,031

Securities in local currency -sub-total		2,483,254		10,164,203		1,215,156		13,862,613

AFS financial assets in foreign currencies:
Debt securities		6,821		4,734		—		11,555
Equity securities		1,541		—		107,413		108,954

Sub-total		8,362		4,734		107,413		120,509

Loaned securities		20,413		—		—		20,413

Total	￦	2,512,029	￦	10,168,937	￦	1,322,569	￦	14,003,535

	December 31, 2012
	Level 1		Level 2		Level 3		Total
Financial liabilities:
Financial liabilities at trading securities:
Gold banking liabilities	￦	5,582	￦	—	￦	—	￦	5,582
Derivatives instruments liabilities (*):		—		—		—		—
Interest rate derivatives		—		1,618,524		58		1,618,582
Currency derivatives		—		1,167,649		—		1,167,649
Equity derivatives		—		35,905		335,448		371,353
Other derivatives		—		5,323		—		5,323

Sub-total		—		2,827,401		335,506		3,162,907

Financial liabilities at trading -Sub-total		5,582		2,827,401		335,506		3,168,489

Financial liability designated at FVTPL:
Debentures in local currency		—		227,920		—		227,920
Debentures in foreign currencies		—		87,534		—		87,534

Sub-total		—		315,454		—		315,454

Total	￦	5,582	￦	3,142,855	￦	335,506	￦	3,483,943

	December 31, 2011
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held for trading:
Securities in local currency:
Korean treasury and government agencies	￦	588,095	￦	99	￦	—	￦	588,194
Financial institutions		—		2,605,755		—		2,605,755
Equity securities		231,696		—		—		231,696
Beneficiary certificate		—		158,833		—		158,833
CP		—		2,136,735		—		2,136,735
Loaned Securities		19,876		—		—		19,876

Sub-total		839,667		4,901,422		—		5,741,089

Derivatives instruments assets (*):
Interest rate derivatives		—		1,749,425		—		1,749,425
Currency derivatives		—		1,867,427		—		1,867,427
Equity derivatives		644		21,871		31,191		53,706
Commodity derivatives		—		16,346		—		16,346

Sub-total		644		3,655,069		31,191		3,686,904

Other financial assets (CMA CP)		—		2,268,325		—		2,268,325

Total	￦	840,311	￦	10,824,816	￦	31,191	￦	11,696,318

AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	￦	2,368,201	￦	110	￦	—	￦	2,368,311
Financial institutions		—		3,253,984		—		3,253,984
Corporates		—		1,709,232		—		1,709,232

Sub-total		2,368,201		4,963,326		—		7,331,527

Equity securities:
Listed stock		399,401		—		477,635		877,036
Unlisted stock		—		—		684,847		684,847
Capital contributions		—		—		252,004		252,004
Beneficiary certificates		—		4,544,361		253,308		4,797,669

Sub-total		399,401		4,544,361		1,667,794		6,611,556

Securities in local currency -sub-total		2,767,602		9,507,687		1,667,794		13,943,083

AFS financial assets in foreign currencies:
Debt securities		—		3,361		—		3,361
Equity securities		3,449		—		136,067		139,516

Sub-total		3,449		3,361		136,067		142,877

Loaned securities		80,193				—		80,193

Total	￦	2,851,244	￦	9,511,048	￦	1,803,861	￦	14,166,153

	December 31, 2011
	Level 1		Level 2		Level 3		Total
Financial liabilities:
Financial liabilities at trading securities:
Derivatives instruments liabilities (*):
Interest rate derivatives	￦	—	￦	1,512,919	￦	43	￦	1,512,962
Currency derivatives		—		1,333,946		—		1,333,946
Equity derivatives		80		44,466		283,607		328,153
Commodity derivatives		—		16,972		—		16,972

Sub-total		80		2,908,303		283,650		3,192,033

Financial liability designated at FVTPL:
Debentures in local currency		—		226,432		—		226,432
Debentures in foreign currencies		—		95,775		—		95,775

Sub-total		—		322,207		—		322,207

Total	￦	80	￦	3,230,510	￦	283,650	￦	3,514,240

(*)	Derivatives classified as financial assets and liabilities at FVTPL are included in derivative assets and liabilities.

The amounts of equity securities carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value are ￦36,449 million and ￦92,477 million as of December 31, 2012 and December 31, 2011, respectively. These securities are unmarketable or unquoted equity instruments which were invested to special purposed entity such as asset securitization specialty and are included in level 3 of unlisted stock and capital contributions. They are carried at cost because it is practically difficult to get financial information for valuation, or probabilities and range of cash flows of the unlisted equity securities cannot be measured reliably. The Bank has no plan to sell these financial instruments in the near future.

For the years ended December 31, 2012 and 2011, ￦11,752 million and ￦5,484 million, which carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value, were derecognized due to disposal, respectively. The related gains are ￦5,384 million and ￦139 million for the years ended December 31, 2012 and December 31, 2011 respectively.

Financial assets and liabilities at FVTPL, AFS financial assets, held-for-trading financial assets and liabilities and derivative assets and liabilities are recognized at fair value. Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction.

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Bank establishes the fair value using valuation techniques. Fair value measurement methods for each type of financial instruments are as follows:

Fair value measurement technique
Financial assets and liabilities at FVTPL	Financial assets and liabilities at FVTPL are measured at fair value using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Held-for-trading financial assets and liabilities and AFS financial assets	Held-for-trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivative assets and liabilities	Derivatives are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured at fair value using valuation techniques.

Loans and receivables	Loans and receivables are measured by discounting expected future cash flows at a market interest rate of other loans with similar condition.

Fair value measurement technique
HTM financial assets	HTM financial assets are measured by using a price quoted by a third party, such as a pricing service or broker.

Deposits due to customers and borrowings	Deposits due to customers and borrowings are measured at fair value using discounting expected future cash flows at the interest rate of bond issued by the Bank. However, if the carrying value is not significantly different from the fair value, it assumes that the carrying value is equal to the fair value.

Debentures	The fair value of issued bond shall be measured at the present value of cash flows using the swap interest rates. For some financial instruments, the fair value estimated by specialists, the third party, can be used.

(2)	Changes in financial assets and liabilities classified into Level 3 are as follows (Unit: Korean Won in millions):

	Transfer into/out of level 3 for the year ended December 31, 2012
	January 1, 2012		Net income		Other comprehensive income (loss)		Purchases/ Issuances		Disposals/ Settlements		Transfer to or from level 3		December 31, 2012
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Equity derivatives	￦	31,191	￦	18,015	￦	—	￦	—	￦	—	￦	—	￦	49,206
AFS financial assets:
Listed stock in local currency		477,635		367,269		(370,282)		87,924		(466,199)		658		97,005
Unlisted stock in local currency		684,847		547		24,539		18,557		(35,203)		—		693,287
Capital contributions in local currency		252,004		(2,323)		(16,720)		31,484		(26,388)		—		238,057
Equity securities in foreign currencies		136,067		(6,771)		(4,167)		5,224		(22,940)		—		107,413
Beneficiary Certificates		253,308		74,947		(38,532)		14,138		(121,772)		4,718		186,807

Sub-total		1,803,861		433,669		(405,162)		157,327		(672,502)		5,376		1,322,569

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives		43		232		—		—		(217)		—		58
Stock derivatives		283,607		26,325		—		84,548		(59,032)		—		335,448

Sub-total	￦	283,650	￦	26,557	￦	—	￦	84,548	￦	(59,249)	￦	—	￦	335,506

Out of the amounts recognized in net income for the year ended December 31, 2012, the net loss of ￦61,608 million, which is included in gain or loss on financial instruments at fair value through profit or loss and gain or loss on available-for-sale financial assets in the comprehensive income statements, is included in profit or loss for financial instrument held as of December 31, 2012.

	Transfer into/out of level 3 for the year ended December 31, 2011
	January 1, 2011		Net income		Other comprehensive income (loss)		Purchases/ Issuances		Disposals/ Settlements		Transfer to or from level 3		December 31, 2011
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Equity derivatives	￦	4,778	￦	6,267	￦	—	￦	22,915	￦	(2,769)	￦	—	￦	31,191
AFS financial assets:
Listed stock in local currency		1,074,958		915,643		(479,974)		6,767		(1,039,759)		—		477,635
Unlisted stock in local currency		582,715		15,115		23,577		127,721		(54,211)		(10,070)		684,847
Capital contributions in local currency		209,978		1,352		15,696		83,536		(58,558)		—		252,004
Equity securities in foreign currencies		138,628		(10,071)		13,270		6,978		(12,738)		—		136,067
Beneficiary Certificates		212,804		393		5,797		23,182		(9,548)		20,680		253,308

Sub-total		2,219,083		922,432		(421,634)		248,184		(1,174,814)		10,610		1,803,861

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives		—		24		—		20		(1)		—		43
Stock derivatives		311,631		(51,281)		—		213,332		(190,075)		—		283,607
Credit derivatives		1,324		(2,165)		—		—		841		—		—

Sub-total	￦	312,955	￦	(53,422)	￦	—	￦	213,352	￦	(189,235)	￦	—	￦	283,650

Out of the amounts recognized in net income for the year ended December 31, 2011, the net loss of ￦21,577 million, which is included in gain or loss on financial instruments at fair value through profit or loss and gain or loss on available-for-sale financial assets in the comprehensive income statements, is included in profit or loss for financial instrument held as of December 31, 2011.

(3)	The following table shows the sensitivity of level 3 fair values to reasonably possible alternative assumptions.

The sensitivity analysis of the financial instruments has been performed by classifying with favorable and unfavorable changes based on how changes in unobservable assumptions have effects on the fluctuations of financial instruments’ value. When the fair value of a financial instrument is affected by more than one unobservable assumption, the below table reflects the most favorable or the most unfavorable changes which result from varying the assumptions individually. There are two types of level 3 financial instruments which should be done through sensitivity analysis. Some instruments, such as equity derivatives and interest rate derivatives, that fair value changes are recognized as current income. Others, such as equity securities, debt securities, and beneficiary certificates that fair value changes are recognized as other comprehensive income.

The following table shows the sensitivity analysis to disclose the effect of reasonably possible alternative assumptions on the fair value of a level 3 financial instruments for the year ended December 31, 2012 (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets held for trading:
Derivatives instruments assets (*1)	￦	9,241	￦	(9,083)	￦	—	￦	—
AFS Financial Assets:
Equity securities (*2)		—		—		116,488		(47,998)
Beneficiary certificates (*3)		—		—		2,003		(1,945)

Total	￦	9,241	￦	(9,083)	￦	118,491	￦	(49,943)

Financial liabilities:
Financial liabilities held for trading:
Derivative liabilities (*1)		9,450		(9,843)		—		—

Total	￦	9,450	￦	(9,843)	￦	—	￦	—

(*1)	Fair value changes of equity derivatives and financial assets designed at FVTPL are calculated by increasing or decreasing historical fluctuation rate of stock price and correlation by 10%. The historical fluctuation rate of stock price and correlation are major unobservable variables.
(*2)	Fair value changes of equity securities are calculated by increasing or decreasing growth rate (0~1%) and discount rate or liquidation value (-1~1%) and discount rate. The growth rate, discount rate, and liquidation value are major unobservable variables.
(*3)	Fair value changes of beneficiary certificates are calculated by increasing or decreasing price fluctuation of trust property and discount rate by 1%, respectively. The price fluctuation of trust property and discount rate are major unobservable variables.

(4)	Fair value and carrying amount of financial assets and liabilities that are recorded at amortized cost are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Fair value		Carrying amount
Financial assets:
HTM financial assets	￦	14,507,692	￦	14,306,766
Loans and receivables		196,944,325		195,075,985
Financial liabilities:
Deposits due to customers		164,508,125		164,468,304
Borrowings		16,840,365		16,807,711
Debentures		18,811,955		17,778,172
Other financial liabilities		20,464,219		20,464,031

	December 31, 2011
	Fair value		Carrying amount
Financial assets:
HTM financial assets	￦	15,403,717	￦	15,299,225
Loans and receivables		188,286,125		186,797,530
Financial liabilities:
Deposits due to customers		160,433,751		160,539,081
Borrowings		18,437,425		18,502,414
Debentures		19,994,284		19,711,307
Other financial liabilities		16,229,316		16,229,074

12. TRANSFER OF FINANCIAL INSTRUMENTS

The Bank derecognized the transferred loans in the consolidated financial statements but has continuing participation in them. Nature of participation, book value and fair value of loans and maximum exposure of losses incurred from the continuous participation are as follows;

	Type of continuous involvement	Book value of continuous participation	Fair value of continuous participation	Maximum exposure on loss
KAMCO tenth Asset Securitization Specialty (“KAMCO specialty”)	Acquisition of subordinated bonds issued by KAMCO specialty	1,746	1,930	1,746
Conditional disposal of loans to KAMCO	Guarantee against loss on transferred assets by the Group (*1)	—	—	709

(*1)	The transferred assets are not settled yet as therefore the cash flow upon the settlement are not determinable as of December 31, 2012 The maximum exposure on loss presents the carrying amounts of assets at the date when they were transferred. The Bank derecognized the transferred assets although the Bank retains substantially all such risks and rewards since these assets were transferred before the date of the transition to K-IFRS.

In addition, Financial instruments such as bond sold under repurchase agreements and loaned securities which is not eliminated entirely are described in Note 19.

13. INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

(1)	Subsidiaries and associates using the equity method

The Bank has the following subsidiaries (Unit: Korean Won in millions, USD in thousands, RUB in 100 millions, IDR in millions, BRL in thousands):

					December 31, 2012
Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Woori America Bank	U.S.A	USD	122,500	Banking	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	Indonesia	IDR	170,000	Banking	1,618	95.2	December 31
Woori Global Market Asia Limited	Hongkong	USD	50,000	Banking	39,000,000	100.0	December 31
Woori Bank China Limited	China	USD	308,810	Banking	—	100.0	December 31
ZAO Woori Bank	Russia	RUB	5	Banking	19,999,999	100.0	December 31
Banco Woori Bank do Brasil	Brazil	BRL	400	Banking	39,999,999	100.0	December 31
Korea BTL Infrastructure Fund	Korea	KRW	576,700	Financial service	115,332,541	100.0	December 31
Woori Credit Information Co., Ltd.	Korea	KRW	5,000	Credit information	1,008,000	100.0	December 31
Woori Fund Service Co., Ltd.	Korea	KRW	3,000	Financial service	600,000	100.0	December 31

	December 31, 2011
Subsidiaries	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Woori America Bank	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	1,618	95.2	December 31
Woori Global Market Asia Limited	39,000,000	100.0	December 31
Woori Bank China Limited	—	100.0	December 31
ZAO Woori Bank	19,999,999	100.0	December 31
Korea BTL Infrastructure Fund	93,393,568	100.0	December 31
Woori Credit Information Co., Ltd.	1,008,000	100.0	December 31
Woori Fund Service Co., Ltd.	600,000	100.0	December 31

(2)	For special purpose entities (“SPEs”), in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 2012 ‘Consolidation-special purpose entities’, entities which the Bank has decision making power and/or carries the benefits and risks of such entity, are included in the consolidation. Details of special purposes entities under consolidation are as follows:

<December 31, 2012>

Subsidiaries	Location	Main business	Percentage of owner- ship (%)	Financial statements as of
Kumho Trust 1st Co., Ltd. (*1)	Korea	Asset Securitization	0.0	December 31
Woori IB Global Bond Co., Ltd. (*1)	Korea	”	0.0	December 31
Asiana Saigon Inc. (*1)	Korea	”	0.0	December 31
An-Dong Raja 1st Co., Ltd. (*1)	Korea	”	0.0	December 31
KAMCO Value Recreation 1st Securitization Specialty Co., Ltd. (*1)	Korea	”	15.0	December 31
IB Global 1st Co., Ltd. (*1)	Korea	”	0.0	December 31
Hermes STX Co., Ltd. (*1)	Korea	”	0.0	December 31
BWL 1st Co., LLC. (*1)	Korea	”	0.0	December 31
Consus 8th Co., LLC. (*1)	Korea	”	0.0	December 31
Woori Pungsan Inc. (*1)	Korea	”	0.0	December 31
Pyeongtaek Ocean Sand Inc. (*1)	Korea	”	0.0	December 31
Woori Bank Preservation Trust of principal and interest (*2)	Korea	Trust	0.0	December 31
Haeoreum Short-term Bond 15th (*3)	Korea	Securities investment	100.0	December 31
G5 Pro Short-term 13th (*3)	Korea	”	100.0	December 31
G6 First Class Mid-term E-20 (*3)	Korea	”	100.0	December 31
G15 First Class Mid-term C-1 (*3)	Korea	”	100.0	December 31
D First Class Mid-term C-151 (*3)	Korea	”	100.0	December 31
Golden Bridge Sidus FNH video (*3)	Korea	”	58.8	December 31
Golden Bridge NHN Online Private Equity Investment (*3)	Korea	”	60.0	December 31
Woori CS Ocean Bridge 7th (*3)	Korea	”	61.1	December 31
Woori Milestone Private Real Estate Fund 1st (*3)	Korea	”	94.8	December 31
Consus Sakhalin Real Estate Investment Trust 1st (*3)	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th (*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 9th (*3)	Korea	”	100.0	December 31
Hanwha Smart Private Trust 50th (Bond) (*3)	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 20th (*3)	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 3rd(Bond) (*3)	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Investment Trust 17th (*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 10th (*3)	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 4th (Bond) (*3)	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 21st (*3)	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 4th(Bond) (*3)	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Equity Securities 13rd (Bond) (*3)	Korea	”	100.0	December 31
Say Private Equity Securities Investment Trust WB 1st (*3)	Korea	”	100.0	December 31
Hanwha Private Equity Securities Investment Trust 32nd (*3)	Korea	”	100.0	December 31
Eugene Pride Private Equity Securities Investment Trust 28th (*3)	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 15th (*3)	Korea	”	100.0	December 31
Woori Smart Investor Private Investment Trust 2 nd(*3)	Korea	”	100.0	December 31
Hana UBS Power Private Equity Securities 5th(*3)	Korea	”	100.0	December 31
Mirae Asset Korea Blue Chips Private Trust 3th(*3)	Korea	”	100.0	December 31
HDC New Star Private Equity Securities15th(*3)	Korea	”	100.0	December 31
LS Leading Solution Private Equity Securities118th(*3)	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-1(*3)	Korea	”	100.0	December 31
Hana USB Power Private Equity Securities 15th(*3)	Korea	”	100.0	December 31
Phoenix Sky Private Equity Securities 11th(*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 11th (*3)	Korea	”	100.0	December 31
Mirae Asset Triumph Private Securities 9th(Bond) (*3)	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 15th (Bond) (*3)	Korea	”	100.0	December 31
Meritz Prime Private Equity Securities 79 th (*3)	Korea	”	100.0	December 31
HDC New Star Private Equity Securities17th(Balance Fund)(*3)	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 16th (*3)	Korea	”	100.0	December 31
Phoenix private placement Investment Trust 13th(*3)	Korea	”	100.0	December 31
Hanwha Private Investment Trust 43 nd(*3)	Korea	”	100.0	December 31

<December 31, 2011>

Subsidiaries	Location	Main business	Percentage of owner- ship (%)	Financial statements as of
Kumho Trust 1st Co., Ltd. (*1)	Korea	Asset Securitization	0.0	December 31
Woori IB Global Bond Co., Ltd. (*1)	Korea	”	0.0	December 31
Asiana Saigon Inc. (*1)	Korea	”	0.0	December 31
An-Dong Raja 1st Co., Ltd. (*1)	Korea	”	0.0	December 31
KAMCO Value Recreation 1st Securitization Specialty Co., Ltd. (*1)	Korea	”	15.0	December 31
IB Global 1st Co., Ltd. (*1)	Korea	”	0.0	December 31
Hermes STX Co., Ltd. (*1)	Korea	”	0.0	December 31
BWL 1st Co., LLC. (*1)	Korea	”	0.0	December 31
Consus 8th Co., LLC. (*1)	Korea	”	0.0	December 31
Real DW 2nd Co., Ltd. (*1)	Korea	”	0.0	December 31
Uri Pungsan Inc. (*1)	Korea	”	0.0	December 31
Pyeongtaek Ocean Sand Inc. (*1)	Korea	”	0.0	December 31
Woori Bank Preservation Trust of principal and interest (*2)	Korea	Trust	0.0	December 31
Haeoreum Short-term Bond 15th (*3)	Korea	Securities investment	100.0	December 31
G5 Pro Short-term 13th (*3)	Korea	”	100.0	December 31
G6 First Class Mid-term E-20 (*3)	Korea	”	100.0	December 31
G15 First Class Mid-term C-1 (*3)	Korea	”	100.0	December 31
D First Class Mid-term C-151 (*3)	Korea	”	100.0	December 31
Golden Bridge Sidus FNH video (*3)	Korea	”	58.8	December 31
Golden Bridge NHN Online Private Equity Investment (*3)	Korea	”	60.0	December 31
Woori CS Ocean Bridge 7th (*3)	Korea	”	61.1	December 31
Woori Milestone Private Real Estate Fund 1st (*3)	Korea	”	94.8	December 31
Woori Milestone China Real Estate Fund 1st (*3)	Korea	”	80.7	December 31
Consus Sakhalin Real Estate Investment Trust 1st (*3)	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th (*3)	Korea	”	100.0	December 31
Allianz Blue Ocean Private Trust 5th (*3)	Korea	”	100.0	December 31
Mirae Asset Maps Blue Chips Private Trust 2nd (*3)	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 14th (*3)	Korea	”	100.0	December 31
Kyobo Axa Long Short Private Trust 2nd (*3)	Korea	”	100.0	December 31
Hanhwa Quant Long Short Private Equity3rd (*3)	Korea	”	100.0	December 31
Woori Frontier Alpha Private Equity 8th (*3)	Korea	”	100.0	December 31
Midas Private Investment Trust W-3rd (*3)	Korea	”	100.0	December 31
Consus Private Securities Investment Trust 54th (*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Trust 7th (*3)	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 3rd (Bond)(*3)	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 2nd (*3)	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 13th (*3)	Korea	”	100.0	December 31
Hanwha Smart Private Trust 43rd(Bond) (*3)	Korea	”	100.0	December 31
Eugene Pride Private Trust 21st (Bond) (*3)	Korea	”	100.0	December 31
Meritz Prime Private Trust 42nd (Bond) (*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 8th (*3)	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 9th (*3)	Korea	”	100.0	December 31
Hanwha Smart Private Trust 50th (Bond) (*3)	Korea	”	100.0	December 31

(*1)	Classified as SPEs for asset securitization, and included in consolidation scope, considering the activities of the SPEs, decision-making power maintained by the Bank, and the benefits and risks, although the Bank has less than majority ownership for the SPEs.
(*2)	Classified as SPEs for money trust under Capital Market Integration Act, and included in consolidation scope, considering the activities of the SPEs, decision-making power maintained by the Bank, and the benefits and risks carried by the Bank, although the Bank has less than majority ownership for the SPEs.
(*3)	Classified as SPEs for investing in securities and other and included in consolidation scope, considering the activities of the SPEs, decision-making power maintained by the Bank, and the benefits and risks carried by the Bank.

(3)	Excluded entity from associates, although it’s percentage of ownership is higher than 20% as of December 31, 2012, is as follows:

Associate	Number of shares owned	Percentage of ownership
Vogo 2-2 Special Purpose Entity (*)	24,187,282,362	34.6%

(*)	The entity is excluded from the associates because substantially the Bank has no significant influence over the investee company although it’s percentage of ownership on common share is higher than 20%.

(4)	Investments in associates are as follows (Unit: Korean Won in millions):

					December 31, 2012
Investee	Location	Capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1) (*2)	Korea	￦	631,300	Manufacturing	22,514,800	17.8	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1(*3)	Korea		421,000	Securities investment	90,297,987,131	21.4	December 31
Woori Service Networks Co., Ltd. (*4)	Korea		500	Freight & staffing	4,704	4.9	November 31
Woori Private Equity Fund	Korea		184,200	Securities investment	53,286	28.9	December 31
Korea Credit Bureau Co., Ltd. (*4)	Korea		10,000	Credit information	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*4)	Korea		6,000	Security service	183,870	15.3	November 31
United PF 1st Corporate Financial Stability (*4)	Korea		1,081,400	Securities investment	190,650	18.0	December 31
LIG E&C Co., Ltd.	Korea		16,500	Construction	755,946	23.2	—
Hyunjin Co., Ltd.	Korea		38,400	Construction	1,667,600	21.7	—
Chin Hung International Inc. (*2)	Korea		225,100	Construction	125,052,000	27.8	November 31
Pi City Co., Ltd.	Korea		20,600	Construction	871,631	21.1	—
Orient Shipyard Co., Ltd	Korea		2,300	Shipbuilding	465,050	23.0	—
Phoenix Digital Tech Co., Ltd (*5)	Korea		2,000	Manufacturing	73,160	18.3	December 31
Poong Lim Industrial Co., Ltd	Korea		67,500	Construction	4,316,176	31.6	—
CNK Co., Ltd	Korea		300	Manufacturing	74,261	30.8	—

	December 31, 2011
Investee	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1) (*2)	22,514,800	21.2	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1. (*3)	75,400	21.4	December 31
Woori Service Networks Co., Ltd. (*4)	4,704	4.9	December 31
Woori Private Equity Fund	64,508	28.9	December 31
Korea Credit Bureau Co., Ltd. (*4)	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*4)	183,870	15.3	December 31
United PF 1st Corporate Financial Stability (*4)	148,000	18.5	December 31
LIG E&C Co., Ltd.	755,946	23.2	—
Hyunjin Co., Ltd.	1,667,600	21.7	—

The Bank acquired 755,946 shares (equity: 23.2%) of LIG, 1,667,600 shares (equity: 21.7%) of Hyunjin Co. Ltd., 871,631 shares (equity: 21.1%) of Pi City Co. Ltd., 465,050 shares (equity: 23.0%) of Orient Shipyard Co., Ltd., 74,261 shares (equity: 30.8%) of CNK Co., Ltd. for the year ended December 31, 2012 using debt to equity swap to reduce debts being written-off. There was no amount in investment asset at the time of conversion and as of December 31, 2012. In addition, the Bank holds 125,052,000 shares (ownership: 27.8%) of Chin Hung International Inc., 73,160 shares (ownership: 18.3%) of Phoenix Digital Tech Co., Ltd., and 4,316,176 shares (ownership: 31.6%) of Poong Lim Industrial Co., Ltd. as a result of debt to equity swap for the year ended December 31, 2012.

(*1)	The Bank has a significant influence on Kumho Tire Co., Inc. because it has potential voting rights which are estimated about 20.7% when exercised.
(*2)	Besides Kumho Tire Co., Ltd. and Chin Hung International Inc., there are no other investments in associates for which price are quoted in public. The market price per share as of December 31, 2012 and December 31, 2011 for Kumho Tire Co., Ltd. is ￦13,000 and ￦10,400, respectively, and the market price per share as of December 31, 2012 for Chin Hung International Inc. is ￦648.
(*3)	The price per share changed from ￦1,000,000 to ￦1 so that the number of shares has increased for the year ended December 31, 2012.
(*4)	The Bank can participate in decision making process and has the significant influence over the financial and operating policy decisions of Korea Credit Bureau Co., Ltd. and United PF 1st Corporate Financial Stability by business relationship. And, the majority of the important transactions of Korea Finance Security and Woori Service Networks Co., Ltd. are mainly arranged with the Bank.
(*5)	The Bank has a significant influence on Phoenix Digital Tech Co., Ltd. because it has voting rights about 25.1%.

(5)	Changes in carrying value of investments in subsidiaries and associates accounted for using the equity method are as follows (Korean Won in millions):

	For the year ended December 31, 2012
Investee	January 1, 2012		Acquisition		Disposals		Impairment		December 31, 2012
Woori Credit Information Co., Ltd.	￦	24,666	￦	—	￦	—	￦	—	￦	24,666
Woori America Bank		202,371		—		—		—		202,371
P.T. Bank Woori Indonesia		123,120		—		—		—		123,120
Woori Global Markets Asia, Ltd.		60,773		—		—		—		60,773
Woori Bank China Limited.		401,621		—		—		—		401,621
Zao Woori Bank.		20,196		—		—		—		20,196
Banco Woori Bank do Brasil		—		25,996		—		—		25,996
Korea BTL Infrastructure Fund		473,931		111,100		(3,709)		—		581,322
Woori Fund Service Co., Ltd.		3,000		—		—		—		3,000
Kumho Tires Co., Inc.		113,204		—		—		—		113,204
Woori Blackstone Korea Opportunity Private Equity Fund 1		75,400		16,301		(1,403)		—		90,298
Woori Service Networks Co., Ltd.		108		—		—		—		108
Woori Private Equity Fund (*)		34,423		—		(11,222)		(3,522)		19,679
Korea Credit Bureau Co., Ltd.		2,215		—		—		—		2,215
Korea Finance Security Co., Ltd.		3,337		—		—		—		3,337
United PF 1st Corporate Financial Stability		148,000		43,617		—		—		191,617
Chin Hung International Inc.		—		60,275		—		—		60,275
Phoenix Digital Tech Co., Ltd.		—		538		—		—		538
Poong Lim Industrial Co., Ltd.		—		14,477		—		—		14,477

Total	￦	1,686,365	￦	272,304	￦	(16,334)	￦	(3,522)	￦	1,938,813

	For the year ended December 31, 2011
Investee	January 1, 2011		Acquisition		Disposals		Impairment		December 31, 2011
Woori Credit Information Co., Ltd.	￦	24,666	￦	—	￦	—	￦	—	￦	24,666
Woori America Bank		202,371		—		—		—		202,371
P.T. Bank Woori Indonesia		123,120		—		—		—		123,120
Woori Global Markets Asia, Ltd.		60,773		—		—		—		60,773
Woori Bank China Limited.		401,621		—		—		—		401,621
Zao Woori Bank.		20,196		—		—		—		20,196
Korea BTL Infrastructure Fund		340,031		133,900		—		—		473,931
Woori Fund Service Co., Ltd.		—		3,000		—		—		3,000
BC Card Co., Ltd.		176,476		—		(176,476)		—		—
Kumho Tires Co., Inc.		113,204		—		—		—		113,204
Woori Blackstone Korea Opportunity Private Equity Fund 1		1,301		74,099		—		—		75,400
Woori Service Networks Co., Ltd.		108		—		—		—		108
Woori Private Equity Fund(*)		60,237		—		(2,488)		(23,326)		34,423
Korea Credit Bureau Co., Ltd.		2,215		—		—		—		2,215
Korea Finance Security Co., Ltd.		3,337		—		—		—		3,337
United PF 1st Corporate Financial Stability		—		148,000		—		—		148,000

Total	￦	1,529,656	￦	358,999	￦	(178,964)	￦	(23,326)	￦	1,686,365

(*)	Considering continuous operating losses which result in increasing accumulated losses of Woori Private Equity Fund, the difference between carrying value and recoverable amount has been recognized in impairment loss.

14. INVESTMENT PROPERTIES

(1)	Investment properties are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Acquisition cost	￦	351,987	￦	352,129
Accumulated depreciation		(11,162)		(7,804)

Net carrying value	￦	340,825	￦	344,325

(2)	Changes in investment properties are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Beginning balance of net carrying amount	￦	344,325	￦	347,748
Depreciation		(3,434)		(3,433)
Foreign currencies translation adjustment		(66)		10

Ending balance of net carrying value	￦	340,825	￦	344,325

(3)	Fair value of investment properties as of December 31, 2012 are as follows (Unit: Korean Won in millions):

Classification	The latest revaluation date	Land		Building		Total
Woori Finance Sangam Center and other	December 31, 2009	￦	231,664	￦	137,073	￦	368,737

The fair value of investment properties is determined by the assessment performed by Korea Appraisal Board, the independent appraiser who has proper qualification and experience. In addition, the above appraised value includes the amount of portion used for business by the Bank.

(4)	For the years ended December 31, 2012 and 2011, the revenue occurred from investment properties is ￦13,826 million and ￦15,565 million, and the operating expense directly related to the investment properties that generate rented fee amount to ￦1,882 million and ￦1,830 million, respectively.

15. PREMISES AND EQUIPMENT

(1)	Details of premises and equipment as are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Land		Building		Properties for business use		Structures in leased office		Construction in progress		Total
Acquisition cost	￦	1,516,964	￦	769,022	￦	367,439	￦	298,078	￦	3,680	￦	2,955,183
Accumulated depreciation		—		(66,226)		(274,581)		(246,290)		—		(587,097)

Net carrying value	￦	1,516,964	￦	702,796	￦	92,858	￦	51,788	￦	3,680	￦	2,368,086

	December 31, 2011
	Land		Building		Properties for business use		Structures in leased office		Construction in progress		Total
Acquisition cost	￦	1,519,124	￦	732,805	￦	337,409	￦	267,777	￦	2,832	￦	2,859,947
Accumulated depreciation		—		(42,653)		(258,992)		(231,379)		—		(533,024)

Net carrying value	￦	1,519,124	￦	690,152	￦	78,417	￦	36,398	￦	2,832	￦	2,326,923

(2)	Details of changes in premises and equipment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Land		Building		Properties for business use		Structures in leased office		Construction in progress		Total
Beginning balance	￦	1,519,124	￦	690,152	￦	78,417	￦	36,398	￦	2,832	￦	2,326,923
Foreign currencies translation adjustment		(39)		(65)		(121)		(127)		(37)		(389)
Acquisition		2,741		30,619		49,263		33,596		8,835		125,054
Disposition		(3,925)		(838)		(315)		(1,530)		—		(6,608)
Depreciation		—		(23,890)		(34,656)		(19,961)		—		(78,507)
Classified to assets held for sale		(937)		290		—		—		—		(647)
Transfer(*1)		—		6,528		270		—		(7,950)		(1,152)
Others		—		—		—		3,412		—		3,412

Ending balance	￦	1,516,964	￦	702,796	￦	92,858	￦	51,788	￦	3,680	￦	2,368,086

	For the year ended December 31, 2011
	Land		Building		Properties for business use		Structures in leased office		Construction in progress		Total
Beginning balance	￦	1,519,878	￦	688,587	￦	71,726	￦	32,967	￦	1,451	￦	2,314,609
Foreign currencies translation adjustment		7		16		21		18		—		62
Acquisition		3,449		24,756		37,031		20,143		2,812		88,191
Disposition		(2,728)		(429)		(526)		(534)		—		(4,217)
Depreciation		—		(21,596)		(29,835)		(16,813)		—		(68,244)
Impairment loss		—		(59)		—		—		—		(59)
Classified to assets held for sale		(1,482)		(1,123)		—		—		—		(2,605)
Transfer(*1)		—		—		—		—		(1,431)		(1,431)
Others		—		—		—		617		—		617

Ending balance	￦	1,519,124	￦	690,152	￦	78,417	￦	36,398	￦	2,832	￦	2,326,923

(*1)	￦1,152 million and ￦1,431 million are transferred to other intangible assets for the years ended December 31, 2012 and 2011, respectively.

16. INTANGIBLE ASSETS

(1)	Details of intangible assets are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Development cost		Industrial property rights		Others		Membership deposit(*)		Total
Cost of purchases or appraised value	￦	13,758	￦	287	￦	340,980	￦	9,783	￦	364,808
Accumulated depreciation		(11,839)		(121)		(249,385)		—		(261,345)
Accumulated impairment losses		—		—		—		(1,344)		(1,344)

Net carrying value	￦	1,919	￦	166	￦	91,595	￦	8,439	￦	102,119

	December 31, 2011
	Development cost		Industrial property rights		Others		Membership deposit		Total
Cost of purchases or appraised value	￦	13,729	￦	239	￦	333,956	￦	9,244	￦	357,168
Accumulated depreciation		(10,578)		(89)		(205,685)		—		(216,352)

Net carrying value	￦	3,151	￦	150	￦	128,271	￦	9,244	￦	140,816

(*)	Membership deposits include golf clubs and condominium membership deposits and for this intangible asset, the exact period of useful life cannot be measured. Therefore, the Bank has recognized impairment loss for the membership deposits since the recoverable amount is lower than the carrying amount.

(2)	Details of changes in intangible assets are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Development cost		Industrial property rights		Others		Membership deposit		Total
Beginning balance	￦	3,151	￦	150	￦	128,271	￦	9,244	￦	140,816
Foreign currencies translation adjustment		(2)		—		(19)		(28)		(49)
Acquisition		76		48		5,981		817		6,922
Depreciation		(1,306)		(32)		(43,778)		—		(45,116)
Impairment		—		—		—		(1,540)		(1,540)
Reversal of impairment loss		—		—		—		110		110
Disposal		—		—		(12)		(164)		(176)
Transfer (*)		—		—		1,152		—		1,152

Ending balance	￦	1,919	￦	166	￦	91,595	￦	8,439	￦	102,119

	For the year ended December 31, 2011
	Development cost		Industrial property rights		Others		Membership deposit		Total
Beginning balance	￦	4,988	￦	131	￦	18,622	￦	9,861	￦	33,602
Foreign currencies translation adjustment		2		—		107		(142)		(33)
Acquisition		18		47		155,110		9		155,184
Depreciation		(1,839)		(28)		(46,134)		—		(48,001)
Disposal		(18)		—		(865)		(484)		(1,367)
Transfer (*1)		—		—		1,431		—		1,431

Ending balance	￦	3,151	￦	150	￦	128,271	￦	9,244	￦	140,816

(*)	For the years ended December 31, 2012 and December 31, 2011, ￦1,152 million and ￦1,431 million are transferred from construction in progress, respectively.

17. OTHER ASSETS

Details of other assets are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Advance payments	￦	407	￦	—
Prepaid expenses:
Prepaid expenses in local currency		157,681		186,114
Prepaid expenses in foreign currencies		1,728		1,601
Unearned interest of prepaid expenses		153		189

Sub-total		159,562		187,904

Others:
Supplies and others		3,419		4,303

Total	￦	163,388	￦	192,207

18. ASSETS HELD FOR SALE

In accordance with K-IFRS No. 1105 ‘Non-current assets held for sale and discontinued operations’, the Bank reclassified certain assets into assets held for sale as of January 1, 2010. Assets held for sale of ￦1,239 million, ￦2,258 million, respectively, are recorded as of December 31, 2012 and December 31, 2011.

19. ASSETS SUBJECTED TO LIEN AND ASSETS ACQUIRED THROUGH A FORECLOSURE

(1)	Details of assets subjected to lien are as follows (Unit: Korean Won in millions):

		December 31, 2012
		Collateral given to	Amount		Reason for collateral
Due from banks		Samsung Securities and others	￦	5,975	Deposits for futures margin and others
Financial assets at FVTPL	Financial institutions debt securities and others	Merrill Lynch and others		353,818	Substitute securities and others
AFS financial assets	Korean treasury and government agencies bonds	Nomura Securities and others		291,504	Bonds sold under repurchase agreements(*)
	Financial institutions debt securities and others	BOK and others		1,317,098	Limitation on total loan exposure and others
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others		943,694	Bonds sold under repurchase agreements(*)
	Korean treasury and government agencies bonds and others	BOK and others		3,867,577	Limitation on total loan exposure and others

		Total	￦	6,779,666

		December 31, 2011
		Collateral given to	Amount		Reason for collateral
Due from banks		Samsung Securities and others	￦	12,952	Deposits for futures margin and others
Financial assets at FVTPL	Financial institutions debt securities and others	Merrill Lynch and others		395,019	Substitute securities and others
AFS financial assets	Korean treasury and government agencies bond	Nomura Securities and others		251,509	Bonds sold under repurchase agreements(*)
	Financial institutions debt securities and others	BOK and others		588,464	Limitation on total loan exposure and others
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others		986,262	Bonds sold under repurchase agreements(*)
	Korean treasury and government agencies bonds and others	BOK and others		4,926,496	Limitation on total loan exposure and others

		Total	￦	7,160,702

(*)	It’s debt securities sold under the agreement that the seller repurchases the debt securities at the agreed price or the price that is added a specified rate on the selling price in future, which is not derecognized from the balance sheet. The debt securities are also provided as a collateral to the buyer who has right to sell the debt securities or reprovide them as a collateral. As the debt securities are not derecognized from the balance sheet, the related transferred amount is recorded on the balance sheet as a liability, which is debt securities sold under repurchasement agreement.

(2)	There are no assets acquired through a foreclosure as of December 31, 2012 and December 31, 2011.

(3)	Details of loaned securities as of December 31, 2012 and December 31, 2011 are as follows (Unit: Korean Won in millions):

		December 31, 2012		December 31, 2011		Loaned to
Financial assets at FVTPL	Korean treasury and government agencies bonds	￦	—	￦	19,876	Korea Securities Depository
	Securities		26,165		—	Samsung Securities
AFS financial assets	Korean treasury and government agencies bonds		20,413		80,193	Korea Securities Depository

	Total	￦	46,578	￦	100,069

Loaned securities are loans of specific securities to borrowers who agree to return a like quantity of the same security. As the Bank do not derecognized these securities, there is no liabilities relates to loaned securities.

(4)	Collaterals held that can be disposed and re-subjected to lien regardless of defaults

Fair value of the collaterals held that can be disposed and re- subjected to lien regardless of defaults as of December 31, 2012 and December 31, 2011 are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Fair value of collateral		Fair value of the collaterals held were disposed and re- subjected to lien
Securities	￦	4,173,360	￦	—

	December 31, 2011
	Fair value of collateral		Fair value of the collaterals held were disposed and re- subjected to lien
Securities	￦	605,058	￦	—

20. FINANCIAL LIABILITIES AT FVTPL

(1)	Financial liabilities at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Financial liabilities held for trading	￦	3,152,991	￦	3,179,148
Financial liabilities designated at FVTPL		315,454		322,207

Total	￦	3,468,445	￦	3,501,355

(2)	Details of financial liability held-for-trading are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Derivative liabilities:
Interest rate derivatives	￦	1,612,424	￦	1,500,077
Currency derivatives		1,167,649		1,333,946
Stock derivatives		362,013		328,153
Commodity derivatives		5,323		16,972

Sub Total		3,147,409		3,179,148

Deposits:
Gold banking liabilities		5,582		—

Total	￦	3,152,991	￦	3,179,148

(3)	Details of financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Debentures:
Debentures in local currency	￦	227,920	￦	226,432
Debentures in foreign currencies		87,534		95,775

Total	￦	315,454	￦	322,207

A portion of liabilities which do not meet the definition of financial liabilities held for trading is designated as financial instrument at FVTPL by using fair value option to eliminate or significantly reduce a measurement or recognition inconsistency that would otherwise arise from recognizing assets and liabilities on a different basis.

(4)	Credit risk adjustments to financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Financial liabilities designated at FVTPL	￦	315,454	￦	322,207
Changes in fair value for credit risk adjustments		(23,142)		6,462
Accumulated changes in credit risk adjustments	￦	(49,612)	￦	(26,470)

(5)	Differences of financial liabilities at FVTPL’s carrying amount and face amount at maturity are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Carrying amount	￦	315,454	￦	322,207
Face amount at maturity		290,333		296,498

Difference	￦	25,121	￦	25,709

21. DEPOSITS DUE TO CUSTOMERS (“DEPOSITS”)

(1)	Details of deposits by interest type are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Deposits in local currency:
Deposits on demand:
Interest bearing	￦	2,534,985	￦	2,450,042
Non-interest bearing		8,155,070		8,401,413
Deposits at termination		140,615,109		137,637,893
Mutual installment		64,959		82,823

Sub-total		151,370,123		148,572,171

Certificate of deposits		1,144,569		959,458
Other deposits:
Deposits on notes payable		2,940,580		2,479,546
Deposits on CMA		1,518,282		1,752,379

Sub-total		4,458,862		4,231,925

Deposits in foreign currencies:
Interest bearing		7,076,370		6,184,114
Non-interest bearing		428,257		610,371

Sub-total		7,504,627		6,794,485

Present value discount		(9,877)		(18,958)

Total	￦	164,468,304	￦	160,539,081

(2)	Details of deposits by customers are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Individuals	￦	54,391,219	￦	52,666,907
Corporation		53,134,737		49,174,932
Banks		21,517,495		22,455,070
Government agencies		14,139,256		12,935,444
Other financial institution		8,122,896		7,341,295
Government		3,047,875		6,267,489
Non-profit corporation		4,275,092		4,204,331
Educational organization		2,642,535		2,509,585
Foreign corporation		559,530		429,917
Other		2,647,546		2,573,069
Present value discount		(9,877)		(18,958)

Total	￦	164,468,304	￦	160,539,081

22. BORROWINGS AND DEBENTURES

(1)	Details of borrowings as are as follows (Unit: Korean Won in millions):

	December 31, 2012
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	1.3	￦	519,965
Borrowing from government funds	Small & medium Business Corporation and others	0.0 ~ 3.5		1,843,071
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8		2,143,574

Sub-total				4,506,610

Borrowings in foreign currencies	Commerz Bank AG and others	0.0 ~ 10.5		6,967,422
Call-money	Banks and others	0.2 ~ 3.3		4,361,874
Bonds sold under repurchase agreements	Others	1.5 ~ 21.2		890,367
Bills sold	Others	0.0 ~ 3.5		82,624
Present value discount				(1,186)

Total			￦	16,807,711

	December 31, 2011
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	1.5	￦	651,854
Borrowing from government funds	Korea Environment Management Corporation and others	0.0 ~ 3.6		1,936,669
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8		2,087,241

Sub-total				4,675,764

Borrowings in foreign currencies	Wilshire State Bank and other	0.1 ~ 13.5		9,861,689
Call-money	Banks and others	0.2 ~ 4.7		2,885,440
Bonds sold under repurchase agreements	Others	2.2 ~ 21.2		985,141
Bills sold	Others	0.0 ~ 3.7		96,453
Present value discount				(2,073)

Total			￦	18,502,414

(2)	Details of other monetary organizations’ borrowings are as follows (Unit: Korean Won in millions):

	December 31, 2012
	BOK		General bank		Others		Total
Borrowings in local currency	￦	519,965	￦	—	￦	—	￦	519,965
Borrowings in foreign currencies		—		6,962,860		—		6,962,860
Call-money		—		428,874		3,933,000		4,361,874
Bonds sold under repurchase agreements		—		32,133		856,009		888,142

Total	￦	519,965	￦	7,423,867	￦	4,789,009	￦	12,732,841

	December 31, 2011
	BOK		General bank		Others		Total
Borrowings in local currency	￦	651,854	￦	—	￦	—	￦	651,854
Borrowings in foreign currencies		—		9,784,915		76,177		9,861,092
Call-money		—		1,023,227		1,862,213		2,885,440
Bonds sold under repurchase agreements		—		—		982,530		982,530

Total	￦	651,854	￦	10,808,142	￦	2,920,920	￦	14,380,916

(3)	Details of debentures are as follows (Unit: Korean Won in millions):

	December 31, 2012			December 31, 2011
	Interest rate (%)	Amount		Interest rate (%)	Amount
Carrying value of bond:
Ordinary bonds	1.3 ~ 10.5	￦	12,433,634	0.5 ~ 10.5	￦	14,801,112
Subordinated bonds	3.4 ~ 10.3		5,380,317	4.7 ~ 10.3		4,950,864

Sub-total			17,813,951			19,751,976

Discount on bonds			(35,779)			(40,669)

Total		￦	17,778,172		￦	19,711,307

23. PROVISIONS

(1)	Details of provisions are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Provisions for guarantees (*)	￦	433,454	￦	460,221
Provisions for unused commitments		138,324		114,980
Provision for credit card point		6,416		701
Other provision		13,531		19,502
Asset retirement obligation		13,427		11,080
Retirement benefit obligation		63,124		19,711

Total	￦	668,276	￦	626,195

(*)	Provision for guarantee is including provision for financial guarantee of ￦123,869 million and ￦211,642 million as of December 31, 2012 and December 31, 2011, respectively.

(2)	Changes in provision except asset retirement obligation and retirement benefit obligation are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Provision for guarantees		Provision for unused commitments		Provision for credit card point		Other provision		Total
Beginning balance	￦	460,221	￦	114,980	￦	701	￦	19,502	￦	595,404
Provisions provided		61,186		24,203		27,078		—		112,467
Provisions used		(48,747)		(149)		(21,363)		(3,300)		(73,559)
Others		34,172		—		—		—		34,172
Reversal of unused amount		(73,378)		(710)		—		(2,671)		(76,759)

Ending balance	￦	433,454	￦	138,324	￦	6,416	￦	13,531	￦	591,725

	For the year ended December 31, 2011
	Provision for guarantees		Provision for unused commitments		Provision for credit card point		Other provision		Total
Beginning balance	￦	290,126	￦	151,091	￦	10,721	￦	30,794	￦	482,732
Provisions provided		162,679		—		9,339		1,355		173,373
Provisions used		(38,884)		1		(19,359)		(12,647)		(70,889)
Others		46,300		—		—		—		46,300
Reversal of unused amount		—		(36,112)		—		—		(36,112)

Ending balance	￦	460,221	￦	114,980	￦	701	￦	19,502	￦	595,404

(3)	Changes in asset retirement obligation are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Beginning balance	￦	11,080	￦	18,159
Provisions provided		1,561		617
Provisions used		(847)		(342)
Discount rate adjustment		1,605		(7,377)
Amortization		28		23

Ending balance	￦	13,427	￦	11,080

24. RETIREMENT BENEFIT OBLIGATION

(1)	Details of retirement benefit obligation are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Projected retirement benefit obligation	￦	381,277	￦	232,138
Fair value of plan assets		(318,153)		(212,427)

Liability recognized	￦	63,124	￦	19,711

(2)	Details of post-employee benefits recognized in net income are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Service cost	￦	88,616	￦	82,190
Interest cost		10,734		7,464
Expected return of plan assets		(11,124)		(5,697)
Actuarial losses (gains)		63,745		16,320
Past service cost		232		—
Losses on the curtailment or settlement		(41)		(298)

Total	￦	152,162	￦	99,979

For the year ended December 31, 2012 and 2011, the Bank appropriate its contribution retirement benefit at the expense of ￦2,044 million and ￦2,349 million, respectively.

(3)	Details of changes in carrying value of retirement benefit obligation are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Beginning balance	￦	232,138	￦	137,320
Service cost		88,616		82,190
Interest cost		10,734		7,464
Actuarial loss (gain)		62,301		15,361
Adjustment due to foreign currencies translation		80		95
Retirement benefit paid		(10,728)		(8,728)
Past service cost		232
Loss on the curtailment or settlement		(2,096)		(1,564)

Ending balance	￦	381,277	￦	232,138

(4)	Changes in plan assets are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Beginning balance	￦	212,427	￦	116,412
Expected return on plan assets		11,124		5,697
Actuarial loss		(1,444)		(959)
Employer’s contributions		105,000		96,000
Retirement benefit paid		(6,899)		(3,457)
Curtailment or settlement		(2,055)		(1,266)

Ending balance	￦	318,153	￦	212,427

(5)	Actuarial assumption used in retirement benefit obligation assessment is as follows (Unit: Korean Won in millions)

	December 31, 2012	December 31, 2011
Discount rate	3.82%	4.76%
Inflation rate	2.35%	2.30%
Expected rate of return on plan assets	4.49%	4.49%
Future wage growth rate	5.66%	5.31%
Mortality ratio	Issued by Korea Insurance Development Institute

Expected rate of return on plan assets as of December 31, 2012 and 2011, which were considered with the expect rate of return on retirement pension, retirement trust and retirement insurances, are calculated as 4.49%, respectively.

(6)	Details of plan assets are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Time deposits	￦	300,180	￦	205,432
Others		17,973		6,995

Total	￦	318,153	￦	212,427

(7)	The realized returns on plan assets for the years ended December 31, 2012 and 2011 are ￦9,680 million and ￦4,738 million, respectively.

(8)	Details of accumulation of retirement benefit obligation for recent 3 years are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011		December 31, 2010
Retirement benefit obligation recognized	￦	63,124	￦	19,711	￦	20,908
Present value of retirement benefit obligation		381,277		232,138		137,320
Fair value of plan assets	￦	(318,153)	￦	(212,427)	￦	(116,412)

25. OTHER FINANCIAL LIABILITIES AND OTHER LIABILITIES

Other financial liabilities and other liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Other financial liabilities:
Accounts payable	￦	10,963,374	￦	6,056,301
Accrued expenses		2,506,896		2,613,618
Other financial liabilities(*)		112,008		41,880
Difference on discount for the present value of the other financial liabilities		(1,428)		(3,195)
Borrowing from trust accounts		3,551,345		2,383,378
Deposits received		273,345		254,883
Agency business revenue		341,430		153,701
Domestic exchanges payable		161,620		2,968,232
Foreign exchanges remittances		869,835		688,640
Others on credit cards		112,394		101,105
Agency and others		1,573,212		970,531

Sub-total		20,464,031		16,229,074

Other liabilities:
Unearned income		141,452		200,164
Other miscellaneous liabilities		225,918		220,750

Sub-total		367,370		420,914

Total	￦	20,831,401	￦	16,649,988

(*)	In accordance with the creditor financial institutions committee agreement, ￦94,205 million the Bank is to carry out a payment to other creditor financial institutions is included (Notes 10 and 40).

26. DERIVATIVES

(1)	Derivative assets and derivative liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2012
			Assets				Liabilities
	Notional amount		For fair value hedge		For trading		For fair value hedge		For trading
Interest rate:
Futures	￦	152,098	￦	—	￦	—	￦	—	￦	—
Swaps		144,343,001		267,470		1,547,622		6,158		1,591,188
Long options		1,755,000		—		25,710		—		—
Short options		1,532,297		—		—		—		21,236
Currency:
Futures		1,459,974		—		—		—		—
Forwards		42,779,297		—		450,760		—		461,228
Swaps		20,834,992		—		674,963		—		686,458
Long options		1,146,439		—		171,205		—		—
Short options		1,144,362		—		—		—		19,963
Equity:
Futures		34,593		—		—		—		—
Long options		637,892		—		57,918		—		—
Short options		1,167,123		—		—		9,340		362,013
Others:
Forwards		14,897		—		139		—		285
Swaps		56,388		—		3,042		—		2,964
Long options		164,638		—		1,847		—		—
Short options		180,594		—		—		—		2,074

Total	￦	217,403,585	￦	267,470	￦	2,933,206	￦	15,498	￦	3,147,409

	December 31, 2011
			Assets				Liabilities
	Notional amount		For fair value hedge		For trading		For fair value hedge		For trading
Interest rate:
Futures	￦	298,253	￦	—	￦	—	￦	—	￦	—
Swaps		176,229,868		326,414		1,386,757		12,885		1,469,153
Long options		2,445,000		—		36,254		—		—
Short options		2,771,136		—		—		—		30,924
Currency:
Futures		1,065,618		—		—		—		—
Forwards		35,333,410		—		749,093		—		311,520
Swaps		27,243,579		—		722,915		—		995,488
Long options		1,957,680		—		395,419		—		—
Short options		1,890,912		—		—		—		26,938
Equity:
Futures		18,945		—		—		—		—
Long options		591,620		—		53,706		—		—
Short options		1,177,223		—		—		—		328,153
Others:
Futures		300		—		—		—		—
Forwards		10,516		—		239		—		253
Swaps		157,938		—		4,424		—		4,926
Long options		234,408		—		11,683		—		—
Short options		239,000		—		—		—		11,793

Total	￦	251,665,406	￦	326,414	￦	3,360,490	￦	12,885	￦	3,179,148

The above disclosure includes all derivatives regardless of the financial instrument categories. Derivatives held for trading purpose classified into financial assets or liabilities at FVTPL (see notes 7 and 20) and derivatives for hedging are stated as a separate line item at the consolidated statements of financial position.

Fair value hedge is applied to avoid the risk of fluctuations in the fair value of financial assets and liabilities due to stock price and interest rate fluctuations. There are AFS financial assets for hedging of stock price fluctuations and there are AFS financial assets and debentures for hedging of interest rate fluctuations. Stock option is used to hedge for stock price fluctuations and interest rate swap is used to hedge for interest rate fluctuations when the risk is recognized specifically.

The amounts of credit value adjustment (“CVA”) for the derivative assets as of December 31, 2012 and 2011 are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Derivative assets before CVA	￦	3,395,696	￦	3,781,693
Credit value adjustment		(195,020)		(94,789)

Fair value of derivative assets	￦	3,200,676	￦	3,686,904

(2)	Gains or losses on valuation of derivatives are as follows (Unit: Korean Won in millions):

	For the years ended December 31, 2012		For the years ended December 31, 2011
Hedged items:
Gain on fair value hedges	￦	43,879	￦	4,921
Loss on fair value hedges		(43,817)		(200,455)

Total	￦	62	￦	(195,534)

Hedging instruments:
Gain on derivatives		39,232		193,374
Loss on derivatives		(49,956)		(9,882)

Total	￦	(10,724)	￦	183,492

27. DAY 1 PROFITS AND LOSSES

Changes in deferred day 1 profits and losses are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Beginning balance	￦	4,570	￦	5,300
New transactions		1,817		4,580
Amounts recognized in net income		(3,209)		(5,310)

Ending balance	￦	3,178	￦	4,570

Although no observable elements were available in active market to determine fair value of the financial instruments, valuation techniques were utilized to determine fair value of such instruments. These financial instruments are recorded at their fair values at the time of purchase even though there were differences noted on the transaction price and fair value obtained from valuation techniques. The table above shows the differences yet to be recognized in net income.

28. CAPITAL STOCK, HYBRID EQUITY SECURITIES AND CAPITAL SURPLUS

(1)	Capital stock, hybrid securities and capital surplus are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Capital stock:
Common stock	￦	3,479,783	￦	3,479,783
Preferred stock		350,000		350,000
Hybrid equity securities		1,681,807		1,681,807
Capital surplus:
Capital in excess of par value		346,880		346,880
Other capital surplus		463,003		464,671

	￦	6,321,473	￦	6,323,141

(2)	The number of authorized shares is as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Authorized shares of capital stock		3,000,000,000 shares		3,000,000,000 shares
Par value	￦	5,000	￦	5,000
Issued shares of Common stock		695,956,580 shares		695,956,580 shares
Preferred stock		70,000,000 shares		70,000,000 shares

(3)	Hybrid equity securities classified as equity are as follows (Unit: Korean Won in millions):

			Interest Rates	The years ended December 31
	Issue date	Maturity	(%)	2012		2011
Local Currency	2008. 6. 20.	2038. 6. 20.	7.7	￦	254,632	￦	254,632
	2009. 3. 31.	2039. 3. 31.	6.7		499,999		499,999
Foreign Currency	2007. 5. 2.	2037. 5. 2.	6.2		927,176		927,176

				￦	1,681,807	￦	1,681,807

The Bank can exercise its right to early repayment after five or ten years after issuing hybrid equity securities, and at the date of maturity, the contractual agreements allow the Bank to indefinitely extend the maturity date with the same contractual terms. In addition, the Bank decides not to pay the dividends of common share at general shareholder’s meeting, the Bank may not pay interest on the hybrid equity securities.

(4)	Details of capital surplus are as follows (Unit: Korean Won in millions):

		December 31, 2012		December 31, 2011
Capital in excess of par value	Increase by issuance of preferred stock and common stock issue cost	￦	346,880	￦	346,880
Other capital surplus	Increase by acquisition of banking segment of formerly Peace Bank		31,903		31,903
	Gain on disposal of subsidiary stock (formerly Woori Investment Trust Management Co., Ltd.)		17,392		17,392
	Loss on disposal of subsidiary stock (formerly Woori Investment Securities Co., Ltd.)		(55,369)		(55,369)
	Increase by merger with formerly Woori Investment Bank Co., Ltd.		138,682		138,682
	Increase by merger with formerly Woori Card		330,395		330,395
	Increase by additional acquisition of interests in P.T. Bank Woori Indonesia		—		1,668
	Sub-total		463,003		464,671

	Total	￦	809,883	￦	811,551

29. OTHER EQUITY

Changes in other equity are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
	Beginning balance		Increase (decrease) on valuation		Adjustments		Income tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	558,615	￦	77,537	￦	(534,894)	￦	110,680	￦	211,938
Gain (loss) on overseas business translation and others		3,524		(27,660)		—		6,694		(17,442)

Total	￦	562,139	￦	49,877	￦	(534,894)	￦	117,374	￦	194,496

	For the year ended December 31, 2011
	Beginning balance		Increase (decrease) on valuation		Adjustments		Income tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	927,698	￦	129,656	￦	(582,053)	￦	83,314	￦	558,615
Gain (loss) on overseas business translation and others		(542)		5,345		—		(1,279)		3,524

Total	￦	927,156	￦	135,001	￦	(582,053)	￦	82,035	￦	562,139

For the change in gain (loss) on valuation of AFS financial assets, others represent the change from the valuation for the period, and reclassification adjustments show disposal or recognition of impairment losses on AFS financial assets.

30. RETAINED EARNINGS

(1)	Changes in retained earnings are as follows (Unit: Korean Won in millions):

		December 31, 2012		December 31, 2011
Legal Reserve	Legal reserve	￦	1,396,500	￦	1,199,500
	Other legal reserve		38,678		35,582

	Sub-total		1,435,178		1,235,082

Voluntary Reserve	Business rationalization reserve		8,000		8,000
	Reserve for financial structure improvement		235,400		235,400
	Additional reserve		7,176,544		6,799,544
	Regulatory reserve for credit loss		1,127,236		—
	Revaluation reserve		761,650		—
	Other voluntary reserve		9,800		6,000

	Sub-total		9,318,630		7,048,944

Retained earnings before appropriation			1,224,271		2,949,002

	Total	￦	11,978,079	￦	11,233,028

1)	Legal reserve

In accordance with the Act of Banking Law, legal reserve are appropriated at least one tenth of the earnings after tax on every dividend declaration, not exceeding the paid in capital. This reserve may not be used other than for offsetting a deficit or transferring to capital.

2)	Other legal reserve

Other legal reserves were appropriated in the branches located in Japan, Vietnam and Bangladesh according to the banking laws of Japan, Vietnam and Bangladesh, and may be used to offset any deficit incurred in those branches.

3)	Business rationalization reserve

Pursuant to the Tax Exemption and Reduction Control Law, the Bank was previously required to appropriate, as a reserve for business rationalization, amounts equal to tax reductions arising from tax exemptions and tax credits up to December 31, 2001. The requirement was no longer effective from 2002.

4)	Reserve for financial structure improvement

In 2002, the Finance Supervisory Services recommended banks in Korea to appropriate at least ten percent of net income after accumulated deficit for financial structure improvement, until simple capital ratio equals 5.5 percent. This reserve is not available for payment of cash dividends; however, it can be used to reduce a deficit or be transferred to capital.

5)	Additional reserve and other voluntary reserve

Additional reserve and other voluntary reserve were appropriated for capital adequacy and other management purpose.

6)	Regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under K-IFRS for the accounting purpose are lower than provisions under RSBB, the Bank discloses such short fall amount as regulatory reserve for credit loss.

7)	Revaluation reserve

Revaluation reserve is the amount of limited dividends set by the board of directors to be the recognized as complementary capital when the gain or loss occurred in the property revaluation by adopting K-IFRS.

(2)	Statements of appropriations of retained earnings are as follows(Unit: Korean Won in millions):

	For the years ended December 31
	2012				2011
I. RETAINED EARNINGS BEFORE APPROPRIATIONS:			￦	1,224,271			￦	2,949,002
1. Unappropriated retained earnings carried over from prior years	￦	166			￦	1,122,160
2. Accumulation effect due to accounting changes		2,179				—
3. Dividends of hybrid equity securities and other (*1)		(121,022)				(142,593)
4. Net income		1,342,948				1,969,435
II. APPROPRIATIONS:				1,223,539				2,948,836
1. Legal reserve (*2)		139,000				197,000
2. Reserve for research and human resource development		1,900				3,800
3. Other reserve		1,446				3,096
4. Revaluation reserve		—				761,650
5. Planned regulatory reserve for credit loss		169,887				1,127,236
6. Amortization of loss on redemption of hybrid equity securities		—				1
7. Cash dividends (Dividend per share (%))
(2012: Common stock 169 Won (3.4%), Preferred stock 800 Won (16%),		173,306				479,053
2011: Common stock 608 Won (12.2%), Preferred stock 800 Won (16%))
8. Additional reserve		738,000				377,000

III. UNAPPROPRIATED RETAINED EARNINGS TO BE CARRIED FORWARD TO SUBSEQUENT YEAR			￦	732			￦	166

(*1)	Besides dividends of hybrid securities, ￦45 million Won of foreign currency translation adjustments of other legal reserve and other as of December 31, 2011 are included.
(*2)	More than ten percent of net income after tax, which is calculated in accordance with accounting principles generally accepted in Korea, is allocated to the legal reserve.

1)	Reserve for research and human development

In accordance with the Tax Reduction and Exemption Control Act, the Bank reserves tax reserves (reserve when taxable deduction under reporting adjustment during calculating income tax) when the Bank dispose of retain earning. This reserve, however, cannot allocate the amount of purchase return under related tax law.

2)	Revaluation reserve

According to the banking supervision by laws annex 3, to be recognized as complementary capital, gain or loss occurred in the property revaluation when adopting K-IFRS is the amount with limited dividends by the Board of Directors.

3)	Planned regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under K-IFRS for the accounting purpose are lower than provisions under RSBB, the Bank discloses such short fall amount as planned regulatory reserve for credit loss.

(3)	The changes in retained earnings as of December 31, 2012 and 2011 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Beginning balance	￦	11,233,028	￦	9,793,866
Net income		1,342,948		1,969,435
Dividend		(600,075)		(530,273)
Amortization of loss on redemption of hybrid equity securities		(1)		—
Others		2,179		—

Ending balance		11,978,079		11,233,028

31. PLANNED REGULATORY RESERVE FOR CREDIT LOSS

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if the estimated provisions for credit loss under K-IFRS for the accounting purpose are lower than those in accordance with the provisions under RSBB, the Bank shall disclose the difference as the planned regulatory reserve for credit loss.

(1)	Balance of the planned regulatory reserve for credit loss is as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Beginning	￦	1,127,236	￦	—
Amount estimated to be appropriated		169,887		1,127,236

Ending	￦	1,297,123	￦	1,127,236

(2)	Planned reserves provided, adjusted net income after the planned reserves provided and adjusted earnings per share after the planned reserves provided are as follows (Unit: Korean Won in millions, except for earnings per share amount):

	For the year ended December 31, 2012		For the year ended December 31, 2011
Net income	￦	1,342,948	￦	1,969,435
Planned reserves provided		169,887		600,711
Adjusted net income after the planned reserves provided		1,173,061		1,368,724
Adjusted earnings per share after the planned reserves provided	￦	1,431	￦	1,681

32. DIVIDENDS

Details of dividends and propensity to dividend are as follows (Unit: Korean Won in millions except for per share amount):

	December 31, 2012				December 31, 2011
	Common stock		Preferred stock (*1)		Common stock		Preferred stock (*1)
Shares outstanding (million)		696		70		696		70
Par value (Won)	￦	5,000	￦	5,000	￦	5,000	￦	5,000
Capital stock	￦	3,479,783	￦	350,000	￦	3,479,783	￦	350,000
Number of shares issued (million)		696		70		696		70
Dividend per share (Won)	￦	169	￦	800	￦	608	￦	800
Total dividend	￦	117,306	￦	56,000	￦	423,053	￦	56,000
Dividend rate		3.4%		16.0%		12.2%		16.0%
Net income	￦	1,342,948	￦	1,342,948	￦	1,969,435	￦	1,969,435
Payout ratio (*2)		8.7%		4.2%		21.5%		2.8%

(*1)	Preferred stock is non-cumulative and non-participating and its dividend rate is 8% on issuance price per share.
(*2)	Payout ratio of common stock and preferred stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2012 are 10.0% and 4.8%, respectively. And payout ratio of common stock and preferred stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2011 are 30.9% and 4.1%, respectively.

33. NET INTEREST INCOME

(1)	Interest income recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Financial asset at FVTPL:
Interest of securities:
Securities in local currency	￦	198,041	￦	196,404
Interest of other assets		76,601		89,824

Sub-total		274,642		286,228

AFS financial assets:
Interest of securities in local currency:
Interest of government bonds		95,376		118,501
Interest of finance debentures		140,775		121,120
Interest of debentures		69,981		42,479
Interest on securities in foreign currencies		850		4,265

Sub-total		306,982		286,365

HTM financial assets:
Interest of securities in local currency:
Interest of government bonds		237,565		232,600
Interest of finance debentures		135,326		225,033
Interest of debentures		232,188		197,288
Others		—		709
Interest of securities in foreign currencies		29		4

Sub-total		605,108		655,634

Loans and receivables:
Interest on due from banks:
Interest on due from banks in local currency		53,926		28,766
Interest on due from banks in foreign currencies		7,841		4,648
Interest of loans:
Interest on loans in local currency		8,088,468		8,192,157
Interest on loans in foreign currencies		279,883		294,688
Interest on domestic usance bills		55,711		49,049
Interest on off-shore loans		615		497
Interest on inter-bank loans		21,929		56,410
Interest on call loans		56,040		73,868
Interest on bills bought		5,194		5,868
Interest on foreign currencies		129,146		119,035
Interest on payment for acceptances and guarantees		2,277		4,291
Interest on bonds sold under repurchase agreements		125,368		100,060
Interest on privately placed bonds		66,752		119,723
Interest on credit card receivables		972,486		1,009,757
Interest of other assets		70,115		95,631

Sub-total		9,935,751		10,154,448

Total	￦	11,122,483	￦	11,382,675

Interest income accrued from impaired loan is ￦85,790 million and ￦134,343 million for the years ended December 31, 2012 and 2011, respectively.

(2)	Interest expense recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Interest of deposits:
Interest on demand deposits in local currency	￦	26,894	￦	20,116
Interest on deposits in foreign currencies		45,305		42,667
Interest on saving deposits in local currency		4,162,433		4,122,460
Interest on mutual installment		2,762		3,590
Interest on certificate of deposits		24,275		64,966
Interest on other deposits		149,259		175,043

Sub-total		4,410,928		4,428,842

Interest of borrowings:
Interest on borrowings in local currency		105,584		117,038
Interest on borrowings in foreign currencies		93,124		112,230
Interest on call money		57,462		54,952
Interest on bonds sold under repurchase agreements		24,480		19,992
Interest on bills sold		2,429		2,582

Sub-total		283,079		306,794

Interest of debentures:
Interest on debentures in local currency		700,400		785,505
Interest on debentures in foreign currencies		223,266		223,042

Sub-total		923,666		1,008,547

Others		107,867		95,462

Total	￦	5,725,540	￦	5,839,645

34. NET FEES AND COMMISSIONS INCOME

(1)	Details of fees and commissions income occurred are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Commission received:
Commission received in local currency	￦	544,828	￦	500,576
Commission received in foreign currencies		169,905		178,805

Sub-total		714,733		679,381

Commission fees		123,428		107,183
Commission received on project financing		23,510		22,847
Commission received on credit card:
Credit card in local currency		11,975		12,800
Credit card in foreign currencies		23,428		21,114
Prepaid card		1,054		1,375
Debit card		99		169

Sub-total		36,556		35,458

CMA management charges		4,451		5,553
Commission received on securities		62,976		71,725
Other commission received		454		3,202
Commission received on trust business		46,991		39,493

Total	￦	1,013,099	￦	964,842

(2)	Details of fees and commissions expense occurred are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Commission expenses:
Commission expenses in local currency	￦	62,656	￦	61,251
Commission expenses in foreign currencies		25,690		19,699

Sub-total		88,346		80,950

Commission expenses on credit card:
Credit card in local currency		390,055		337,794
Credit card in foreign currencies		2,124		2,715
Debit card		126		138

Sub-total		392,305		340,647

Commission expenses on other		53,886		58,046
Commission expenses on trust business		36		36

Total	￦	534,573	￦	479,679

35. DIVIDEND INCOME

Details of dividend income recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Financial assets at FVTPL:
Dividend income in local currency	￦	5,956	￦	7,477

AFS financial assets:
Dividend in local currency		138,579		100,670
Dividend in foreign currencies		3,667		4,071

Sub-total		142,246		104,741

Total	￦	148,202	￦	112,218

36. GAINS OR LOSSES RELATED TO FINANCIAL ASSETS AT FVTPL

(1)	Details of gains or losses related to financial assets at FVTPL are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Gains (losses) on financial assets held for trading	￦	(355,268)	￦	80,217
Gains (losses) of financial assets designated at FVTPL		(73)		27,885

Total	￦	(355,341)	￦	108,102

(2)	Details of gains or losses on financial assets held for trading are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Gain (loss) on securities:
Gain on disposal of securities in local currency	￦	67,235	￦	51,825
Loss on disposal of securities in local currency		(36,633)		(102,635)

Sub-total		30,602		(50,810)

Gain on valuation of securities in local currency		15,276		15,396
Loss on valuation of securities in local currency		(9,517)		(18,421)

Sub-total		5,759		(3,025)

Gain (loss) on securities sub-total		36,361		(53,835)

Gain (loss) on derivatives (for trading):
Gain on transaction and valuation of derivatives:
Gain on interest rates derivatives		1,123,851		1,844,197
Loss on interest rates derivatives		(1,152,532)		(1,843,048)

Sub-total		(28,681)		1,149

Gain on currencies derivatives		4,172,605		3,557,234
Loss on currencies derivatives		(4,523,525)		(3,471,300)

Sub-total		(350,920)		85,934

Gain on equity derivatives		95,069		176,187
Loss on equity derivatives		(108,144)		(139,137)

Sub-total		(13,075)		37,050

Gain on other derivatives		45,216		80,516
Loss on other derivatives		(44,785)		(77,615)

Sub-total		431		2,901

Gain (loss) on derivatives sub-total		(392,245)		127,034
Gain (loss) on other financial instruments:
Gain on transaction of other financial instruments		1,193		7,779
Loss on transaction of other financial instruments		(619)		(1,082)

Sub-total		574		6,697
Gain (loss) on valuation of other financial instruments

Gain on valuation of other financial instruments		1,304		321

Gain on valuation of other financial instruments		(1,262)		—

Sub-total		42		321

Gain (loss) on other financial instruments Sub-total		616		7,018

Total	￦	(355,268)	￦	80,217

(3)	Details of gains or losses of financial instrument at FVTPL are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Gain (loss) on other financial instruments:
Gain on disposition of other financial instruments	￦	—	￦	18,861
Gain (loss) on valuation of other financial instruments		(73)		9,024

Total	￦	(73)	￦	27,885

37. GAINS OR LOSSES ON AFS FINANCIAL ASSETS

Details of gains or losses on AFS financial assets recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Gain on transaction of securities:
Gain on transaction of securities in local currency	￦	660,318	￦	1,217,689
Gain on transaction of securities in foreign currencies		320		5,714

Sub-total		660,638		1,223,403

Impairment gain (loss) on credit loss:
Securities in local currency		(92,017)		(164,853)
Securities in foreign currencies		(6,066)		(19,785)

Sub-total		(98,083)		(184,638)

Total	￦	562,555	￦	1,038,765

38. GAIN (LOSS) ON HTM FINANCIAL ASSETS

There is no gain or loss on HTM financial assets for the years ended December 31, 2012 and 2011, respectively. In addition, details of interest income of HTM financial assets are stated in note 33.

39. IMPAIRMENT LOSS FOR LOANS, OTHER RECEIVABLES, GUARANTEES AND UNUSED COMMITMENTS

Impairment losses for loans, other receivables, guarantees and unused commitments are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Loans:
Bad debt expense	￦	(1,819,397)	￦	(1,694,390)
Reversal of provision for credit loss		4,622		20,706

Sub-total		(1,814,775)		(1,673,684)

Guarantees and commitments:
Provision for guarantees:
Provision for loss on guarantees		(61,186)		(162,679)
Reversal of provision for guarantees		73,378		—

Sub-total		12,192		(162,679)

Provision for unused commitments:
Provision for unused commitments		(24,203)		—
Reversal of provision for unused commitments		710		36,112

Sub-total		(23,493)		36,112

Total	￦	(1,826,076)	￦	(1,800,251)

40. GENERAL AND ADMINISTRATIVE EXPENSES AND NET OTHER OPERATING INCOME (EXPENSE)

(1)	Details of general and administrative expenses are as follows (Unit: Korean Won in millions):

		For the years ended December 31
		2012		2011
Salaries	Short-term salaries	￦	989,579	￦	1,003,246
	Severance benefits-defined benefit		152,162		99,979
	Severance benefits-defined contribution		2,044		2,439
	Termination		54,896		42,907

	Sub-total		1,198,681		1,148,571

Depreciation			123,623		116,245
Other general and administrative expenses	Employee benefits		288,255		251,918
	Reimburse		66,692		59,494
	Travel		5,972		5,666
	Operating promotion expenses		46,109		40,546
	Rent		183,061		168,296
	Maintenance		12,857		11,846
	Advertising expenses		56,072		68,490
	Taxes and public dues		103,428		105,440
	Insurance		2,672		2,712
	Computer related expenses		254,537		239,813
	Service fees		185,158		158,300
	Communications		33,386		27,636
	Printings		9,778		9,999
	Water, light and heating		13,372		12,097
	Supplies		5,925		5,309
	Vehicle maintenance		10,179		8,889
	Other		3,396		2,963

	Sub-total		1,280,849		1,179,414

	Total	￦	2,603,153	￦	2,444,230

(2)	Details of net other operating incomes (expenses) recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Other operating incomes	￦	2,606,533	￦	8,039,840
Other operating expenses		(2,797,718)		(8,581,304)

	￦	(191,185)	￦	(541,464)

(3)	Details of other operating incomes recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Gain on transaction of foreign exchange	￦	2,307,773	￦	7,781,548
Gain on derivatives		39,232		193,374
Gain on fair value hedging derivatives		43,879		4,921
Gain on disposal of loans		121,424		51,910
Others (*)		94,225		8,087

Total	￦	2,606,533	￦	8,039,840

(*)	Income related to ￦91,308 million the Bank is to receive from other creditor financial institutions is included in accordance with the creditor financial institutions committee agreement (Notes 10 and 25).

(4)	Details of other operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Loss on transaction of foreign exchange	￦	1,922,141	￦	7,651,988
Loss on derivatives		49,956		9,882
Loss on fair value hedging derivatives		43,817		200,455
Deposit insurance premium		220,072		207,363
Contribution to miscellaneous funds		307,979		298,683
Export bond insurance fees		136		95
Loss on disposal of loans		127,656		196,187
Others (*)		125,961		16,651

Total	￦	2,797,718	￦	8,581,304

(*)	Expenses related to ￦94,205 million the Bank is to carry out a payment to other creditor financial institutions is included in accordance with the creditor financial institutions committee agreement (Notes 10 and 25).

41. NON-OPERATING INCOMES(EXPENSES)

(1)	Details of other non-operating incomes(expenses) recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Other non-operating incomes	￦	149,304	￦	122,235
Other non-operating expenses		(97,034)		(111,774)

Total	￦	52,270	￦	10,461

(2)	Details of other non-operating incomes recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
dividend income of investment in subsidiaries and associates	￦	30,458	￦	27,669
Rental fee income		16,376		18,180
Gain on transaction of other assets		1,408		10,438
Reversal of impairment of other assets		110		—
Gain on restoration		224		105
Others		100,728		65,843

Total	￦	149,304	￦	122,235

(3)	Details of other non-operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Loss on valuation of investments in subsidiaries and associates	￦	3,522	￦	23,326
Loss on disposal of investments in subsidiaries and associates		—		6,424
Loss on disposition of other assets		338		2,257
Loss on valuation of other assets		1,540		59
Donation		62,952		37,963
Loss on restoration		528		300
Depreciation of investment properties		3,434		3,433
Interest expenses of rent leasehold deposit		2,551		2,615
Expenses on collecting of charge-offs special bonds		8,960		8,612
Others		13,209		26,785

Total	￦	97,034	￦	111,774

42. INCOME TAX EXPENSE

(1)	Details of income tax expense are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Current income tax payable	￦	393,518	￦	466,962
Adjustment recognized in the period for current tax of prior periods		(23,811)		(4,796)
Changes in deferred income taxes due to temporary differences		(167,799)		(1,797)
Changes in deferred income taxes directly in equity		117,885		81,990

Income tax expense	￦	319,793	￦	542,359

(2)	Income tax expense can be reconciled to net income is follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Net income before income tax	￦	1,662,741	￦	2,511,794
Tax calculated at statutory tax rate(*)		401,922		607,828
Adjustments:
Effect on non-taxable income		(32,356)		(37,969)
Effect on non-deductible expense		21,165		33,374
Deferred tax effect from changes in tax rate		—		(10,879)
Consolidated tax return		(40,631)		(45,199)
Adjustment recognized in the period for current tax of prior periods		(23,811)		(4,796)
Others		(6,496)		—

Income tax expense	￦	319,793	￦	542,359

Effective tax rate		19.2%		21.6%

(*)	2012 Tax rates – The corporate tax rate is 11 percent up to KRW 200 million, 22 percent over 200 million to KRW20 billion and 24.2 percent over KRW20 billion.

2011 Tax rates – The corporate tax rate is 11 percent up to KRW200 million and 24.2 percent over KRW 200 million.

(3)	Changes in cumulative temporary differences for the years ended December 31, 2012 and 2011 are as follows (Unit: Korean Won in millions):

	For the years ended December 31, 2012
	Beginning balance		Recognized as income(loss)		Recognized as other comprehensive income(loss)		Ending balance
Loss (gain) on valuation of securities	￦	222,727	￦	(3,309)	￦	—	￦	219,418
Gain (loss) on valuation of derivatives		(155,231)		80,746		—		(74,485)
Accrued income		(64,657)		(2,672)		—		(67,329)
Depreciation of premises and equipment		(4,337)		3,388		—		(949)
Write-off of loans		9,092		(654)		—		8,438
Deferred loan origination costs and fees		(37,645)		(18,242)		—		(55,887)
Accrued expenses		39,998		(540)		—		39,458
Retirement benefit obligation		42,634		33,672		—		76,306
Plan assets		(42,634)		(21,219)		—		(63,853)
Provisions for guarantees		60,156		15,226		—		75,382
Other provision		32,715		5,174		—		37,889
Loss (gain) on valuation of debentures		75,702		(4,943)		—		70,759
Provision for advanced depreciation		(20,878)		—		—		(20,878)
Gain (loss) on valuation of AFS securities		(178,344)		—		110,680		(67,664)
Gain (loss) on overseas business translation		(1,125)		—		6,694		5,569
Other capital surplus		(511)		—		511		—
Others		(101,861)		(36,714)		—		(138,575)

Net deferred tax liabilities	￦	(124,199)	￦	49,913	￦	117,885	￦	43,599

	For the years ended December 31, 2011
	Beginning balance		Recognized as income(loss)		Recognized as other comprehensive income(loss)		Ending balance
Loss (gain) on valuation of securities	￦	145,694	￦	77,033	￦	—	￦	222,727
Gain (loss) on valuation of derivatives		(112,834)		(42,397)		—		(155,231)
Accrued income		(46,645)		(18,012)		—		(64,657)
Depreciation of premises and equipment		(7,329)		2,992		—		(4,337)
Allowance for loan loss		89,120		(89,120)		—		—
Write-off of loans		56,811		(47,719)		—		9,092
Deferred loan origination costs and fees		(27,939)		(9,706)		—		(37,645)
Accrued expenses		23,362		16,636		—		39,998
Retirement benefit obligation		21,811		20,823		—		42,634
Plan assets		(22,729)		(19,905)		—		(42,634)
Provisions for guarantees		44,436		15,720		—		60,156
Other provision		42,373		(9,658)		—		32,715
Loss (gain) on valuation of debentures		35,575		40,127		—		75,702
Provision for advanced depreciation		(18,980)		(1,898)		—		(20,878)
Gain (loss) on valuation of AFS securities		(261,658)		—		83,314		(178,344)
Gain (loss) on overseas business translation		152		—		(1,277)		(1,125)
Other capital surplus		(464)		—		(47)		(511)
Others		(86,753)		(15,108)		—		(101,861)

Net deferred tax liabilities	￦	(125,997)	￦	(80,192)	￦	81,990	￦	(124,199)

(4)	Unrealizable temporary differences are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Temporary differences on hybrid equity securities	￦	(1,889,873)	￦	(1,889,873)
Others		6,365		—

Total	￦	(1,883,508)	￦	(1,889,873)

(5)	Details of deferred tax relating to items that are recognized directly in equity are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Gain (loss) on valuation of AFS securities	￦	(67,664)	￦	(178,344)
Gain (loss) on valuation of investments in associates		—		(511)
Gain (loss) on overseas business translation		5,569		(1,125)

Total	￦	(62,095)	￦	(179,980)

(6)	Current tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Current tax assets	￦	—	￦	—
Current tax liabilities		135,953		205,807

(7)	Deferred tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Deferred tax assets	￦	43,599	￦	—
Deferred tax liabilities		—		(124,199)

Net deferred tax liabilities	￦	43,599	￦	(124,199)

43. EARNINGS PER SHARE (“EPS”)

(1)	Basic EPS is calculated by dividing net income by weighted average number of common shares outstanding (Unit: Korean Won in millions, except for per share amounts)

	For the years ended December 31
	2012		2011
Net income attributable to common shares:
Net income attributable to the controlling equity	￦	1,342,948	￦	1,969,435
Dividend on preferred stock		(56,000)		(56,000)
Dividend on hybrid equity securities		(121,022)		(142,593)

	￦	1,165,926	￦	1,770,842

Weighted average number of common shares outstanding		696 million shares		696 million shares

Basic EPS	￦	1,675	￦	2,544

(2)	Diluted EPS is calculated by reflecting the dilution effect to net income (Unit: Korean Won in millions, except for per share amounts)

	For the years ended December 31
	2012		2011
Diluted net income:
Net income attributable to common shares	￦	1,165,926	￦	1,770,842
Dilution effect of convertible preferred stock		56,000		56,000

	￦	1,221,926	￦	1,826,842

Weighted average number of share for diluted EPS:
Weighted average number of common shares outstanding		696 million shares		696 million shares
Convertible preferred stock		70 million shares		70 million shares

		766 million shares		766 million shares

Diluted EPS	￦	1,595	￦	2,385

Diluted EPS is calculated by adjusting the assumption that all of dilutive potential common shares are converted to common shares, used for the weighted average number of share calculation. The dilutive potential common shares are convertible preferred stock, and to calculate diluted EPS, it is assumed that convertible preferred stocks convert to common shares and the relate dividend is added to net income on common shares.

44. CONTINGENT LIABILITIES AND COMMITMENTS

(1)	Details of guarantee which the Bank has provided for others are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Confirmed guarantee:
Guarantee for debenture issuances	￦	—	￦	135
Guarantee for loans		89,725		220,966
Acceptances		518,435		718,619
Guarantee in acceptances of imported goods		110,171		128,152
Other confirmed guarantees		8,398,853		9,758,324

Sub-total		9,117,184		10,826,196

Unconfirmed guarantee:
Local letter of credit		773,385		934,060
Letter of credit		5,390,746		4,443,547
Other unconfirmed guarantee		2,359,662		3,122,377

Sub-total		8,523,793		8,499,984

Commercial paper purchase commitment and others		2,528,847		3,661,780

Total	￦	20,169,824	￦	22,987,960

(2)	Details of loan commitments and the other commitments which the Bank provided for others are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Loan commitments in local currency	￦	64,368,276	￦	63,666,555
Loan commitments in foreign currency		21,290,453		20,435,288
Securities purchase contract		2,029,637		1,498,686
Non-recourse endorsement notes		4,812,500		7,197,250

Total	￦	92,500,866	￦	92,797,779

(3)	Details of guarantees and the related provisions for guarantees are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Confirmed guarantees	￦	9,117,184	￦	10,826,196
Unconfirmed guarantees		8,523,793		8,499,984
Commercial paper purchase commitments and others		2,528,847		3,661,780

Total		20,169,824		22,987,960

Provisions for guarantees	￦	433,454	￦	460,221
Ratio of provisions to total guarantees		2.15%		2.00%

(4)	Litigation case

The Bank has filed lawsuits as follows (Unit: Korean Won in millions):

	December 31, 2012
	As plaintiff		As defendant
Number of cases		889 case		330 case
Amount of litigation	￦	1,456,296	￦	538,064
Provisions for litigations				9,954

	December 31, 2011
	As plaintiff		As defendant
Number of cases		777 case		179 case
Amount of litigation	￦	975,173	￦	333,177
Provisions for litigations				12,679

The litigations from the electronic reminder (payment orders for unpaid credit card receivables to individuals) are not included on the number of cases as of December 31, 2012 and December 31, 2011, respectively, and there are no significant effects on the financial statements as of December 31, 2012 and December 31, 2011.

The domestic banks refused to refund the cost to put up collateral security to the customers which were determined and mediated by Korean Consumer Agency. In this regard, the Bank was filed 115 lawsuits as of December 31, 2012 and further more lawsuits are expected. The expected outflow of resources of the Bank is not likely to be high hence the Bank has not set up the provision for litigation.

45. RELATED PARTY TRANSACTIONS

Related parties of the Bank and assets and liabilities recognized and major transactions with related parties during the current and prior period are as follows:

(1)	The related parties of the Bank as of December 31, 2012 are as follows:

Related parties
Ultimate controlling party (Government related entity)	Korea Deposit Insurance Corporation (“KDIC”)

Parent	Woori Finance Holdings Co., Ltd. (“WFH”)

Subsidiaries	Woori Credit Information Co., Ltd., Woori America Bank, Woori Global Market Asia Ltd. , Woori Bank China Limited, Zao Woori Bank, Banco Woori Bank do Brasil, P.T. Bank Woori Indonesia, Korea BTL Infrastructure Fund, Woori Fund Service Co., Ltd., Woori Bank Principal and Interest Trust and interest, Kumho Trust 1st Co., Ltd. and 11 SPCs, Haeoreum Short-term Bond 15th and 40 Beneficiary Certificates

Associates	Kumho Tires Co., Ltd., Woori Blackstone Korea Opportunity Private Equity Fund 1, Woori Private Equity Fund, Woori Service Networks Co., Ltd., United PF 1st Corporate financial stability, Korea Credit Bureau Co., Ltd., Korea Finance Security Co., Ltd., LIG E&C Co., Ltd., Hyunjin Co., Ltd., Chin Hung International Inc., Pi City Co., Ltd., Orient Shipyard Co., Ltd., Phoenix Digital Tech Co., Ltd., Poong Lim Industrial Co., Ltd., CNK Co., Ltd.

Other	Woori Financial Co., Ltd., Woori Asset Management Co., Ltd., Woori FIS Co., Ltd., WFG Savings Bank, Woori Private Equity, Woori Aviva Life Insurance Co., Ltd., Kyongnam Bank, Kyongnam Bank Principal and Interest Trust, Kwangju Bank, Kwangju Bank Principal and Interest Trust, Woori F&I Co., Ltd., Woori Asset Management, Kumho Investment Bank, Woori EL Co., Ltd., Woori Investment & Securities Co., Ltd., Woori Futures, Woori Renaissance Holdings Co., Ltd., UP Chemical Co., Ltd., Phoenix Digital Tech Co., Ltd., Seoul Lakeside CC Inc, Hybrid 1st Specialty Inc. and 64 SPEs, Woori Heritage Long-short PEF 1st and 34 beneficiary certificates.

(2)	Assets and liabilities from transactions with related parties are as follows (Unit: Korean Won in millions):

Related party		A title of account	December 31, 2012		December 31, 2011
Ultimate controlling party (Government related entity)	KDIC	Loans	￦	—	￦	1,000,000
		Provision for credit loss		—		(337)
		Other assets		610,872		762,109
		Deposits		344,653		136,916
		Other liabilities		2,182		120
Parent	WFH	Loans		241		483
		Other assets		20,828		2
		Deposits		206,137		38,745
		Other liabilities		167,317		238,161
Subsidiaries	SPCs under consolidation	Loans		137,000		156,088
		Provision for credit loss		(2,939)		(18,684)
		Other assets		15		96
		Deposits		4,576		8,584
		Other liabilities		1		4
	Woori Bank China Limited	Due from banks		12,175		8,227
		Loans		191,817		330,586
		Provision for credit loss		(427)		(435)
		Other assets		637		11
		Other liabilities		13		—
		Borrowings		2,902		—
	Zao Woori Bank	Due from banks		71,013		217,273
		Loans		56,733		51,766
		Provision for credit loss		(151)		(77)
		Other assets		76		118
	Woori Global Market Asia Ltd.	Loans		128,318		134,129
		Provision for credit loss		(314)		(276)
		Other assets		244		256
		Deposits		663		565
	P.T. Bank Woori Indonesia	Due from banks		1,451		1,239
		Loans		42,844		17,300
		Provision for credit loss		(114)		(440)
		Other assets		—		89
		Deposits		117		49
	Woori Credit Information Co., Ltd.	Loans		254		208
		Provision for credit loss		(3)		(3)
		Deposits		16,203		14,548
		Other liabilities		10,632		10,870
	Beneficiary certificates under consolidation	Other assets		39		13
	Woori America Bank	Due from banks		14,263		17,869
	Principal and Interest Trust	Other assets		5,698		7,276
		Other liabilities		1,570		1,516

Related party		A title of account	December 31, 2012		December 31, 2011
Subsidiaries	Woori Fund Service Co., Ltd.	Loans	￦	36	￦	30
		Provision for credit loss		(1)		(1)
		Other assets		—		15
		Deposits		1,153		1,088
		Other liabilities		23		31
	Korea BTL Infrastructure Fund	Other assets		6		—
Associates	Kumho Tires Co., Ltd.	Loans		399,282		422,840
		Provision for credit loss		(33,510)		(51,468)
		Other assets		49,397		26,925
		Deposits		58,298		36,131
		Other liabilities		61		57
	Korea Credit Bureau Co., Ltd.	Loans		2		3
		Deposits		2,003		3,000
		Other liabilities		22		53
	Woori Private Equity Fund	Other assets		9		—
		Deposits		1,678		12,377
		Other liabilities		3		—
	Korea Finance Security Co., Ltd.	Loans		60		45
		Provision for credit loss		—		(1)
		Deposits		4,225		2,638
		Other liabilities		20		23
	Woori Service Networks Co., Ltd.	Loans		19		20
		Provision for credit loss		(1)		(1)
		Deposits		1,645		1,457
		Other liabilities		207		201
	United PF 1st Corporate financial stability	Deposits		9,003		2
		Other liabilities		72		—
	LIG E&C Co., Ltd.	Loans		742		742
		Provision for credit loss		(68)		(70)
		Deposits		1,227		2,408
		Other liabilities		25		47
	Hyunjin Co., Ltd.	Loans		—		313
		Provision for credit loss		—		(313)
		Deposits		6,182		17,477
		Other liabilities		49		233
	Chin Hung International Inc.	Loans		37,788		—
		Provision for credit loss		(30,315)		—
		Deposits		988		—
		Other liabilities		4		—
	Pi City Co., Ltd.	Loans		60,000		—
		Provision for credit loss		(69)		—
		Deposits		199		—

Related party		A title of account	December 31, 2012		December 31, 2011
Associates	Orient Shipyard Co., Ltd.	Other assets	￦	23,346	￦	—
		Provision for credit loss		(1,332)		—
		Deposits		572		—
	CNK Co., Ltd.	Loans		4,422		—
		Provision for credit loss		(868)		—
		Other assets		8		—
		Deposits		98		—
		Other liabilities		7		—
	Poonglim Industrial Co., Ltd.	Loans		43,394		—
		Provision for credit loss		(416)		—
		Deposits		4,558		—
		Other liabilities		70		—
	Phoenix Digital Tech Co., Ltd.	Loans		1,502		—
		Provision for credit loss		(296)		—
		Deposits		8		—
Other	Woori Investment & Securities Co., Ltd. and subsidiaries	Loans		1,523		1,822
		Provision for credit loss		(472)		(342)
		Other assets		5,976		7,660
		Deposits		1,401,715		788,137
		Borrowings		7,555		13,454
		Other liabilities		131,162		142,880
	Kyongnam Bank and subsidiaries	Other assets		105,691		42,659
		Deposits		6,286		5,739
		Borrowings		167		1,409
		Other liabilities		171,415		36,741
	Kwangju Bank	Loans		229		229
		Other assets		11,967		27,904
		Deposits		8,801		8,605
		Borrowings		26,021		28,418
		Other liabilities		4,155		11,770
	Woori F&I Co., Ltd. and subsidiaries	Loans		73		69
		Provision for credit loss		(1)		(1)
		Other assets		5		96
		Deposits		50,444		89,301
		Other liabilities		340		403
	Woori Private Equity and subsidiaries	Loans		20,050		20,054
		Provision for credit loss		(1,443)		(164)
		Other assets		16,527		10,457
		Deposits		19,187		19,301
		Borrowings		1,000		1,000
		Other liabilities		10,748		15,577
	Other subsidiaries of WFH	Loans		50,682		50,510
		Provision for credit loss		(286)		(230)
		Other assets		24		84
		Deposits		33,292		30,202
		Other liabilities		49,341		18,793

Related party		A title of account	December 31, 2012		December 31, 2011
Other	Associates of Woori F&I Co., Ltd.	Deposits	￦	23,459	￦	27,508
		Other liabilities		16		14
	Associates of Woori Private Equity	Loans		11,696		15,777
		Provision for credit loss		(149)		(3,716)
		Deposits		14,505		6,707
		Other liabilities		187		22
	Associates of Woori Investment & Securities Co., Ltd.	Loans		—		11,300
		Provision for credit loss		—		(17)
		Deposits		—		9,292
		Other liabilities		—		14
	Woori Aviva Life Insurance Co., Ltd.	Loans		399		371
		Provision for credit loss		(5)		(3)
		Deposits		132		2,642
		Other liabilities		280		690

(3)	Gain or loss from transactions with related parties are as follows (Unit: Korean Won in millions):

Related party		A title of account	December 31, 2012		December 31, 2011
Ultimate controlling party (Government related entity)	KDIC	Interest income	￦	30,544	￦	63,186
		Interest expense		4,301		7,218
		Bad debt expenses (Reversal of provision for credit loss)		(281)		457
Parent	WFH	Other income		2,273		2,066
		Interest expense		10,983		7,184
		Fees expense		48,913		52,751
		Other expense		183		100
Subsidiaries	SPCs under consolidation	Interest income		378		278
		Fees income		13,959		10,570
		Other income		—		343
		Interest expense		74		113
		Reversal of provision for credit loss		(15,745)		(2,702)
		Other expense		—		1,370
	Woori Credit Information Co., Ltd.	Dividends		2,520		2,520
		Other income		385		387
		Interest expense		511		417
		Fees expense		21,389		19,750
		Reversal of provision for credit loss		—		(28)
	Beneficiary certificates under consolidation	Fees income		34		—
	Korea BTL Infrastructure Fund	Fees income		50		38
		Dividends		28,218		25,082
	Woori Bank China Limited	Interest income		3,747		2,807
		Other income		95		25
		Interest expense		13		18
		Fees expense		—		3
		Reversal of provision for credit loss		(93)		(68)
		Other expense		196
	P.T. Bank Woori Indonesia	Interest income		29		359
		Fees income		1		7
		Fees expense		14		13
		Reversal of provision for credit loss		(440)		(396)
	Principal and Interest Trust	Other income		1,328		2,718
		Interest expense		66		78
	Zao Woori Bank	Interest income		958		760
		Bad debt expenses		74		74
	Woori Global Market Asia Ltd.	Interest income		1,359		1,040
		Bad debt expenses (Reversal of provision for credit loss)		38		(188)
	Woori America Bank	Reversal of provision for credit loss		—		(13)

Related party		A title of account	December 31, 2012		December 31, 2011
Subsidiaries	Woori Fund Service Co., Ltd.	Other incomes	￦	198	￦	—
		Interest expense		40		45
		Bad debt expenses (Reversal of provision for credit loss)		(1)		1
Associates	Kumho Tires Co., Ltd.	Interest income		1,011		1,036
		Fees income		7		1
		Other incomes		22,661		7,215
		Interest expense		114		58
		Fees expense		—		4
		Bad debt expenses (Reversal of provision for credit loss)		(17,957)		3,180
	Korea Finance Security Co., Ltd.	Dividends		55		55
		Interest expense		110		60
		Reversal of provision for credit loss		(1)		(9)
	Korea Credit Bureau Co., Ltd.	Interest expense		70		65
	Woori Service Networks Co., Ltd.	Dividends		7		12
		Other income		15		14
		Interest expense		60		31
		Bad debt expenses (Reversal of provision for credit loss)		—		(3)
	Woori Private Equity Fund and subsidiaries	Fees income		21		—
		Interest expense		49		14
	United PF 1st Corporate financial stability	Interest expense		73		—
		Other expense		—		80,992
	LIG E&C Co., Ltd.	Interest income		—		55
		Fees income		—		2
		Reversal of provision for credit loss		(2)		(360)
		Interest expense		69		111
		Fees expenses		—		6
	Hyunjin Co., Ltd.	Interest income		—		374
		Fees income		—		4
		Reversal of provision for credit loss		(313)		(388)
		Other income		—		4
		Interest expense		246		689
	Chin Hung International Inc.	Fees income		1		—
		Interest expense		44		—
		Bad debt expenses		30,315		—
	Woori Blackstone Korea Opportunity Private Equity Fund 1	Dividends		2,484		—
	Pi City Co., Ltd.	Bad debt expenses		69		—
		Interest expense		9		—

Related party		A title of account	December 31, 2012		December 31, 2011
Other	Orient Shipyard Co., Ltd.	Bad debt expenses	￦	1,332	￦	—
	CNK Co., Ltd.	Interest expense		5		—
		Bad debt expenses		868		—
	Poonglim Industrial Co., Ltd.	Interest expense		137		—
		Bad debt expenses		416		—
	Phoenix Digital Tech Co., Ltd.	Bad debt expenses (Reversal of provision for credit loss)		(3,307)		—
	Other subsidiaries of WFH	Interest income		2,413		648
		Fees income		215		1,815
		Other income		7,600		8,628
		Interest expense		849		822
		Fees expense		75		134
		Bad debt expenses		57		227
		Other expense		223,072		214,536
	Kyongnam Bank and subsidiaries	Other income		22,341		24,203
		Interest expense		13		63
		Other expense		23,081		18,352
	Woori Investment & Securities Co., Ltd. and subsidiaries	Fees income		305		17
		Other income		4,948		12,411
		Interest expense		30,788		1,386
		Fees expense		—		414
		Bad debt expenses		131		336
		Other expense		13,306		4,895
	Woori Private Equity and subsidiaries	Interest income		110		1,299
		Fees income		1		—
		Other income		1,873		1,918
		Interest expense		626		707
		Fees expense		—		11
		Bad debt expenses		1,279		72
		Other expense		4,799		1,512
	Kwangju Bank	Interest income		7		3
		Other income		207		1,972
		Interest expense		1,030		967
		Other expense		282		1,027
	Woori F&I Co., Ltd. and subsidiaries	Fees income		54		53
		Other income		—		193
		Interest expense		1,146		996
		Bad debt expenses		(1)		1
		Other expense		31		315
	Associates of Woori F&I Co., Ltd.	Interest expense		337		332
	Associates of Woori Private Equity	Interest expense		286		142
		Bad debt expenses		36		3,716
	Associates of Woori Investment & Securities Co., Ltd.	Bad debt expenses (Reversal of provision for credit loss)		(10)		17
		Interest expense		—		126

Related party		A title of account	December 31, 2012	December 31, 2011
Other	Woori Aviva Life Insurance Co., Ltd.	Fees income	15,590	14,893
		Other income	148	135
		Interest expense	—	13
		Fees expense	—	25
		Bad debt expenses	2	3

(4)	Guarantees provided to the related parties are as follows (Unit: Korean Won in millions):

	Warranty	December 31, 2012		December 31, 2011
KDIC	Loan commitment	￦	2,000,000	￦	1,000,000
Woori America Bank	Confirmed guarantees in foreign currencies		14,004		12,848
P.T. Bank Woori Indonesia	Confirmed guarantees in foreign currencies		72,715		59,799
Woori Global Market Asia Ltd.	Confirmed guarantees in foreign currencies		21,422		23,066
Woori Bank China Limited	Confirmed guarantees in foreign currencies		83,763		105,271
Zao Woori Bank	Confirmed guarantees in foreign currencies		57,968		57,831
Korea BTL Infrastructure Fund	Securities purchase contract		635,472		212,581
Special purpose entities under consolidation	Loan commitment in local currency		572,400		705,700
Kumho Tires Co., Ltd.	Import credit in foreign currencies		13,922		18,091
	Loan commitment		74,668		42,443
Hyunjin Co., Ltd.	Confirmed guarantees in local currency		—		287
ChinHung International Inc	Import credit in foreign currencies		85		192
	Loan commitment		40,825		40,801
Orient Shipyard Co., Ltd.	Guarantees in foreign currencies		25,959		—
	Guarantee of loan payment		79,412		—
Phoenix Digital Tech Co., Ltd.	Loan commitment		4,994		6,277
Woori Investment & Securities Co., Ltd.	Loan commitment		289,279		283,950
TY Second Asset Securitization Specialty (*)	Confirmed guarantees in local currency (Guarantee for debenture issuances)		—		65
	Loan commitment in local currency		—		119,000
Sempio Food Co., Ltd.(*)	Import credit in foreign currencies		—		575

(*)	TY Second Asset Securitization Specialty and Sempio Food Co., Ltd. are excluded from bank’s related party as of December 31, 2012 because these companies are excluded from related party of Woori Investment & Securities Co., Ltd.

For the guarantee provided to the related parties, the Bank recognized provisions for guarantees amounting to ￦46,874 million and ￦28,340 million, respectively, as of December 31, 2012 and December 31, 2011.

(5)	Details of compensation to key management are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2012		2011
Salaries	￦	2,370	￦	1,330
Severance and retirement benefits		97		160

The main management represents non-executive directors and executive director. As of December 31, 2012 and 2011, loans from transactions with key management are ￦519 million and ￦700 million, respectively. And allowance for these loans and bad debt expense are ￦1,639 million.

46. WOORI FUND SERVICE CO., LTD. AND BUSINESS TRANSFER

In accordance with the Financial Investment Services and Capital Market Act, the Bank launched Woori Fund Service, which was established on April 6, 2011, wholly owned by the Bank, to strengthen the competitiveness of the Bank’s general fund management. The Bank transferred its sector of general fund management to Woori Fund Service, however, the transferred business was not classified as a main business of the Bank or separated business division.

47. CREDIT CARD DIVISION SPIN-OFF PLAN

(1)	As of September 16, 2011, the board of directors of WFH and the Bank decide to spin-off the Bank’s credit card division and set up a new credit card company to be a subsidiary of WFH. Woori Bank had acquired authorization about the spin-off and the operation of credit card business from Financial Services Commission on February 22, 2013. Details of such spin-off are summarized as follows:

Transaction structure:	Equity spin-off
Spin-off company:	Woori Bank (the surviving company)
Woori Card (the new company)
Spin-off schedule:	Date of the general meeting of shareholders for approval of the spin-off	January 25, 2013
	Date of spin-off	March 31, 2013
	The date of registration for spin-off	April 01, 2013

(2)	Details of assets and liabilities transferred from the bank to Woori Card are as follows (Unit: Korean Won in millions):

	December 31, 2012
ASSETS
Cash and cash equivalents	￦	59,178
AFS financial assets		58,283
Loans and receivables		4,211,719
Premises and equipment		4,338
Intangible assets		6,257
Deferred tax assets		46,671
Other assets		33

Total assets	￦	4,386,479

LIABILITIES
Debentures	￦	2,699,022
Provisions		74,621
Other financial liabilities		493,715
Other liabilities		69,121

Total liabilities	￦	3,336,479

Gain (loss) on valuation of Available-for-sale financial assets	￦	15,645

(3)	For the year ended December 31, 2012, the summarized financial information of credit card operating segment is as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2012
OPERATING INCOME:
Net operating income:
(1) Net interest income	￦	839,606
(2) Net fees and commissions income		(338,112)
(3) Other income		6,269

		507,763
Impairment losses for loans and others		129,574
General and administrative expense		193,027

		185,162
NET NON-OPERATING INCOME		(931)

NET INCOME BEFORE INCOME TAX EXPENSE		184,231
INCOME TAX EXPENSE		44,584

NET INCOME	￦	139,647

48. TRUST ACCOUNTS

The financial information of the trust accounts have been prepared in accordance with K-IFRS 5004 ‘trust agent’s trust account’ and enforce regulations for the financial investment industry, which are based on capital market and financial investment business.

(1)	Trust accounts of the Bank are as follows (Unit: Korean Won in millions):

	December 31, 2012				December 31, 2011
	Total assets		Operating revenue		Total assets		Operating revenue
Trust	￦	25,906,917	￦	679,009	￦	22,251,017	￦	520,767

(2)	Significant transactions between the Bank and trust accounts are as follows (Unit: Korean Won in millions):

	2012		2011
	Year ended December 31		Year ended December 31
Revenue:
Trust fees	￦	40,217	￦	32,445
Intermediate termination fees		12		23

Sub-total		40,229		32,468

Expense:
Interest expenses on borrowings from trust accounts		80,185		63,641
Receivables
Trust fees receivables		15,655		15,375
Payables
Borrowings from trust accounts		2,984,379		2,051,972
Accrued interest expenses on borrowings from trust accounts		8,575		6,574

Sub-total	￦	2,992,954	￦	2,058,546

(3)	Trust accounts guaranteeing the repayment of principal and Trust accounts guaranteeing a fixed rate of return on, and the repayment of principal

1)	The carrying value of trust accounts with agreement to guarantee the principal amount or the fixed dividend and the amount that should be covered by the inherent account were as follows (Unit: Korean Won in millions):

	Monetary trusts	December 31, 2012		December 31, 2011
Trust accounts guaranteeing the repayment of principal	Old-age Pension Trusts	￦	7,052	￦	8,811
	Personal Pension Trusts		564,723		594,555
	Pension Trusts		507,573		456,159
	Retirement Trusts		90,963		254,824
	New Personal Pension Trusts		10,093		10,946
	New Old-age Pension Trusts		6,184		8,507

			1,186,588		1,333,802

Trust accounts guaranteeing a fixed rate of return on, and the repayment of principal	Development Trusts		24		25
	Unspecified Money Trusts		874		867

	Sub- total		898		892

	Total	￦	1,187,486	￦	1,334,694

2)	As of December 31, 2012 and December 31, 2011, the amounts that the Bank has to pay by the capital guaranteed contract or the consequences of management for the principal guaranteed agreements are as follows (Unit: Korean Won in millions):

	December 31, 2012		December 31, 2011
Liabilities for the account (subsidy for trust account adjustment)	￦	4	￦	4

Review Report on Internal Accounting Control System (“IACS”)

English Translation of a Report Originally Issued in Korean

To the Chief Executive Officer of

Woori Bank

We have reviewed the accompanying Report on the Management’s Assessment of IACS (the “Management’s Report”) of Woori Bank (the “Bank”) as of December 31, 2012. The Management’s Report, and the design and operation of IACS are the responsibility of the Bank’s management. Our responsibility is to review the Management’s Report and issue a review report based on our procedures. The Bank’s management stated in the accompanying Management’s Report that “based on the assessment of the IACS as of December 31, 2012, the Bank’s IACS has been appropriately designed and is operating effectively as of December 31, 2012, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.”

We conducted our review in accordance with the IACS Review Standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform a review, objective of which is to obtain a lower level of assurance than an audit, of the Management’s Report in all material respects. A review includes obtaining an understanding of a Bank’s IACS and making inquiries regarding the Management’s Report and, when deemed necessary, performing a limited inspection of underlying documents and other limited procedures.

The Bank’s IACS represents internal accounting policies and a system to manage and operate such policies to provide reasonable assurance regarding the reliability of financial statements prepared, in accordance with K-IFRS, for the purpose of preparing and disclosing reliable accounting information. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. In addition, projections of any evaluation of effectiveness of IACS to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that the Management’s Report referred to above is not fairly stated, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.

Our review is based on the Bank’s IACS as of December 31, 2012, and we did not review its IACS subsequent to December 31, 2012. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in the Republic of Korea and may not be appropriate for other purposes or for other users.

February 25, 2013

Report on the Operations of

the Internal Accounting Control System

English Translation of a Report Originally Issued in Korean

To the Board of Directors and Auditor (Audit Committee) of

Woori Bank

I, as the Internal Accounting Control Officer (“IACO”) of Woori Bank (“the Bank”), assessed the status of the design and operations of the Bank’s internal accounting control system (“IACS”) for the year ended December 31, 2012.

The Bank’s management including IACO is responsible for designing and operating IACS. I, as the IACO, assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud, which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS standard for the assessment of design and operations of the IACS.

Based on our assessment on the IACS as of December 31, 2012, the Bank’s IACS has been appropriately designed and is operating effectively as of December 31, 2012, in all material respects, in accordance with the IACS Framework established by the Korean Listed Companies Association.

February 25, 2013

Internal Accounting Control System Officer
Kim, Yang Jin

Chief Executive Officer
Lee, Soon Woo